UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CSW INDUSTRIALS, INC.

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CSW INDUSTRIALS

2024

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

CSW INDUSTRIALS

We drive sustainable growth and long-term shareholder value, with a focus on disciplined capital allocation.

Since Inception:

~770%
total shareholder return[1]

197%
revenue growth[2]

232%
adjusted EBITDA growth[2]

11
acquisitions since public debut[2]

~$193MM
cash returned to shareholders through dividends and share repurchase program[3]

[1] As of June 14, 2024 [2] As of March 31, 2024
[3] As of May 10, 2024

Seeking Sustainable Growth in Shareholder Value

Maintain Our Strong Balance Sheet

Allocate Capital Efficiently

Invest in Organic Growth

Disciplined Acquisition Strategy

Maximize Channels to Market and Increase Market Share

Gold Cigna Healthy Workforce Designation '23

Great Place To Work. Certified MAR 2024-MAR 2025 USA

Forbes 2024 AMERICA'S MOST SUCCESSFUL MIDSIZE COMPANIES

Dear Fellow Shareholder:

On behalf of your Board of Directors, I am pleased to invite you to attend CSW Industrials’ 2024 Annual Meeting of Shareholders. This year’s Proxy Statement highlights our impressive accomplishments in fiscal 2024 and presents the matters for which we are seeking your approval at the 2024 Annual Meeting.

From our inception, we have worked to create a distinctive, employee-focused culture, driven by the conviction that a strong culture forms the foundation upon which enduring success can be built. As we continued to demonstrate in fiscal 2024, we remain committed to a culture of diversity, inclusion, and respect, characterized by recruiting and retaining great talent, offering rewarding careers with the opportunity for a secure and dignified retirement, and recognizing team members who excel. Our team members drive our success daily because they understand that how we succeed matters.

In fiscal 2024, we delivered record results across the board, highlighted by organic and inorganic growth, expanded margins, and robust cash flow. While certain key end markets were challenged throughout the year, we continued to outperform the markets we serve and delivered our seventh consecutive year of increases in revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”). Moreover, we again executed on all elements of our capital allocation strategy, efficiently allocating capital on a risk-adjusted returns basis. This ultimately resulted in record growth in shareholder value.

We believe this year’s Proxy Statement continues to demonstrate our consistent commitment to sound governance practices and enhanced disclosure and transparency. We are pleased to share this important information with you.

Your vote is very important to us and to our business, so I encourage you to vote before the meeting. You may vote online, by telephone, or by signing and returning your proxy card by mail, so that your shares will be represented and voted at the meeting. You can find instructions on how to vote on page 4.

I hope that you participate in the meeting. Thank you in advance for voting and for your continued support of CSW Industrials.

Very truly yours,

Joseph B. Armes Chairman, CEO and President

Notice of 2024 Annual Meeting of Shareholders

August 15, 2024

10:00 a.m., Central Time

Virtual Meeting

www.virtualshareholdermeeting.com/CSWI2024

This Notice, the accompanying Proxy Statement, our Annual Report on Form 10-K for the year ended March 31, 2024, and the form of proxy card or the Notice of Internet Availability of Proxy Materials, are first being mailed to shareholders on or about July 1, 2024 to shareholders of record of the Company’s common stock as of the close of business on June 24, 2024.

At the Annual Meeting, shareholders will vote on the following matters:

•  the election of nine director nominees to serve a one-year term expiring at the 2025 annual meeting of shareholders;

•  the approval, on an advisory basis, of the Company’s executive compensation, or the “Say on Pay” vote;

•  the approval of the Company’s 2024 Equity and Incentive Compensation Plan;

•  the ratification of Grant Thornton LLP’s appointment to serve as our independent registered public accounting firm for fiscal year 2025; and

•  the transaction of any other business properly presented at the Annual Meeting.

The accompanying Proxy Statement contains other important information that you should read and consider before you vote. For additional related information, please refer to the “Important Notice Regarding the Availability of Materials for the Shareholder Meeting to be held on August 15, 2024” in the accompanying Proxy Statement.

Your vote is important. Even if you plan to attend the Annual Meeting, your prompt cooperation in voting in advance is greatly appreciated. Thank you in advance for voting and for your support of the Company.

By Order of the Board of Directors,

Luke E. Alverson

Senior Vice President,

General Counsel and Secretary

July 1, 2024

VOTE IN ONE OF FOUR WAYS:
Internet Visit the website shown on the Notice of Internet Availability of Proxy Materials or proxy card
By Telephone Call the telephone number shown on your proxy card
By Mail Complete, sign, date and return your proxy card in the envelope provided
At The Meeting Visit www.virtualshareholdermeeting.com/CSWI2024 and follow the instructions.
If your shares are held by a bank, broker or other holder of record, please refer to their instructions to see which voting methods are available to you.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD AUGUST 15, 2024: This Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

| 2024 Proxy Statement	i

Our Company

Investment Thesis

Sustained multi-year revenue growth	Consistently demonstrating growth in excess of end markets served • Total revenue CAGR of 17.8% from FY19 through FY24 • Organic revenue CAGR of 10.1% from FY19 through FY24
Robust margin profile	Robust margin profile provided by niche products, applications, and solutions • 43.6% adjusted gross profit margin annual average FY19 - FY24 • 22.7% adjusted EBITDA margin annual average FY19 - FY24
Strong balance sheet and financial results

Strong financial position supports incremental organic and inorganic growth

•   ~0.7x leverage (Debt/EBITDA), ~$356MM liquidity at 3/31/24

•   $200.0MM adjusted EBITDA, and 25.2% adjusted EBITDA margin in FY24

Experienced leadership team	Demonstrated track record of leading public companies • Dedicated to enhancing shareholder value • Committed to exemplifying CSWI’s culture and values
Driving long-term shareholder value

Disciplined and strategic capital allocation policy enhances shareholder value

•   ~$610MM cumulative investment in acquisitions completed FY16 through FY24

•   ~$190MM cash returned to shareholders since 3Q18, in the form of dividends and share repurchases

•   ~770% total shareholder return since inception

| 2024 Proxy Statement	1

Our Company

Fiscal 2024 Financial Highlights

Fiscal 2024 Financial Highlights

Our stated approach to driving sustainable growth and long-term shareholder value once again enabled us to deliver record results in fiscal 2024. These results were achieved against a backdrop of challenging key end markets and ultimately surpassed the impressive results of the prior year. Throughout fiscal 2024, we efficiently allocated capital on a risk-adjusted returns basis, grew our operating results to record levels, drove cash flow conversion, and delivered record growth in shareholder value. Importantly, we achieved all of this while remaining committed to our distinctive employee-centric culture, where we are committed to diversity, inclusion, and respect and focus on recruiting and retaining great talent, offering rewarding careers, and recognizing team members who excel while providing the opportunity for a safe, secure, and dignified retirement.

Financial and Operational Performance

We achieved the following financial results in fiscal 2024 (comparisons to fiscal 2023):
Revenues $792.8m +4.6%	Adjusted EBITDA* $200.0m +14.9%
Adjusted EPS* $7.01 +13.1%	Operating Cash Flow $164.3m +35.2%
* EBITDA is comprised of earnings (net income) before interest, taxes, depreciation and amortization. Please see GAAP and Non-GAAP Reconciliations in Exhibit B.

2	| 2024 Proxy Statement

Our Company

Governance Highlights

Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Board Independence	• Eight of our nine director nominees are independent • Our CEO is our only management director

Board Composition

•  All board members are elected annually

•  The Board annually assesses and evaluates its performance and the performance of its committees

•  The Nominating & Corporate Governance Committee leads the full Board in considering board member competencies in light of Company strategy

•  Our Corporate Governance Guidelines maintain an age-based retirement limit for directors at age 73

•  Our directors have a diverse mix of backgrounds, qualifications, skills and experiences that we believe contribute to a well-rounded Board that is positioned to effectively oversee our strategy

•  33% of our director nominees are female and/or diverse following recent director appointments for succession planning purposes, and we have a plan to increase our diversity

Board Committees	• We have three committees — Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors

Leadership Structure

•  Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•  Our lead independent director chairs executive sessions of the independent directors, among other duties

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (ESG) Program

Risk Oversight

•  Our Board is responsible for enterprise risk oversight and has committees designated to oversee specific key risks

•  Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (ERM) Program for the assessment and mitigation of key risks

Open Communication

•  We encourage open communication and strong working relationships among the lead independent director, Chairman and other directors

•  Our directors have direct and unrestricted access to management and other employees

Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

| 2024 Proxy Statement	3

Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Information About the Annual Meeting (page 84)

Time and Place

Time and Date 10:00 a.m., Central Time Thursday, August 15, 2024	Location Via live webcast at www.virtualshareholdermeeting.com/CSWI2024	Record Date June 24, 2024

How to Vote

Via the Internet Visit the website shown on the Notice of Internet Availability of Proxy Materials or proxy card	By Telephone Call the telephone number shown on your proxy card	By Mail Complete, sign, date and return your proxy card in the envelope provided	At the Meeting Visit www.virtualshareholdermeeting.com/ CSWI2024

Voting Matters

Proposal	Board’s Recommendation	Page Reference

1. Election of Directors	FOR each Director Nominee	9

2. Advisory Vote on Executive Compensation	FOR	31

3. Approval of 2024 Equity and Incentive Compensation Plan	FOR	71

4. Ratification of Auditors	FOR	79

We may also transact any other business that may properly come before the Annual Meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration other than the matters described in this Proxy Statement.

4	| 2024 Proxy Statement

Proxy Summary

Shareholder Engagement

Shareholder Engagement

We are actively engaged with our investors. Our senior leaders participate in numerous industry and analyst conferences throughout the year, and we have dedicated resources to engage with all shareholders through a variety of mediums. This focus on engagement was again demonstrated in the context of executive compensation matters, which is discussed further within the “Compensation Discussion and Analysis” section of this Proxy Statement. The table below summarizes our engagement efforts in fiscal 2024.

In fiscal 2024, we met with investors representing	How we engage with investors	Topics regularly discussed with investors
57% of our outstanding shares

We engage with analysts and shareholders through investor and analyst conferences, quarterly earnings calls, our investor relations website, and individual visits, meetings, and calls

We regularly report our investors’ views, comments, and concerns to our Board of Directors, and all of our Board committees consider these perspectives in conducting committee business

•   Capital allocation

•   Strategy and risk management

•   Macro trends and long-term outlook

•   Financial performance

•   Segment performance

•   Corporate governance

•   Senior leadership team

•   Margin leverage

•   Executive compensation

•   ESG and sustainability matters

79% of our actively held shares
80% of our top 20 active investors

Board of Directors Highlights (page 10)

All nine of our current board members are nominated for re-election at the Annual Meeting. As shown below, our nine director nominees strengthen our Board with their varied professional backgrounds and experiences.

| 2024 Proxy Statement	5

Proxy Summary

Board of Directors Highlights

Director Nominees

					Committee Memberships

Name	Age	Director Since	Occupation	Independent	Audit	Comp & Talent Dev	Nom & Gov

Joseph B. Armes	62	2015	Chairman, CEO and President, CSW Industrials, Inc.

Darron K. Ash	59	2024	CEO, Sammons Enterprises, Inc.	●		●

Michael R. Gambrell	70	2015	Former EVP, The Dow Chemical Company	●		●

Bobby Griffin	57	2021	Chief Diversity, Equity & Inclusion Officer, Rockwell Automation	●		●	●

Terry L. Johnston	66	2017	Former EVP and COO, Commercial Segment, Lennox International	●	●		●

Linda A. Livingstone, Ph.D.	64	2015	President, Baylor University	●		●	●

Anne B. Motsenbocker	62	2022	Former Managing Director, J.P. Morgan Chase	●		●

Robert M. Swartz (Lead Independent Director)	72	2015	Former EVP and COO, Glazer’s Inc.	●	●		●

J. Kent Sweezey	71	2016	Founding Partner, Turnbridge Capital, LLC	●	●

Denotes Chair

6	| 2024 Proxy Statement

Proxy Summary

Executive Compensation Highlights

Executive Compensation Highlights (page 34)

Executive Compensation Program Objectives and Elements

Our executive compensation program is designed for one purpose: to support and enable execution of CSWI’s growth strategy. To accomplish this purpose, we have adopted the following key executive compensation objectives:

Align Long-Term Executive and Shareholder Interests	Reward Current Performance	Drive Future Performance	Attract and Retain Key Leaders

Our executive compensation program is composed of the following foundational elements to accomplish our objectives:

Pay Element	Form	Compensation Objective Addressed

Base Salary	Cash	Reward Current Performance

Attract and Retain

Annual Incentive	Performance Cash Opportunity	Shareholder Alignment

Reward Current Performance

Attract and Retain

Long-Term Equity Incentive	Performance Shares	Shareholder Alignment

	NEO average target grant value	Drive Future Performance
Attract and Retain

	Restricted Stock	Shareholder Alignment

	NEO average target grant value	Drive Future Performance
Attract and Retain

| 2024 Proxy Statement	7

Proxy Summary

Executive Compensation Highlights

Fiscal 2024 Executive Target Compensation Mix

The Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices in furtherance of our objectives. The following table summarizes these practices.

What We Do	What We Don’t Do

Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted

Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross ups

Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without shareholder approval

Have double trigger requirements on cash payments following a change in control	No perquisites offered, other than those generally provided to all employees

Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards

Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans

Engage an independent compensation consultant	No supplemental executive retirement plans

Maintain an incentive compensation “clawback” policy

8	| 2024 Proxy Statement

Proposal 1:

Election of Directors

The Company’s Board currently consists of nine directors. The Board has nominated Joseph Armes, Darron Ash, Michael Gambrell, Bobby Griffin, Terry Johnston, Linda Livingstone, Anne Motsenbocker, Robert Swartz, and Kent Sweezey, whose terms of office are expiring at this 2024 Annual Meeting, to serve a one-year term that will expire at the 2025 annual meeting of shareholders.

All nominees were elected by shareholders at the 2023 annual meeting, except for Mr. Ash, who was appointed as a director in June 2024. Biographical information regarding the nominees is provided on the following pages.

Required Vote and Recommendation

Our Bylaws provide that, in an uncontested election, each director nominee be elected by a majority of the votes cast in person or represented by proxy. This means that the number of shares cast “for” a nominee’s election must exceed the number of votes “withheld” from that nominee. If this were a contested election, the directors would be elected by a plurality of the votes cast, meaning the nominees receiving the largest number of “for” votes would be elected. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

Our Corporate Governance Guidelines provide that in an uncontested election, any incumbent director who does not receive the affirmative vote of a majority of the votes cast must tender his or her resignation promptly after such election. The remaining independent directors of the Board, giving due consideration to the best interests of CSWI and our shareholders, will then evaluate the relevant facts and circumstances and make a decision, within 30 days after election results are certified, on whether to accept the tendered resignation. The Board will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the tendered resignation. The Board may fill any vacancy resulting from a director’s accepted resignation.

The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” the election of these nominees unless you instruct otherwise or you withhold authority to vote for any one or more of the nominees. If any director is unable to stand for re-election, the Board may reduce the number of directors or choose a substitute nominee. The nominees have indicated their willingness to serve as directors, and we have no reason to believe the nominees will not be able to stand for re-election.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES TO SERVE AS DIRECTORS.

| 2024 Proxy Statement	9

Proposal One: Election of Directors

Nominees for Election

Nominees for Election

	89% Independence	33% Diversity	6.1 Tenure	64.8 Age
8/9		3/9 gender or racially diverse	6/9 Five or more years	2/9 59 and under 3/9 60-64 1/9 65-69 3/9 70-73

What We Look for in Director Candidates

Before considering director nominee candidates, the Nominating & Corporate Governance Committee (“N&CG Committee”) assesses whether the Board’s current size and composition are appropriate and whether any vacancies on the Board are expected due to retirement, age limits or other factors. If additional directors are needed or vacancies are anticipated or otherwise arise, the N&CG Committee utilizes a variety of methods for identifying and evaluating possible nominees.

The Company’s Corporate Governance Guidelines establish the criteria for board membership. As a starting point, the N&CG Committee assesses a director candidate’s judgment, skill, diversity, integrity, experience with business and other organizations of comparable size, and the interplay of the candidate’s experience with the experience of current board members. In evaluating these characteristics, and including diversity, the Board considers individual qualities and attributes, such as educational background, professional skills, business experience, and cultural viewpoint, as well as more categorical diversity metrics, such as race and ethnicity, gender, and age. The Board considers whether this evaluation process is effective in promoting diversity during its annual self-assessment process.

How We Identify Director Candidates

The Board considers various potential director candidates who come to the Board’s attention through professional search firms, current Board members, shareholders or other sources. A shareholder who wants to recommend a candidate for election to the Board should submit a written notice, as required by the Company’s Bylaws, including the candidate’s name and qualifications to our Corporate Secretary, who will refer the recommendation to the N&CG Committee. The N&CG Committee facilitates the director candidate evaluation process and may require any shareholder-recommended candidate to furnish such other information as may reasonably be required to determine the candidate’s eligibility or to assist in evaluating the candidate. The N&CG Committee also may require the submission of a fully completed and signed questionnaire for directors and executive officers on the Company’s standard form and a written consent by the shareholder-recommended candidate to serve as a director, if so elected.

All identified candidates, including shareholder-recommended candidates, are evaluated by the N&CG Committee and the full Board using generally the same methods and criteria, although those methods and criteria may vary from time to time depending on the N&CG Committee’s and the full Board’s assessment of the Company’s needs and current situation.

10	| 2024 Proxy Statement

Proposal One: Election of Directors

Nominees for Election

Nominee Skill Sets

Executive Leadership

Finance/Accounting

Industry/End Market Knowledge

Corporate Development & Strategy

Risk Management

Cybersecurity and Information

Global Business

Sales & Marketing

Corporate Governance

Human Capital Management
= Experience
= Expertise

| 2024 Proxy Statement	11

Proposal One: Election of Directors

Nominees for Election

Board Diversity

Nasdaq listing rules require the Company to present the Board’s diversity statistics. The Board Diversity Matrix below presents the Board’s current diversity statistics in the format prescribed by Nasdaq rules. As reflected in the matrix, Dr. Livingstone and Ms. Motsenbocker are female, and Mr. Griffin is African-American or Black.

Board Diversity Matrix (As of June 30, 2024)

Total Number of Directors: 9

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	2	7	0	0

Part II: Demographic Background

African-American or Black	0	1	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	0	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	6	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

In June 2024, the Board expanded the number of directors to nine and appointed Mr. Ash to fill the vacancy, all as part of the Board’s long-term succession planning processes. Consistent with how the Board has prepared for and addressed age-based director retirements under the Company’s Corporate Governance Guidelines in the past, these actions came in anticipation of several upcoming age-based director retirements, the next of which will occur at next year’s annual meeting with Mr. Swartz. The Board continues to value the diversity of its directors and recognizes that these succession planning actions have reduced the Board’s gender and racial diversity percentages in the near term. However, the Board expects this effect will be temporary, as the occurrence of anticipated age-based retirements and future director recruiting efforts will alter the Board’s demographics and ultimately increase the diversity of its directors.

12	| 2024 Proxy Statement

Proposal One: Election of Directors

Nominees for Election

Nominee Biographies

Joseph B. Armes

Chairman, CEO and President, CSW Industrials

Professional Highlights

Mr. Armes has served as Chief Executive Officer and Chairman of the Board of the Company since September 2015, and as President of the Company since February 2018. Prior to the Company’s spin-off in September 2015 from Capital Southwest Corporation, Mr. Armes served as the Chief Executive Officer and President of Capital Southwest Corporation from June 2013 to September 2015, and as Chairman of the Board from January 2014 through August 2017.

Key Skills and Qualifications

We believe Mr. Armes is well qualified to serve as a director due to his position as the Company’s Chief Executive Officer, which provides the Board with knowledge of the Company’s day-to-day operations. Mr. Armes also has broad executive and board leadership experience, finance and accounting expertise, compliance and governance expertise, and corporate development experience, all of which support the Company’s strategic growth plans.

Other Public Company Directorships

•   Switchback Energy Acquisition Corp. (2019-2021)

•   RSP Permian, Inc. (2013-2018)

•   Capital Southwest Corporation (2013-2017)

Age: 62 Director Since: September 2015 CSWI Board Committee(s): • None

Darron K. Ash

CEO, Sammons Enterprises, Inc.

Professional Highlights

Mr. Ash has served as Chief Executive Officer of Sammons Enterprises, Inc., a diverse global holding company, since January 2023. Mr. Ash joined Sammons Enterprises in June 2006 as its Chief Financial Officer, and in June 2015 was appointed to the Executive Committee of Sammons Enterprises’ board of directors, on which he continues to serve. Since June 2015, Mr. Ash has also served as Chairman and Chief Executive Officer of Sammons Industrial, which is the parent company of Sammons Enterprises’ industrial investments and operating companies. Mr. Ash began his career in public accounting, and prior to joining Sammons Enterprises, he served in financial leadership roles in the private equity, consumer products manufacturing, professional services, and real estate sectors.

Key Skills and Qualifications

We believe Mr. Ash is well qualified to serve as a director due to his executive and board leadership experience and his deep financial and operational expertise. Mr. Ash’s experience and expertise leading complex, global organizations, as well has his corporate development experience and investment acumen, provides the Board with unique insight into the Company’s growth opportunities and positions him well to support the Company’s growth strategy and manufacturing optimization focus.

Age: 59 Director Since: June 2024 INDEPENDENT CSWI Board Committee(s): • Compensation & Talent Development

| 2024 Proxy Statement	13

Proposal One: Election of Directors

Nominees for Election

Michael R. Gambrell

Former EVP, The Dow Chemical Company

Professional Highlights

Mr. Gambrell had a 37-year career at The Dow Chemical Company, a publicly traded chemicals company (now Dow, Inc.), most recently serving as an Executive Vice President and an advisor to the Chairman and CEO of Dow. During his time at Dow, Mr. Gambrell served on the company’s Executive Leadership Committee, Strategy Board, Sustainability Team, and Geographic Leadership Council, and he was an ex officio member of the Board’s Environment, Health and Safety Committee. In 2012, Mr. Gambrell founded GamCo, LLC, a privately-held company providing advisory services to public, private equity, and start-up companies as well as non-profit organizations. He served as Chairman of the Campbell Institute from 2012 to 2015, and as a director and member of the Executive Committee and Strategic Planning Committee of the National Safety Council from 2011 to 2015.

Key Skills and Qualifications

We believe Mr. Gambrell is well qualified to serve as a director due to his executive and board leadership experience and his extensive knowledge of the chemicals industry, which provide a global perspective and deep understanding of the Company’s products, customers, end markets, competitive landscape, and operational challenges and opportunities. In addition, Mr. Gambrell has extensive corporate development experience and integration expertise, as well as knowledge and experience in addressing health, safety and environmental issues, which provides the Board unique insight into the Company’s strategic growth plans.

Other Public Company Directorships

•   TRW Automotive Inc. (2007-2015)

Age: 70 Director Since: September 2015 INDEPENDENT CSWI Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance (Chair)

Bobby Griffin

Chief Diversity, Equity & Inclusion Officer,
Rockwell Automation

Professional Highlights

Mr. Griffin has served as Chief Diversity, Equity & Inclusion Officer of Rockwell Automation, Inc. since February 2021. Prior to that role and beginning in 2017, Mr. Griffin served as Vice President of Diversity and Inclusion at CBRE Group, Inc., and prior to that served as Global Director of Diversity and Inclusion at Flowserve Corporation. Additionally, Mr. Griffin held various human resources and business partner leadership positions in Fortune 100 companies, including Coca-Cola Enterprises and Merck & Co.

Key Skills and Qualifications

We believe Mr. Griffin is well qualified to serve as a director due to his notable expertise in corporate culture, organizational health, diversity & inclusion, talent management, leadership development, and compensation and benefits, which provides the Board a valuable perspective on the Company’s core values and employee-centric culture. His experience also provides strategic insight into the Company’s leadership development, human capital management, and organizational design opportunities in support of the Company’s strategic growth plans.

Age: 57 Director Since: December 2021 INDEPENDENT CSWI Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance

14	| 2024 Proxy Statement

Proposal One: Election of Directors

Nominees for Election

Terry L. Johnston

Former EVP & COO, Commercial Segment,
Lennox International

Professional Highlights

Mr. Johnston was Executive Vice President and Chief Operating Officer of the Commercial Segment of Lennox International Inc., a leading international provider of heating and cooling systems and technologies for residential and commercial applications, from 2013 until October 2019. Before assuming that position, Mr. Johnston held roles of increasing responsibility with Lennox International from the time he joined the company in 2001. Prior to his time with Lennox International, Mr. Johnston spent 20 years with General Electric Company, serving primarily in marketing and commercial leadership roles.

Key Skills and Qualifications

We believe Mr. Johnston is well qualified to serve as a director due to his executive leadership experience and extensive knowledge of the Company’s served industrial markets. In addition, Mr. Johnston has extensive global experience, strategic planning experience, and operational and commercial expertise, which provides the Board with a global perspective and positions him well to support the Company’s growth strategy and manufacturing optimization focus.

Age: 66 Director Since: January 2017 INDEPENDENT CSWI Board Committee(s): • Audit • Nominating & Corporate Governance

Linda A. Livingstone, Ph.D.

President, Baylor University

Professional Highlights

Dr. Livingstone is President of Baylor University, a position she has held since June 2017. From August 2014 through May 2017, she served as Dean of The George Washington University School of Business, and she previously served as Dean of the Graziadio School of Business and Management at Pepperdine University for twelve years. Dr. Livingstone began her academic career at Baylor University, where she served for eleven years as an Assistant and then Associate Professor of Management, which included serving for four years as Associate Dean for Graduate Programs. Dr. Livingstone currently serves on the board of directors and as a member of the Executive Committee for each of the American Council on Education and the Big 12 Conference. She also serves on the NCAA Board of Governors and the NCAA Division 1 board of directors, as well as the board of directors of Independent Colleges and Universities of Texas.

Key Skills and Qualifications

We believe Dr. Livingstone is well qualified to serve as a director due to her extensive executive leadership experience, as well as experience as an administrator and educator in the field of business administration, all of which provide the Board a valuable perspective on organizational development, corporate governance, information security, executive compensation and leadership development matters.

Age: 64 Director Since: September 2015 INDEPENDENT CSWI Board Committee(s): • Compensation & Talent Development • Nominating & Corporate Governance

| 2024 Proxy Statement	15

Proposal One: Election of Directors

Nominees for Election

Anne B. Motsenbocker

Former Managing Director, J.P. Morgan Chase

Professional Highlights

Ms. Motsenbocker is a former Managing Director of J.P. Morgan Chase, a global financial services company. She retired from J.P. Morgan Chase in February 2021 after a 36-year career with the firm, serving most recently as Managing Director and functional CEO of the Southwest Region of the Commercial Bank. Prior to that position, she held roles of increasing responsibility at J.P. Morgan Chase, including National Head of Multinational Corporations, President of Dallas Region Middle Market Bank, and Head of the Dallas Region of the Private Bank. From 2016 to 2022, Ms. Motsenbocker was a director of Children’s Health System of Texas, where she served as the chair of the HR and Compensation Committee and as a member of the Audit Committee. She also serves on the boards of the National Kidney Foundation, United Way Foundation of Metropolitan Dallas, NACD North Texas Chapter, and Economic Mobility Systems.

Key Skills and Qualifications

We believe Ms. Motsenbocker is well qualified to serve as a director due to her executive and board leadership experience and her strategic and financial acumen. Ms. Motsenbocker’s extensive experience in advising companies in the development and implementation of capital strategies, managing risk, achieving operational excellence, and growing organically and inorganically positions her well to support the Company’s strategic growth plans.

Other Public Company Directorships

•   U.S. Physical Therapy, Inc. (2022-Present)

Age: 62 Director Since: June 2022 INDEPENDENT CSWI Board Committee(s): • Audit (Chair) • Compensation & Talent Development

Robert M. Swartz

Former EVP & COO, Glazer’s, Inc.

Professional Highlights

From January 2011 until June 2016, Mr. Swartz served as the Executive Vice President and Chief Operating Officer for Glazer’s, Inc., a privately-held distributor of wines and spirits, prior to Glazer’s combination with Southern Wine and Spirits. For the remainder of 2016, Mr. Swartz oversaw the integration of the combined company, Southern Glazer’s Wine and Spirits of America. Since January 2017, Mr. Swartz has served as a member of the Board of Managers of Glazer’s Beer & Beverage, LLC. Since 2018, Mr. Swartz has been a partner in Northaven Capital Partners, a lower middle market private equity firm focused on businesses headquartered in the southwestern U.S. He also serves as an operating partner with Concentric Equity Partners and is active in several investments within service and distribution industries. Additionally, Mr. Swartz served in various executive positions at Centex Corporation from 1999 to 2007. Mr. Swartz has served as the Company’s Lead Independent Director since September 2015.

Key Skills and Qualifications

We believe Mr. Swartz is well qualified to serve as a director due to his experience and expertise in corporate development, finance, and accounting. Mr. Swartz also has extensive executive and board leadership experience as well as deep operational expertise that provides the Board with insight into the Company’s operations and leadership development opportunities.

Other Public Company Directorships

•   Resolute Energy Corporation (2009-2015)

Age: 72 Director Since: September 2015 INDEPENDENT CSWI Board Committee(s): • Audit • Nominating & Corporate Governance

16	| 2024 Proxy Statement

Proposal One: Election of Directors

Nominees for Election

J. Kent Sweezey

Founding Partner, Turnbridge Capital, LLC

Professional Highlights

Mr. Sweezey is a founding partner of Turnbridge Capital, LLC, an energy services, equipment and infrastructure-focused private equity firm, which was founded in 2008. Prior to co-founding Turnbridge Capital, Mr. Sweezey served as the Managing Partner of Centre Southwest Partners, LLC, a middle-market private equity firm focused primarily on energy services and equipment-related investments. Prior to his time with Centre Southwest Partners, Mr. Sweezey was with Donaldson, Lufkin & Jenrette (“DLJ”) and its successor firm, Credit Suisse First Boston, where he focused on transactions in the energy sector, as well as in the consumer products, building products, and manufacturing sectors. Mr. Sweezey was also involved in DLJ’s early principal investing activities through its investments in Seven-Up Company, Dr Pepper/Seven-Up Companies, and Dr Pepper Bottling Company of Texas, where he served on the board of directors from 1989 to 1999.

Key Skills and Qualifications

We believe Mr. Sweezey is well qualified to serve as a director due to his executive leadership experience, strategic acquisition and financial expertise, and governance expertise. His extensive experience in corporate development matters positions him well to support the execution of the Company’s growth strategy and capital allocation plans.

Age: 71 Director Since: December 2016 INDEPENDENT CSWI Board Committee(s): • Audit • Compensation & Talent Development (Chair)

Board Independence

Our Corporate Governance Guidelines require that a majority of our directors satisfy applicable independence requirements set forth in Nasdaq listing rules and under applicable law. Only those directors who have no material relationship with the Company (except in their role as a director) are deemed independent. The Board has determined that, other than Mr. Armes, who is the Company’s Chairman, Chief Executive Officer and President, each member of the board meets the independence standards set forth in the applicable rules of the Securities and Exchange Commission (the “SEC”) and Nasdaq.

| 2024 Proxy Statement	17

Corporate Governance

Governance Highlights

Our Board of Directors is committed to sound governance practices, including the following:

Board Independence	• Eight of our nine director nominees are independent • Our CEO is our only management director

Board Composition

•  All board members are elected annually

•  The Board annually assesses and evaluates its performance and the performance of its committees

•  The Nominating & Corporate Governance Committee leads the full Board in considering board member competencies in light of Company strategy

•  Our Corporate Governance Guidelines maintain an age-based retirement limit for directors at age 73

•  Our directors have a diverse mix of backgrounds, qualifications, skills and experiences that we believe contribute to a well-balanced Board that is positioned to effectively oversee our strategy

•  33% of our director nominees are female and/or diverse following recent director appointments for succession planning purposes, and we have a plan to increase our diversity

Board Committees	• We have three committees – Audit; Compensation & Talent Development; and Nominating & Corporate Governance • All committees are composed entirely of independent directors

Leadership Structure

•  Our Board has a lead independent director that works closely with our Chairman, CEO and President in fulfilling responsibilities and duties

•  Our lead independent director chairs executive sessions of the independent directors, among other duties

Environmental, Social & Governance Oversight	• Our Nominating & Corporate Governance Committee oversees our Environmental, Social & Governance (ESG) Program

Risk Oversight

•  Our Board is responsible for enterprise risk oversight and has committees designated to oversee specific key risks

•  Our Audit Committee oversees administration of the Company’s Enterprise Risk Management (ERM) Program for the assessment and mitigation of key risks

Open Communication

•  We encourage open communication and strong working relationships among the lead independent director, Chairman and other directors

•  Our directors have direct and unrestricted access to management and other employees

Stock Ownership	• Our directors and executive officers are subject to robust stock ownership requirements

Board and Committee Structure

Board Leadership Structure

The Board’s current leadership structure is characterized by:

•	An engaged, qualified and independent board;

•	A combined Chairman of the Board and Chief Executive Officer;

•	An independent, highly experienced lead independent director with well-defined responsibilities that support and facilitate the Board’s oversight responsibilities; and

•	A strong committee structure consisting entirely of independent directors with well-defined authority and risk oversight responsibilities.

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Corporate Governance

Board and Committee Structure

The Board has appointed Mr. Swartz as the lead independent director of the Board. The lead independent director serves an important leadership and oversight role by providing input on the Board’s annual schedule and collaborating with the Chairman and CEO on the agendas for all board meetings. Additionally, the lead independent director provides support and advice to the Chairman and CEO, reinforcing the CEO’s reporting relationship and accountability to the Board.

The Board believes it is important to retain flexibility to allocate the responsibilities of the positions of Chairman of the Board and Chief Executive Officer in a manner that it believes is in the best interests of the Company and its shareholders. The Board does not have a policy mandating that the Chief Executive Officer should or should not also serve as Chairman. Rather, the Board considers this issue as part of the CEO succession planning process, and the decision is based on its evaluation of current circumstances and the needs of the Company at the time it is considering candidates for the CEO role. Based on Mr. Armes’ significant knowledge of the Company, the Board has concluded that combining the roles of Chairman and Chief Executive Officer, along with the presence of a strong lead independent director, is in the best interests of the Company and its shareholders at this time to promote the pursuit of the Company’s business objectives and strategic growth plans.

Lead Independent Director Responsibilities
• Provide leadership to the independent board members • Provide support and advice to the Chairman and CEO • Preside over executive sessions of the independent board members	• Collaborate with the Chairman and CEO on board meeting agendas • Oversee director recruiting • Coordinate the Board’s self-assessment processes

Board Committees

The Board maintains an Audit Committee, a Compensation & Talent Development Committee (“Compensation Committee”), and a N&CG Committee. Only independent directors are eligible to serve on these standing board committees. Each committee is governed by a written charter, all of which are available on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance.”

The Board has determined that all members of all committees meet the independence standards of the SEC and Nasdaq, including the heightened independence requirements for certain committee members.

Audit Committee

Members and Other Information	Primary Oversight Responsibilities

Committee Chair: Anne Motsenbocker Other Members: Terry Johnston Robert Swartz Kent Sweezey

•  Engage the Company’s independent auditors and approve the scope of the annual external audit

•  Approve any audit and non-audit services provided by the independent auditor

•  Meet regularly with the independent auditors in executive session to discuss audit reports and auditor recommendations on a confidential basis

•  Oversee financial reporting processes, including the integrity of the Company’s financial statements and compliance with legal and regulatory requirements

•  Oversee internal controls matters, which includes information security and cybersecurity risk

•  Oversee the Company’s compliance program, including the Company’s Code of Business Conduct and Ethics

•  Oversee management’s administration of the Enterprise Risk Management program

5 Meetings in Fiscal 2024

The Board has determined that both Ms. Motsenbocker and Mr. Swartz qualify as audit committee financial experts under SEC rules. The Board has also determined that all members of the Audit Committee are financially sophisticated within the meaning of Nasdaq’s corporate governance requirements.

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Corporate Governance

Board and Committee Structure

Compensation & Talent Development Committee

Members and Other Information	Primary Oversight Responsibilities

Committee Chair: Kent Sweezey Other Members: Darron Ash Michael Gambrell Bobby Griffin Linda Livingstone Anne Motsenbocker 4 Meetings in Fiscal 2024

•  Establish executive compensation for the Company’s officers, including compensation philosophy

•  Oversee risk management related to the Company’s executive compensation programs

•  Administer the Company’s equity and incentive compensation plan

•  Review executive performance, management succession plans and talent development

•  Oversee the Company’s Diversity & Inclusion program and related initiatives

•  Recommend changes in director compensation to the Board

Nominating & Corporate Governance Committee

Members and Other Information	Primary Oversight Responsibilities

Committee Chair: Michael Gambrell Other Members: Bobby Griffin Terry Johnston Linda Livingstone Rob Swartz 4 Meetings in Fiscal 2024

•  Identify and recommend candidates for membership to the Board

•  Recommend to the Board candidates for Chairman of the Board and Chief Executive Officer

•  Manage risks associated with board independence and potential conflicts of interest

•  Establish corporate governance principles and policies, including overseeing the Company’s Corporate Governance Guidelines

•  Oversee the Company’s ESG program and related initiatives

•  Oversee the Board and committee self-evaluation process

The Board has a responsibility to oversee the Chief Executive Officer and other members of senior management in the competent and ethical operation of the Company and to ensure that our shareholders’ best interests are being served. To meet this responsibility, the Board has established Corporate Governance Guidelines designed to promote effective oversight of the Company’s business affairs. The Board monitors and updates these Guidelines periodically as it deems appropriate.

As discussed in this section of the proxy, the Guidelines cover a range of matters, including:

•	the director selection process;

•	the composition of the Board and its committees;

•	the review and evaluation of the Chief Executive Officer;

•	succession planning and management development;
•	director compensation;

•	the review of individual directors and the Board’s performance; and

•	director independence requirements, age-based service limits and other restrictions for directors.

The Corporate Governance Guidelines are available on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance.”

Director Engagement

Executive Sessions

Executive sessions of non-employee directors are normally held at each regular board meeting. Any non-employee director may request that additional executive sessions be scheduled. Our lead independent director, Mr. Swartz, presides at the executive sessions.

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Corporate Governance

Director Engagement

Director Attendance at Meetings

Board members are expected to devote the time necessary to appropriately discharge their responsibilities and to rigorously prepare for and, to the extent possible, attend and participate in all board meetings and meetings of board committees on which they serve. In fiscal 2024, the Board held seven meetings, and each director attended at least 75% of the meetings of the Board and committees on which he or she served during the period for which he or she was a director.

The Company encourages all directors to attend the annual meeting of shareholders, though we do not have a specific policy with respect to director attendance. All of the Company’s then-current directors attended the 2023 annual meeting of shareholders.

Director Education and Orientation Program

The company provides an orientation program and continuing education process for board members to enable them to better understand our Company and to remain current on developments related to their board and committee service. Educational opportunities include, seminars, management and third-party expert presentations, meetings with key management, and visits to Company facilities.

New Director Orientation

When a new director joins the Board, the Company provides an interactive, customized orientation and onboarding program. After completing the program, new directors should understand the Company’s strategy, reportable segments and product brands, organizational structure, leadership team, and Company resources available to them to help them be successful in their new role. This helps new directors quickly engage with other board members and executive leadership and best fulfil their responsibilities and fiduciary duties as directors.

Continuing Education	The Company provides regular updates on continuing education opportunities and will reimburse board members for the cost of any programs attended.

Outside of the Boardroom	Throughout a board member’s service, our directors have discussions with each other and key leaders of the Company outside of regularly scheduled Board and committee meetings to foster a deeper understanding of the Company’s business and build relationships through sharing of perspectives and ideas.

Board Self-Evaluation

Our Board has conducted an annual self-evaluation since CSWI’s inception. The self-evaluation is designed to assess whether the Board and its committees are functioning effectively. The Board’s committees also conduct annual self-evaluations for the same purpose. These evaluations focus on the performance of the Board or the committee, as applicable, as a unit, rather than the performance of any individual director. The N&CG Committee oversees our annual board self-evaluation process, which is illustrated below. The Board believes this annual self-evaluation process supports its effectiveness and continuous improvement efforts.

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Corporate Governance

Director Engagement

Board Oversight of Risk Management

The Company’s Chief Executive Officer and other members of senior management are responsible for the ongoing assessment and management of the risks the Company faces. These enterprise risks are formally assessed annually by management as part of the Company’s robust Enterprise Risk Management program. At least annually, the Board—both as a whole and through its committees—oversees the Company’s risk profile and management’s policies and processes for assessing and managing risk. Responsibilities for risk management are allocated generally as set forth below.

The Board is regularly informed through committee reports of each committee’s activities in overseeing risk management within their respective areas of oversight responsibility.

Our Enterprise Risk Management (“ERM”) program, which is overseen by our Audit Committee, supports our risk management and strategic planning efforts. Since our inception, our ERM program has begun with an annual risk assessment survey. Near the end of each calendar year, approximately 30 key leaders across our organization receive a focused questionnaire that they use to provide feedback on a universe of nearly 50 enterprise risks covering six distinct risk categories: Strategic; Financial; Legal & Compliance; Operational; IT & Systems; and Talent Management. The following graphic illustrates this process:

Enterprise Risk Assessment

•  Each risk is evaluated for likelihood, impact, and control effectiveness, and risk tolerance data is collected

•  Prioritized risks listing assembled using analyzed respondent data

•  “Dashboards” developed for each prioritized risk, identifying risk owner, key risk indicators, and risk prevention and mitigation actions

•  The Company’s “risk culture” is evaluated for continual improvement

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Corporate Governance

Board Oversight of Risk Management

Spotlight on Cybersecurity

Cybersecurity is a critical component of the Company’s Enterprise Risk Management program. The Company has established an information security framework to help safeguard the confidentiality, integrity, and access of its information assets and to ensure regulatory, contractual, and operational compliance. The Board oversees cybersecurity risk, and the Audit Committee oversees information security compliance as part of its broader compliance oversight mandate. Together they ensure that the Board has a comprehensive view of the Company’s cybersecurity risk profile and framework.

The Board receives cybersecurity updates from senior management, including our head of Information Technology, at least twice per year, and the Audit Committee receives quarterly reports on any notable incidents or control issues that may have occurred during the quarter. The Company has experienced, and expects to continue experiencing, cyber threats and incidents; however, to date, no incidents have been material to the Company, and expenses incurred in response to incidents have been immaterial in any given fiscal year.

Corporate Sustainability, Culture & Compliance

Environmental, Social and Governance Matters

CSWI’s Environmental, Social, and Governance (ESG) strategy is based on our belief that long-term shareholder value, sustainable growth, and social responsibility are interrelated. Corporate responsibility lies at the heart of our culture and speaks directly to our ACT. RISE. core values: Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence. Driven by our executive leadership team, sustainability influences how we operate our business, take care of our people, and serve our customers. Our ESG initiatives are aligned with and inform the long-term strategies of our operating companies and corporate center. Additionally, ESG-related enterprise risks and opportunities are identified and addressed through our strategic processes, helping further align our initiatives and strategy.	Corporate Sustainability lies at the heart of our culture and speaks directly to our ACT. RISE. core values

Our Board’s proactive engagement and oversight on ESG matters is demonstrated in the following ways:

•	Our N&CG Committee has primary oversight responsibility for our ESG program.

•

Our Board and its committees engage at least quarterly with our executive team members having responsibility to present and discuss various ESG topics. In the past year, management has presented to the Board and its committees on initiatives such as business continuity, environmental compliance, employee health and safety, gender pay equity, diversity and inclusion, and employee welfare programs.

•	Our Audit Committee and Board have direct engagement with ESG risk areas through our robust ERM program.

Commitment to Environmental Stewardship

We are committed to being good stewards of the environment. We demonstrate our commitment by actively working to reduce the environmental impact of our operations and by providing environmentally responsible products and services to our customers. Our products help our customers protect and reduce emissions from industrial systems and mission-critical equipment; improve the energy efficiency and resource consumption of HVAC/R, plumbing, and electrical systems; and make commercial and residential buildings safer for occupants and their surrounding communities. Additionally, certain manufacturing facilities within our operating companies are ISO 9001 and 14001 certified.

Our environment-focused initiatives have included:

•	Reducing overall energy consumption as a percentage of sales and increasing the amount of consumed electricity that is generated from renewable sources, such as solar and wind

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Corporate Governance

Corporate Sustainability, Culture & Compliance

•	Reducing solid, liquid and air discharges, including continuing and increasing our efforts to improve air quality by reducing VOC emissions

•	Reducing the amount of scrap and non-recyclable waste generated by our operations by increasing the use of rework and recycled metal and materials

•	Increasing ISO 9001 and 14001 certifications at manufacturing facilities

•	Expanding LEED certifications for product categories

•	Increasing usage of CSWI-produced environmentally-friendly lubricants in manufactured mechanical products

•	Increasing usage of environmentally-friendly cleaners and chemicals in manufacturing processes

•	Reducing hazardous waste generation as a percentage of finished goods

As we look forward, we are in the process of making the environmental initiatives of our operating companies more coordinated and standardized. This will help us provide more disclosure about these initiatives and align such disclosures with the Industrial Machinery & Goods and Chemicals SASB® Standards.

Commitment to Our Employees and Communities

At CSWI, how we succeed matters. We live out our commitment to doing the right things the right way by first taking care of the health, safety, and wellbeing of our employees—our most valuable asset. We view this duty holistically and address it on multiple fronts, including through competitive total rewards compensation; providing comprehensive benefits and retirement plans, offering employer-funded healthcare coverage and defined contribution benefit plans with profit sharing; requiring health and safety training and programs; and offering training and development, including job skills and compliance training, leadership training, and advancement opportunities.

In fiscal 2024, we demonstrated our commitment to our employees in numerous ways, including:

•	Continued to promote equal employment opportunities in all our operations, which begins with employee recruiting process and continues through our employees’ relationship with the Company.

•	Continued to provide Company-subsidized medical, dental, vision, life, short-term and long-term disability insurance plans, as well as paid supplemental life and accident insurance plans.

•

Assessed employee engagement through targeted surveys, providing feedback on subjects including safety, communications, diversity and inclusion, performance management, development opportunities, respect and recognition and management support, with 75% of our employees participating in our fiscal 2024 survey conducted through Great Place to Work®. In February 2024, we received the Great Place to Work® CertificationTM for the second consecutive year.

•

Continued to provide developmental opportunities to help our employees build the skills necessary to reach their career goals, including on-the-job training, online learning, professional memberships, and leadership and management training.

•	Achieved a Company-wide voluntary retention rate of 83%, well in excess of manufacturing industry averages.

•	Held our third annual Safety Awareness Month with supplemental training.

Demonstrating our commitment to creating and maintaining a safe, healthy working environment, we delivered a Total Recordable Incident Rate (“TRIR”) of 0.9 at the end of calendar 2023, a marked decrease over the prior calendar year and our best TRIR performance on record. Through the first three months of calendar 2024 (the end of our fiscal year), our TRIR was 1.1, demonstrating our consistent, sharp focus on safety performance and improving the safety performance of acquired companies.

In fiscal 2024, we maintained our comprehensive and competitive retirement and benefit programs. Since our inception, we have provided a 100% match of employee contributions to our 401(k) plan up to 6% of compensation, as well as an additional 7% to 11% of eligible compensation each year through profit sharing benefit programs, including our Employee Stock Ownership Plan (“ESOP”), which strongly aligns our employees’ interests with those of our shareholders. This equates to 13% to 17% of each employee’s annual eligible compensation that we invest to help provide a safe, secure, and dignified retirement.

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Corporate Governance

Corporate Sustainability, Culture & Compliance

Commitment to Sound Governance Practices

Sound governance practices are foundational to any high performing organization. We believe the principles and policies described throughout this Proxy Statement clearly demonstrate our commitment to thoughtful, value-focused governance that helps us effectively manage our enterprise risks and ultimately preserve and create shareholder value.

Shareholder Communications with the Board

Shareholders and other interested parties may communicate with the Board directly by writing to: Robert Swartz, Lead Independent Director, c/o CSW Industrials’ Corporate Secretary, CSW Industrials, Inc., 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. All such communications will be delivered to our lead independent director.

Other Governance Policies and Practices

Integrity and Ethics

Our ACT. RISE. core values form the foundation for our decentralized, entrepreneurial culture, and our Code of Business Conduct represents our shared commitment to living out these core values with the highest level of ethical conduct. All our employees across the globe, including our executive officers, are required to abide by our Code of Business Conduct to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct covers many topics, including conflicts of interest, anticorruption, financial reporting, confidentiality, insider trading, antitrust and competition law, cybersecurity and information security, appropriate use of social media, and respect in the workplace. All employees receive on-line and in-person training on all topics addressed in our Code of Business Conduct every year, and they are required to certify that they will comply with our Code of Business Conduct.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. Through our Ethics Hotline, the Audit Committee has adopted procedures to receive and address complaints related to accounting policy, internal controls, auditing matters or fraud, and to enable the confidential and anonymous submission by employees or others of concerns relating to questionable accounting or auditing matters. Information on how to submit any such communications through our Ethics Hotline is on the Company’s website at www.cswindustrials.com under “Investors — Corporate Governance,” and also is available through cswindustrials.ethicspoint.com. Our Senior Vice President and General Counsel, who serves as our chief compliance officer, reports directly to the Audit Committee on compliance matters, and periodically updates the Audit Committee on compliance with the Company’s Code of Business Conduct, including the overall effectiveness of the Company’s compliance program.

Our integrity and compliance program also includes, among other elements, a Supplier Code of Business Conduct that extends to our operating companies’ global supply chains. The Supplier Code of Business Conduct reinforces our expectation that suppliers will live up to our high standards of integrity and compliance, including our policies regarding Conflict Minerals, Human Rights, and Environmental, Health and Safety. Suppliers are monitored according to these standards, and if found to be deficient, are issued a corrective action plan or are replaced.

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Corporate Governance

Other Governance Policies and Practices

Certain Relationships and Related Transactions

The Company has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners, and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year.

The policy provides that the N&CG Committee reviews transactions subject to the policy and determines whether to approve or ratify those transactions. In doing so, the N&CG Committee takes into account, among other factors it deems appropriate, whether a transaction is on terms that are no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In addition, the Board has delegated authority to the Chairman of the N&CG Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the Chairman is provided to the full N&CG Committee for its review in connection with each regularly scheduled N&CG Committee meeting.

The N&CG Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

•

business transactions with other companies in which a related person’s only relationship is as an employee, director or less-than-10% beneficial owner if the amount of business falls below the thresholds in Nasdaq’s listing standards and the Company’s director independence standards; and

•

charitable contributions, grants or endowments to a charitable organization where a related person is an employee if the aggregate amount involved does not exceed the greater of $1 million or 2% of the organization’s total annual receipts.

The N&CG Committee was not requested to and did not approve any transactions required to be reported under applicable SEC rules in fiscal 2024.

Age and Term Limits

Our Corporate Governance Guidelines provide that no individual may be nominated to stand for election or re-election to the Board if they reach the age of 73 before the date of election. We do not have term limits, as our Board believes such limits work against retaining the valued contributions of directors who have developed increasing insight into the Company and its operations over time.

Limits on Other Board Service

Board members are expected to ensure that their other commitments do not materially interfere with their service as a director. To that end, our Corporate Governance Guidelines require that directors may not serve on more than three other public company boards. Additionally, directors must advise the Chairman of the Board and the Chair of the N&CG Committee before accepting an invitation to serve on the board of directors or similar body of another company.

Compensation Committee Interlocks and Insider Participation

During fiscal 2024, the members of the Compensation Committee included Mr. Sweezey (current Chair), Mr. Gambrell, Mr. Griffin, Dr. Livingstone, and Ms. Motsenbocker. None of the members of the Compensation Committee were formerly an officer of the Company or were at any time during fiscal 2024 an officer or employee of the Company. None of our executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

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Corporate Governance

Other Governance Policies and Practices

Director Compensation

2024 Director Compensation Elements

The following table shows the fiscal 2024 non-employee director compensation elements, which were reviewed and adjusted in fiscal 2024 based on competitive benchmarking and market analysis in consultation with NFP Consulting, the Compensation Committee’s independent compensation consultant (“NFP”):

Annual Director Compensation Element	Amount ($)

Cash Retainer	75,000

Equity Compensation (annual target value)	110,000

Lead Independent Director Retainer	25,000

Audit Committee Chair Retainer	20,000

Compensation & Talent Development Committee Chair Retainer	15,000

Nominating & Corporate Governance Committee Chair Retainer	10,000

Non-Chair Committee Member Retainers:

Audit	10,000

Compensation & Talent Development	8,000

Nominating & Corporate Governance	8,000

The equity portion of non-employee director compensation is provided in the form of restricted stock of the Company. The Company typically makes annual non-employee director equity grants upon the directors’ reelection each year (grant values are prorated if a director joins the Board mid-year). The restricted stock, which fully vests on the earliest of the director’s reelection as a director, one year from the date of grant, the termination of the director’s service due to death or disability, or a change in control, has full voting rights and is eligible to receive dividends (if any) from the date of grant.

Directors are also eligible to receive special additional compensation when performing services that are determined by the Board to be well above and beyond the normal director service requirements. The Board has not set a compensatory rate for these services, and no fees were paid for this purpose in fiscal 2024.

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Corporate Governance

Director Compensation

2024 Director Compensation Table

The following table sets forth certain information with respect to our non-employee director compensation for the fiscal year ended March 31, 2024. Compensation information for Mr. Armes is set forth below under “Executive Compensation—Summary Compensation Table.” Mr. Armes did not receive any additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)

Darron Ash(3)	—	—	—

Michael Gambrell	93,000	110,158	203,158

Bobby Griffin	91,000	110,158	201,158

Terry Johnston	93,000	110,158	203,158

Linda Livingstone	91,000	110,158	201,158

Anne Motsenbocker	99,945	110,158	210,103

Robert Swartz	121,055	110,158	231,213

Kent Sweezey	100,000	110,158	210,158

(1)

Eligible non-employee directors received an annual equity grant of 607 shares of restricted stock on August 29, 2023. The amounts shown in this column reflect the grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation—Stock Compensation,” and are calculated using a price per share of $181.48, the closing market price of the Company’s common stock as quoted by Nasdaq on the date of grant. Equity grant valuations are discussed in Note 5 to the Company’s audited consolidated financial statements for the year ended March 31, 2024, in the Annual Report on Form 10-K filed with the SEC on May 23, 2024 (“Annual Report”).

(2)	The current non-employee directors each had 607 shares of restricted stock outstanding at March 31, 2024. The non-employee directors did not have any stock option awards outstanding at March 31, 2024.

(3)	Mr. Ash joined the Board in June 2024, as such he did not receive any compensation in fiscal 2024.

Stock Ownership Guidelines

Under the Company’s Stock Ownership and Retention Guidelines, all non-employee directors are expected to own shares of Company common stock with a value equal to at least five times the annual cash retainer (currently equal to $375,000) by their fifth anniversary of board service. As of March 31, 2024, all non-employee directors were in compliance with Company ownership guidelines.

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Executive Officers

The following sets forth information about the Company’s executive officers. Information for Mr. Armes, who is both Chairman of the Board and an executive officer of the Company, is presented above under “Nominees for Election—Nominee Biographies.”

Name	Age	Year Joined CSWI	Position With the Company	In Position Since

Joseph B. Armes	62	2015	Chairman, CEO and President	2015

James E. Perry	53	2020	Executive VP, CFO	2020

Donal J. Sullivan	61	2015	Executive VP, Chief Strategy Officer	2024

Luke E. Alverson	46	2016	Senior VP, General Counsel and Secretary	2016

Danielle R. Garde	53	2022	Senior VP, Chief People Officer	2022

Jeff A. Underwood	42	2018	Senior VP & GM, Contractor Solutions	2024

James E. Perry has served as Executive Vice President and Chief Financial Officer since June 2020. From 2004 through May 2020, Mr. Perry served in senior financial leadership roles with Trinity Industries, a publicly held, diversified industrial company, including serving as Chief Financial Officer from May 2010 to February 2019. From 2001 to 2004, Mr. Perry served in senior financial leadership roles at RMH Teleservices, a telemarketing and customer service company, including serving as Chief Financial Officer. Mr. Perry began his career at JP Morgan Chase & Co. in the investment banking division, and he also served in a consulting group within Ernst & Young LLP.

Donal J. Sullivan has served as Chief Strategy Officer since April 2024 and as Executive Vice President since May 2020. Previously, Mr. Sullivan served as General Manager, Contractor Solutions from May 2020 through March 2024, and as Senior Vice President & General Manager, Industrial Products from January 2016 through May 2020. From May 2015 to January 2016, Mr. Sullivan was the Chief Operating Officer for RectorSeal, the Company’s operating subsidiary now within the Contractor Solutions segment. From October 2010 to April 2015, he served as Division President of Goodman Global, a member of the Daikin Group, a leading global HVAC manufacturer. Prior to 2005, Mr. Sullivan held a variety of management positions at Carrier Corporation, a leading heating, air-conditioning and refrigeration solutions company, including sales, product management and general management.

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Executive Officers

Luke E. Alverson has served as Senior Vice President, General Counsel and Secretary since February 2016. From May 2008 to February 2016, he held roles of increasing responsibility with Flowserve Corporation, a leading global manufacturer of fluid motion control products and provider of related services, serving most recently as Vice President, Corporate Legal Services and Assistant Secretary. Prior to 2008, Mr. Alverson was associated with the law firms of Vinson & Elkins, LLP in Dallas, Texas, and Hallett & Perrin, P.C., in Dallas, Texas.

Danielle R. Garde has served as Senior Vice President and Chief People Officer since October 2022. From June 2020 to October 2022, she was the Chief Human Resources Officer at Play Power, Inc., a privately held producer of recreation equipment. From March 2014 to February 2020, Ms. Garde held roles of increasing responsibility with KidKraft, Inc., a privately held producer of children’s toys and furniture, last serving as Vice President, Human Resources. Prior to this, from 2007 to 2014, she served in several senior leadership roles at Danone North America, a food and beverage company, last serving as Senior Director, North America Operations. Additionally, she developed deep human resources acumen between 1993 and 2007 in numerous organizational development roles at J.P. Morgan, Unilever Cosmetics International, American Express, and Deloitte.

Jeff A. Underwood has served as Senior Vice President & General Manager, Contractor Solutions since April 2024. From May 2021 through March 2024, he served as Senior Vice President, Sales & Marketing, for RectorSeal, the Company’s operating subsidiary within the Contractor Solutions segment, and from September 2018 through April 2021, he served as Vice President of Sales for RectorSeal. Prior to joining the Company, Mr. Underwood held roles of increasing responsibility at Goodman Manufacturing, a leading manufacturer of HVAC products and systems and an independent subsidiary of Daikin Group, where he served most recently as Vice President of Marketing. Prior to his time with Goodman Manufacturing, Mr. Underwood was a manager at Bain & Company, a business consulting firm.

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Proposal 2:

Advisory Vote on Executive Compensation

The Board is providing shareholders the opportunity to cast an advisory vote on the compensation of our Named Executive Officers pursuant to Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the compensation paid to our Named Executive Officers. We currently hold annual “Say on Pay” votes.

The Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. This Say on Pay vote is advisory, meaning that it is not binding on the Compensation Committee or the Board. This vote will not affect any compensation already paid or awarded to any Named Executive Officer, nor will it change any decisions the Board has made. Nonetheless, the Compensation Committee and the Board will review and carefully consider the outcome of this advisory vote when making future decisions regarding our executive compensation programs and policies.

We design our executive compensation programs to implement our core objectives of aligning the long-term interests of our executives with those of our shareholders, rewarding current performance, driving future performance, and attracting and retaining key leaders. Shareholders are encouraged to read the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement, including the “Executive Summary.” In the CD&A, we describe our compensation programs, including the underlying philosophy and strategy, the individual elements of compensation, and how our compensation plans are administered. We also describe how the Compensation Committee continues to evolve our executive compensation program based on shareholder feedback.

We believe shareholders should consider the following information when voting on this proposal:

•

Shareholder Responsiveness. The Board and the Compensation Committee take the results of each Say on Pay vote seriously, and we regularly engage with shareholders to solicit feedback on our executive compensation program. The Board and the Compensation Committee take Say on Pay voting results into account and respond directly to shareholder feedback in establishing the Company’s compensation practices, as it did so again in fiscal 2024. For additional information, see “The 2023 Say on Pay Vote and Shareholder Engagement” within the CD&A on page 35.

•

Annual Incentive Plan Performance. Concerning our Annual Incentive Plan, consolidated EBITDA performance increased 13.9% over fiscal 2023 and resulted in a payout of 122% of target for that metric, and operating cash flow performance increased 39.7% over fiscal 2023 and resulted in a payout of 153% of target for that metric. Combined, this resulted in a weighted average financial performance metric payout of 128.2% of target for the consolidated CSWI financial metrics.

•	At Risk Pay. On average, the Named Executive Officers had 70.5% (or 83.5% in the case of the CEO) of their target pay “at risk,” or dependent upon both Company and individual performance.

•	Benchmarking. Compensation program elements and Named Executive Officer compensation amounts are benchmarked against practices among the broader market and a thoughtfully selected group of peer industrial companies. Individual compensation levels are benchmarked using market median as a reference point.

•

Performance Matrix Maximums. Maximum payout levels for the annual cash incentive award are capped at 200% of target, with formulaic positive or negative adjustment for financial and individual performance, and the performance share award payouts are capped at 200% of target. These caps moderate total compensation amounts and reduce the incentive to engage in unnecessarily risky behavior.

•

Threshold Performance Requirements. The annual cash incentive award and the performance share award have threshold performance requirements, ensuring that incentive compensation is reduced or eliminated altogether if minimum performance levels are not achieved.

•

Ownership Guidelines. Our officers are subject to stock ownership guidelines, which further encourage a long-term focus on sustainable performance and align our officers’ interests with those of our shareholders.

•	No Hedging or Pledging. Our officers are prohibited from pledging Company stock or engaging in transactions designed to hedge the value of the Company’s stock.

•	No Perquisites. The Company does not provide perquisites or special benefits to executive officers, other than those generally provided to all employees.

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Proposal 2: Advisory Vote on Executive Compensation

Required Vote and Recommendation

The Board believes the Company’s executive compensation program uses appropriate structures and sound pay practices promoting our core objectives. Accordingly, the Board recommends that you vote in favor of the following resolution:

“RESOLVED, that the CSW Industrials, Inc. shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as described in the section of this Proxy Statement entitled ‘Executive Compensation.’”

Required Vote and Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” this proposal unless you instruct otherwise or you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

The advisory vote on executive compensation is non-binding, meaning that our Board will not be obligated to take any compensation actions, or to adjust our executive compensation programs or policies, as a result of the vote. However, our Compensation Committee considers the results of the vote in evaluating our executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THIS ADVISORY VOTE ON EXECUTIVE COMPENSATION.

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Executive Compensation

Compensation & Talent Development Committee Report

During fiscal 2024, the Compensation Committee was comprised of five independent directors: Kent Sweezey (Chair), Mike Gambrell, Bobby Griffin, Linda Livingstone, and Anne Motsenbocker.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended March 31, 2024.

Kent Sweezey, Chair

Michael Gambrell

Bobby Griffin

Linda Livingstone

Anne Motsenbocker

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Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis (“CD&A”) contains an overview and analysis of our executive compensation program and policies and the material compensation decisions our Compensation & Talent Development Committee (“Compensation Committee”) have made for the executive officers named in the “Summary Compensation Table” on page 61. We refer to this group of executive officers collectively as our Named Executive Officers (“NEOs”). For fiscal 2024, our NEOs were:

Joseph B. Armes	Chairman, Chief Executive Officer (“CEO”) and President (principal executive officer)

James E. Perry	Executive Vice President and Chief Financial Officer (“CFO”) (principal financial officer)

Donal J. Sullivan	Executive Vice President and Chief Strategy Officer (formerly Executive Vice President and General Manager, Contractor Solutions through March 31, 2024)

Luke E. Alverson	Senior Vice President, General Counsel & Secretary

Danielle R. Garde	Senior Vice President, Chief People Officer

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Executive Compensation

Compensation Discussion and Analysis

The 2023 Say on Pay Vote and Shareholder Engagement

The Company has a demonstrated track record of seeking and considering shareholder feedback in designing and implementing our executive compensation program, and our current program is a product of that interactive process. The Compensation Committee, along with the entire Board, takes the outcome of every Say on Pay vote seriously. The 2023 Say on Pay vote was no exception, where we received 96.8% support for our annual Say on Pay proposal, the highest approval level achieved in our history.

While the Say on Pay vote is non-binding, the Compensation Committee believes this record level of approval indicated that our shareholders strongly support our executive compensation program and policies and the material compensation decisions made for executive officers. As it always does, the Compensation Committee will consider the results of this year’s Say on Pay vote, as well as continuing feedback from our shareholders, when evaluating future executive compensation decisions.

96.8% Say on Pay approval in 2023

Executive Summary

Fiscal 2024 Financial Results and Other Achievements

Our stated approach to driving sustainable growth and long-term shareholder value once again enabled us to deliver record results in fiscal 2024. These results were achieved against a backdrop of challenging key end markets and ultimately surpassed the impressive results of the prior year. Throughout fiscal 2024, we efficiently allocated capital on a risk-adjusted returns basis, grew our operating results to record levels, drove cash flow conversion, and delivered record growth in shareholder value. Importantly, we achieved all of this while remaining committed to our distinctive employee-centric culture, where we are committed to diversity, inclusion, and respect and focus on recruiting and retaining great talent, offering rewarding careers, and recognizing team members who excel while providing the opportunity for a safe, secure, and dignified retirement.

The following highlights our consolidated financial results achieved in fiscal 2024 (comparisons to fiscal 2023).

Revenues $792.8m +4.6%	Adjusted EBITDA* $200.0m +14.9%	Adjusted EPS* $7.01 +13.1%	Operating Cash Flow $164.3m +35.2%

*	Reconciliation to GAAP amounts appear on Exhibit B.

Compensation Objectives

The Compensation Committee has designed our executive compensation program for one purpose: to support and enable execution of CSWI’s growth strategy. To accomplish this purpose, we have adopted the following key executive compensation objectives:

Align Long-Term Executive and Shareholder Interests	Reward Current Performance	Drive Future Performance	Attract and Retain Key Leaders

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Executive Compensation

Compensation Discussion and Analysis

Overview of the Executive Compensation Program

We utilize the following compensation elements to achieve each of our key executive compensation objectives:

Pay Element	Form		Compensation Objective Addressed	Description & Rationale

Base Salary	Cash		Reward Current Performance	Fixed cash compensation aligned with responsibilities of the position and market benchmarks
Attract and Retain

Annual Incentive	Performance Cash Opportunity		Shareholder Alignment	Annual cash incentive tied to achievement of short-term performance metrics aligned with the Company’s strategy. Payout ranges from 0% to 200% of target.
Reward Current Performance
Attract and Retain

Long-Term Equity Incentive	Performance Shares	NEO average target grant value	Shareholder Alignment

Cliff vest at end of a three-year period at 0% to 200% of award value based on TSR performance against the Russell 2000 Index

No voting rights and not eligible to receive dividends (if any) until vesting

Drive Future Performance
Attract and Retain

	Restricted Stock	NEO average target grant value	Shareholder Alignment	Vests ratably over a three-year period Has voting rights and is eligible to receive dividends (if any) from date of grant
Drive Future Performance
Attract and Retain

Other	Health, Welfare and Retirement Programs		Attract and Retain

Executives participate in the same benefit programs as other employees, including:

•  Employee Stock Ownership Plan, through which approximately 4% of our Company is owned by our employees, aligning our collective interests

•  Qualified 401(k) Plan

	Severance Benefits		Shareholder Alignment	Standardized benefits in the event of termination without cause by the Company or for good reason by the executive
Attract and Retain

	Change-in-Control Benefits		Shareholder Alignment	Standardized “double trigger” severance benefits for executive officers in the event of termination following a change in control
Attract and Retain

	Other Benefits			No perquisites offered, other than those generally provided to all employees

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Executive Compensation

Compensation Discussion and Analysis

As discussed in further detail below, one of our compensation program principles states that a majority of an executive’s total compensation should be performance-based and “at risk,” or dependent upon the Company’s and the individual’s performance, As shown below, for fiscal 2024, our CEO had 83.5% of his target pay “at risk,” and our other NEOs had on average 67.2% of their target pay “at risk.”

Pay for Performance Alignment

The following charts illustrate the relationship between our Company performance and CEO pay.

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Executive Compensation

Compensation Discussion and Analysis

As discussed in more detail under “Executive Compensation Program—Annual Incentive Program,” our Annual Incentive Program (“AIP”) allows our NEOs, as well as almost all other Company employees, to receive a cash incentive payment based upon achievement of pre-established financial and individual goals. Based on our fiscal 2024 results, the Company achieved approximately 104% of our aggregate semi-annual EBITDA goals and achieved approximately 113% of our aggregate semi-annual Operating Cash Flow goals.

As discussed in more detail under “Executive Compensation Program—Long-Term Equity Incentives,” our NEOs, as well as other Company employees, are eligible to receive equity awards under our Long-Term Incentive Program (“LTIP”) that include performance shares, which vest based upon the Company’s financial performance against pre-established goals. For the April 1, 2021 to March 31, 2024 performance period, our NEOs at the time received performance shares that vested based on the Company’s TSR compared to the TSRs of the Russell 2000 Index’s members. When measured as prescribed in our performance share awards, the Company achieved a TSR of 78.5% for this performance period, which ranked 254th among the members of the Russell 2000 Index, or the 86.8th percentile, which vested these performance shares at 200% of target, the maximum allowable under our LTIP. This result is consistent with our emphasis on long-term shareholder value creation and the achievement of benchmarked performance goals, which are described in more detail throughout this CD&A. The chart below illustrates the actual relative TSR performance for the fiscal 2022 performance share awards, as well as the projected relative TSR performance for the fiscal 2023 and 2024 performance share awards, all compared to the Russell 2000 Index’s members at March 31, 2024.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Program Changes for Fiscal 2024

The Compensation Committee is committed to continuously evaluating our executive compensation program, with a focus on the best interests of our shareholders and the Company and sound compensation practices, consistent with our compensation program purpose and objectives. The Compensation Committee evaluated all elements of our compensation program for fiscal 2024, in consultation with management and NFP. As a result of this evaluation, the Compensation Committee updated elements of the AIP, the LTIP, and took actions responsive to market competitive compensation.

Annual Incentive Plan Changes

Payout Matrix Update. For fiscal 2024, the Compensation Committee modified the AIP’s payout matrix for the consolidated EBITDA financial metric so that: (1) threshold (or 50% payout) performance will begin at 80% of target (increased from 75%), and (2) maximum (or 200% payout) performance will be achieved at 120% of target (reduced from 125%). The prior AIP payout matrix had been in place since fiscal 2018, and since that time, the Company has grown significantly, which prompted the Compensation Committee to reevaluate the payout matrix to ensure continued alignment with our compensation program objectives and principles.

Making the threshold performance level more difficult to achieve appropriately increased the rigor of the AIP and was viewed to be necessary given the Company’s strong performance history and meaningfully increased absolute value of the primary financial metric target. Additionally, lowering the maximum performance level maintained symmetry within the AIP payout matrix, but more importantly ensured that achievement of maximum performance remains a realistic probability to motivate overperformance for shareholders’ benefit.

Metric Target Setting Process. The Compensation Committee again utilized a semi-annual target-setting process for AIP performance metrics in fiscal 2024, as was used in fiscal 2022 and 2023. The Compensation Committee, with the support of NFP and management, believed this approach remained appropriate based on the presence of continued uncertainty in overall business conditions, particularly in light of the unprecedented inflationary environment and significant volatility in actual and forecasted input costs, including freight.

We have used a more frequent than annual target setting interval since the beginning of the COVID-19 pandemic in fiscal 2021, which has demonstrated that utilizing more frequent target setting intervals has a limiting effect on AIP payouts. It has mitigated the risk of inflated payouts resulting from targets being set too conservatively in the face of significant uncertainty. It has also made achieving “maximum” payout levels for the full year more difficult, as “maximum” performance must be achieved over more than one measurement period. As the Compensation Committee did over the last three years, it continued to adhere to our compensation objectives and principles in fiscal 2024, including ensuring that performance targets for all financial metrics used in our AIP are set at objective, challenging levels that require significant effort and achievement by our NEOs for a target payout to occur.

The Compensation Committee has determined that the AIP will return to using an annual target setting process in fiscal 2025, as further discussed in “Executive Compensation Program Changes for Fiscal 2025” below.

Long-Term Incentive Program Changes

Weighting of LTIP Awards. For fiscal 2024, the Compensation Committee modified the weighting of LTIP awards for our CEO, increasing the percentage of awards allocated to performance shares. Since the Company’s inception, target LTIP awards for all NEOs have been weighted 50% to performance shares and 50% to time-vested restricted stock. Focusing on our compensation principle of “total compensation should be primarily performance-based, with a majority ‘at risk,’” the Compensation Committee desired to increase the performance share weighting of our CEO’s target LTIP awards considering the responsibilities and expectations of the leadership position and to increase his proportion of performance-based target compensation. As such, target LTIP award values for our CEO in fiscal 2024 were approximately 57% weighted to performance shares, and 43% weighted to restricted stock.

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Executive Compensation

Compensation Discussion and Analysis

Timing of LTIP Awards. The Compensation Committee approved a change in the timing of approving performance share grants under our LTIP such that performance share grants were made after the Compensation Committee reviewed and approved NEO target compensation levels for fiscal 2024. Historically, performance share grants to our NEOs had been approved on or around the beginning of our fiscal year, which occurs on April 1 and comes before the Compensation Committee reviews and approves target compensation levels for our NEOs for the new fiscal year. This timing necessitated the use of prior year target compensation levels in determining target grant values for performance share awards, generally resulting in lower target values than restricted stock grants, which are made later in the fiscal year after current fiscal year compensation is approved. In fiscal 2024, LTIP performance share grants occurred after target NEO compensation levels were approved for the current fiscal year, so grant values were determined using the same target compensation levels as restricted stock grants made later in the year.

Market-Competitive Pay

The Compensation Committee annually reviews relevant market compensation survey data to evaluate and benchmark our compensation program’s market competitiveness, consistent with our compensation program objectives and principles. This specifically furthers our “Attract and Retain Key Leaders” objective and enables the achievement of our other objectives. The Compensation Committee uses data provided by NFP to benchmark all elements of our NEOs’ compensation. These compensation levels are set using the 50th percentile of benchmarked compensation data as a reference point, which helps ensure compensation levels are market competitive.

As discussed in prior years, the Compensation Committee continued making appropriate, incremental market-based adjustments to NEOs’ base salaries and other compensation elements. Utilizing NFP’s guidance and consistent with each NEO’s performance, these adjustments were made to bring NEO target compensation levels into closer alignment with market benchmarks and our compensation objectives. This incremental approach will continue as needed, which the Compensation Committee believes will appropriately mitigate compensation program risk and ensure our compensation structure remains performance-focused at market competitive levels.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Practices

In support of our compensation program objectives, the Compensation Committee maintains a thoughtful approach to our executive compensation program design and governance practices. The below table summarizes these practices.

What We Do	What We Don’t Do
Promote a strong pay for performance plan design	No hedging, pledging, or short sales of stock permitted
Regularly benchmark executive compensation against peers of comparable size, complexity, and industry	No change in control excise tax gross ups
Maintain meaningful stock ownership guidelines for our directors and executive officers	No option repricing without shareholder approval
Have double trigger requirements on cash payments following a change in control	No perquisites offered, other than those generally provided to all employees
Conduct an annual compensation risk review	No dividends paid and no voting rights on unvested performance-based equity awards
Provide reasonable and standardized benefits upon severance or change in control	No duplication of metrics in annual and long-term incentive plans
Engage an independent compensation consultant	No supplemental executive retirement plans
Maintain an incentive compensation clawback policy

The Compensation Decision Making Process

How Compensation Decisions Are Made For Our NEOs

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Executive Compensation

Compensation Discussion and Analysis

Roles and Responsibilities

Compensation Committee	CEO and Management	Independent Compensation Consultant

•  Oversees the Company’s compensation and benefit programs, including the AIP and LTIP

•  Administers the executive compensation program

•  Evaluates NEO performance and sets target compensation levels for all NEOs

•  Approves incentive plan performance metrics and targets

•  Oversees the assessment of compensation program risks

•  Oversees management’s leadership development and succession planning programs

•  Engages the independent compensation consultant

•  Oversees stock ownership guidelines and clawback policy

•  Recommends changes in director compensation for Board approval

•  Composed entirely of independent, non-employee directors, per Nasdaq requirements

•  CEO evaluates other NEO performance and makes recommendations to the Compensation Committee on compensation levels in light of performance and market benchmarks

•  Other members of the executive team, as appropriate, advise the Compensation Committee on compensation program elements, market practices, and compliance matters

•  No member of management participates in discussions concerning his or her compensation

•  Engaged by, and reports to, the Compensation Committee

•  Assists and advises the Compensation Committee on aspects of compensation program objectives, principles and design

•  Advises the Compensation Committee on selection of competitive market benchmarking data, including the Compensation Peer Group

•  Analyzes competitive market data in the context of the Company’s program and provides recommendations to the Compensation Committee

•  Provides compensation program risk assessment

•  Provides no services to the Company

Reviewing Executive Compensation Program Effectiveness

As shown above, the Compensation Committee annually conducts a comprehensive review of all components of our executive compensation program. This review is facilitated by management with the assistance of NFP and is influenced by feedback from our shareholders. The Compensation Committee continually evaluates whether our executive compensation program is aligned with and supports the Company’s strategic objectives, and it considers evolving market practices in the general industry, external regulatory requirements, shareholder feedback, the competitive market for executives, and our compensation program objectives and principles. In conducting its review, the Compensation Committee assesses all information related to each executive officer’s compensation, including base salary, target short-term and long-term incentives, and retirement, health and welfare benefits.

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Executive Compensation

Compensation Discussion and Analysis

Market Competitiveness and External Benchmarking

The Compensation Committee regularly reviews relevant market compensation survey data to evaluate the market competitiveness of our executive compensation program. This specifically furthers our “Attract and Retain Key Leaders” compensation program objective and enables the achievement of our other objectives. The Compensation Committee uses survey data provided by NFP, which consists of compensation data for comparable executive positions within a group of peer companies (the “Compensation Peer Group”). The data also includes data from comparably sized companies within the broader market, as candidates for executive roles, as well as market opportunities for our current executives, are not limited to companies in our industry sectors.

The process for selecting the members of the Compensation Peer Group is shown below.

The Compensation Peer Group used to evaluate executive compensation in fiscal 2024 is as follows:

AAON, Inc. Armstrong World Industries, Inc. Barnes Group Inc. Columbus McKinnon Corp. EnPro Industries, Inc. ESCO Technologies Inc. Franklin Electric Co., Inc. Gibraltar Industries, Inc.	Helios Technologies, Inc. Innospec Inc. Kadant Inc.* Livent Corporation Mueller Water Products, Inc. PGT Innovations, Inc. SPX Technologies, Inc. Standex International Corp.

* New for fiscal 2024

Compared to fiscal 2023, only incremental updates were made to the Compensation Peer Group. One company, GCP Applied Technologies, was acquired in calendar 2022 and removed from the group. This position was replaced with a qualifying industrial equipment company, maintaining the group’s industry representation and the size of the data set for statistical purposes.

All compensation elements for our NEOs are generally set using the 50th percentile of benchmarked compensation data as a reference point. This includes base salaries, annual incentive opportunities, total target cash compensation, long-term incentive compensation and total target compensation. This approach helps the Compensation Committee balance a performance-focused structure with the need to maintain market-competitive target and realized compensation. Actual benchmarked percentile rankings for our NEOs target compensation levels varies and can be above or below the 50th percentile reference point for a variety of reasons, including individual performance, experience, succession potential, and scope of responsibilities.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Program Risk Assessment

A critical part of the Compensation Committee’s executive compensation program review is an evaluation of whether the program, both as a whole and its individual elements, is consistent with the Company’s risk management objectives. If any program element is determined to be inconsistent with our objectives and principles, or if it is determined to encourage risks that are reasonably likely to have a material adverse effect on us, the elements are adjusted as necessary.

The Compensation Committee, in consultation with NFP, has concluded that no risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

Compensation elements are balanced	We provide a balanced mix of base salary, annual cash incentive compensation and long-term equity incentives. This balanced mix provides the incentive to perform at high levels and maximize Company performance. At the same time, it does not encourage singular focus on compensation performance metrics to the detriment of other important business metrics or overlooking how goals are accomplished.

Performance metrics balance short-term and long-term goals	Our incentive compensation metrics are balanced between short- and long-term business and financial objectives. The metrics for our short- and long-term plans do not overlap, which prevents executives from focusing on one goal at the expense of others. All the performance goals are aligned with shareholder interests.

Individual performance is emphasized	We emphasize individual, non-financial performance metrics in determining individual compensation amounts. The Compensation Committee strongly believes this effectively encourages and rewards behaviors that are consistent with our business objectives and core values and discourages behaviors that are not.

Incentive programs have performance thresholds and are capped	Both the AIP opportunity and performance shares have threshold payout levels and/or performance contingencies, which ensure that incentive compensation is reduced or eliminated if minimum performance levels are not achieved. They also have maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior.

Compensation is benchmarked	The Compensation Committee benchmarks compensation against both our Compensation Peer Group and the broader market to ensure our programs are performance-based, competitive, equitable, and generally consistent with industry and comparator company practices.

Executives have equity ownership guidelines	Our officers have robust equity ownership guidelines, which encourage a long-term focus on sustainable performance and further align our officers’ interests with those of our shareholders. Executives are prohibited from pledging stock and engaging in transactions designed to hedge against the value of the Company’s stock.

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Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Program

Principles

The Compensation Committee has established the following principles to guide achievement of our compensation objectives and the design and administration of specific programs for our NEOs.

Total Compensation Should be Primarily Performance-Based, With a Majority “At Risk”

A meaningful portion of our executives’ total compensation should be performance-based (rather than fixed or merely variable), and at least a majority of total compensation should be “at risk” – in other words, variable dependent upon our stock price, our financial performance, or an executive’s individual performance. This ensures a strong correlation between executive pay and Company and individual performance, and it helps achieve our first compensation program objective: “Align Long-Term Executive and Shareholder Interests.” Additionally, the proportion of total compensation that is “at risk” versus fixed should increase in line with the scope and level of the executive’s responsibilities.

The following table shows the percentage of each NEO’s total target compensation was “at risk” under the program.

PERCENT OF FISCAL 2024 TARGET PAY “AT RISK”(1)

(1)	Calculated by dividing (i) the sum of the annual incentive opportunity and target long-term incentive opportunity by (ii) total target compensation.

Incentive Compensation Should Balance Short-Term and Long-Term Performance

Executive compensation should be linked to building long-term shareholder value while remaining consistent with our business objectives. The Base Salary and Annual Incentive compensation elements emphasize short-term financial and individual performance, as well as the achievement of annually defined business and financial objectives. The Long-Term Equity Incentive compensation element emphasizes long-term financial performance and strategic plan execution by tying a meaningful portion of compensation to the performance of the Company’s common stock.

Compensation Should be Market Competitive and Reflect Individual Performance

Achievement of our compensation objectives requires our compensation program, and the compensation elements within it, to be market competitive. If we are unable to attract and retain top executive talent within the markets in which we compete, we will hinder our ability to create long-term shareholder value. As discussed above, the Compensation Committee utilizes the Compensation Peer Group and relevant market compensation survey data, with the assistance of NFP, to ensure our compensation program is benchmarked and that each NEO’s total target compensation is appropriately tailored for the leadership roles in which they serve.

At the same time, a critical aspect of our culture examines how the Company succeeds, which is reinforced through our ACT. RISE. core values. We seek to attract and retain executive leaders who exemplify our values in how they lead and accomplish business objectives. Compensation programs that are overly focused on market benchmarking, or incentive plans that are purely formulaic, are limited in their ability to account for qualitative performance assessments. This creates program risk and can work against the Company’s and shareholders’ long-term interests. Accordingly, the Compensation Committee retains an element of discretion to ensure an executive’s realized compensation reflects individual, qualitative performance, consistent with our culture and values.

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Executive Compensation

Compensation Discussion and Analysis

Performance-Based Compensation Metrics Should Be Objective, Clear, Challenging, and Achievable

In simple terms, the objective of any performance- or incentive-based program is to produce a desired result. Achievement of a desired result cannot be determined if the desired result is not objectively defined. Additionally, performance targets must be clear and uncomplicated so that a path to achievement can be developed and understood. As such, the Compensation Committee establishes our incentive plans with objective, clearly defined performance targets that are focused on performance metrics that our Board believes are most critical to the Company’s success.

Aligning our incentive compensation programs with shareholder interests requires that NEOs be paid commensurate with performance, and performance targets must be challenging to create shareholder value. At the same time, performance targets must be realistically achievable to create the proper incentive and reward structure, or else a disincentive risk can emerge. The Compensation Committee balances these interests by setting performance targets at levels requiring significant effort and achievement by our NEOs, relative to Company circumstances and market conditions, for a target-level payout to occur, within a structure that provides a meaningful incentive to drive overperformance.

Performance-Based Metrics Should be Externally Benchmarked

Measuring how the Company performs against internally developed targets is an important aspect of incentive compensation, as it sets expectations and motivates performance. However, internal performance metrics alone do not create a full picture of Company performance. As such, the performance-based elements of our executive compensation program should also evaluate the Company’s performance relative to external benchmarks.

Since inception, the performance shares granted under our LTIP have used an external benchmark for measuring Company performance, and since 2017, that benchmark has been the Russell 2000 Index, of which the Company is a member. This shows, on a relative basis, how well we deliver results that directly create long-term shareholder value. Additionally, AIP performance metric targets are set in reference to how the Company is expected to perform both compared to the prior year and relative to forecasted market growth rates.

Base Salary

The Compensation Committee reviews and establishes NEO base salaries consistent with the process described above under “The Compensation Decision Making Process.” For each NEO, the Compensation Committee considers our NEOs scope of responsibilities, experience, and individual performance and then balances these factors against competitive salary practices, including internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. The base salaries established for fiscal 2024 are presented in the following table.

Named Executive Officer	Fiscal 2024 Annual Base Salary ($)	Fiscal 2023 Annual Base Salary ($)
Joseph B. Armes	800,000	700,000
James E. Perry	475,000	450,000
Donal J. Sullivan	475,000	450,000
Luke E. Alverson	412,000	375,000
Danielle R. Garde	390,000	375,000

The Compensation Committee’s fiscal 2024 compensation evaluation adjusted NEO base salaries as it determined appropriate, making market-based adjustments in its continued effort to improve competitive market alignment. The Compensation Committee determined the above base salary adjustments were appropriate considering our compensation objectives, our desire to minimize retention risk, and the executive team’s strong performance.

Mr. Armes’ base salary and other compensation components in fiscal 2024 are discussed below in further detail under “Chief Executive Officer Compensation in 2024.”

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Executive Compensation

Compensation Discussion and Analysis

Annual Incentive Program

Our AIP exists to provide employees with a short-term, performance-based cash incentive that promotes achievement of our annual operating budget and the financial metrics that we believe most strongly correlate to long-term shareholder value creation. This incentive most directly supports our “Align Long-Term Executive and Shareholder Interests” and “Reward Current Performance” compensation objectives.

AIP Target Opportunities

The Compensation Committee establishes an AIP target opportunity for each NEO consistent with the process described above under “The Compensation Decision Making Process.” The Compensation Committee also approves the AIP’s financial performance metrics at that same time.

Our NEO’s AIP target opportunities are expressed as a percentage of base salary. AIP target opportunities established for fiscal 2024 are presented in the following table.

Named Executive Officer	Fiscal 2024 AIP Target ($)	Fiscal 2024 AIP Target % of Base Salary	Fiscal 2023 AIP Target % of Base Salary
Joseph B. Armes	1,040,000	130%	130%
James E. Perry	356,250	75%	75%
Donal J. Sullivan	356,250	75%	75%
Luke E. Alverson	226,600	55%	55%
Danielle R. Garde	214,500	55%	55%

The Compensation Committee did not make any changes to AIP target percentages for fiscal 2024. The Compensation Committee determined that, as adjusted for the market-driven base salary increases for fiscal 2024 discussed above, the AIP targets and resulting total target cash compensation for each NEO were within acceptable proximity to market benchmarks and provided incentives consistent with our objectives.

AIP Performance Metrics

The Compensation Committee, working with management and NFP, evaluates and approves the Company’s AIP performance metrics for each fiscal year when AIP target opportunities are established. The Compensation Committee weights performance metrics for each NEO—including business unit leaders—in proportions that ensure performance metrics are heavily weighted toward the Company’s consolidated performance. We believe it is important that all NEOs are primarily focused on setting the strategic direction of the Company (rather than only at the business unit level) and achieving overall Company results.

The Compensation Committee also believes that AIP payouts should reflect individual, non-financial performance metrics. This serves to mitigate the risks that objective factors can have on incentive pay when overused. Importantly, non-formulaic metrics provide the Compensation Committee with discretion to adjust compensation upward or downward based on how an executive accomplished objectives and goals, thereby rewarding behaviors that are consistent with our business objectives and ACT. RISE. core values.

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Executive Compensation

Compensation Discussion and Analysis

The Company’s fiscal 2024 AIP performance metrics are set forth below and are unchanged from fiscal 2023. The Compensation Committee selected these performance metrics, with input from management and NFP, because they support the key strategies that we believe drive sustainable and profitable Company growth and create shareholder value.

Consolidated EBITDA	Consolidated Operating Cash Flow	Business Unit EBITDA	Business Unit Operating Cash Flow	Individual Performance

Why we use it: Measures and supports both our revenue and profitability growth objectives, aligning our interests with the interests of our shareholders	Why we use it: Measures and supports our strategic objectives of managing working capital efficiently and delivering strong cash flow from operations to fund growth and returns to shareholders	Why we use it: Measures and supports both our revenue and profitability growth objectives at the segment/operating company level, which are in direct control of the executive	Why we use it: Measures and supports our strategic objectives of managing working capital efficiently and delivering strong cash flow from operations to fund growth and returns to shareholders	Why we use it: Emphasizes individual performance and qualitative achievement of goals to promote and reward behaviors consistent with our business objectives and core values

How we measure it: U.S. GAAP net income, plus interest, taxes, depreciation, and amortization	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: U.S. GAAP net income, plus interest, taxes, depreciation, and amortization	How we measure it: U.S. GAAP (net cash provided by operating activity)	How we measure it: Board and CEO assessment of individual performance against predetermined goals and objectives

Payout range: 0%—200%	Payout range: 0%—200%	Payout range: 0%—200%	Payout range: 0%—200%	Payout range: 0%—200%

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Executive Compensation

Compensation Discussion and Analysis

AIP Performance Calculation and Payout

When the Compensation Committee approves AIP performance metrics for the year, it also establishes a payout matrix for the AIP, which determines the percentage of AIP target that is paid for performance achieved. Achievement of financial-based performance metrics is objective and calculated as appropriate. Payout percentages for each NEO’s qualitative individual performance metric are determined by the Compensation Committee based on individual performance assessments, as discussed previously.

Fiscal 2024 AIP Payout Matrix and Performance Measurement

Payout Matrix. The fiscal 2024 payout matrix established for all AIP metrics was 0% to 200% of the target award opportunity, which was unchanged from fiscal 2023. The actual AIP payout percentage is calculated by comparing actual financial metric performance against the established targets. Payouts for each of the financial metrics are calculated on a straight-line basis between the applicable performance levels (“threshold,” “target,” and “maximum”).

Target Setting. In fiscal 2024, the Compensation Committee, with the support of NFP, continued to use a semi-annual target setting process for both our EBITDA and Operating Cash Flow (“OCF”) financial metrics. The Compensation Committee believed this approach remained appropriate based on continued uncertainty in overall business conditions. First fiscal half (“1H”) performance metric targets were established in early May 2023 (in the first quarter of fiscal 2024), and second fiscal half (“2H”) performance metric targets were established in mid-November 2023 (in the third quarter of fiscal 2024).

As the last four fiscal years have demonstrated, utilizing more frequent financial target setting intervals has a limiting effect on AIP payouts, as it mitigates the risk of overpayment resulting from annual targets being set too conservatively in the face of significant uncertainty. As the Compensation Committee has always done, it continued to adhere to our compensation objectives and principles, including ensuring that performance targets for the AIP’s financial metrics are set at objective, challenging levels that require significant effort and achievement by our NEOs for a target payout to occur.

Financial Performance Adjustments. For all financial metrics, the Compensation Committee may exercise its judgment, within parameters it establishes at the beginning of the year, about whether to exclude the effect of certain developments in measuring performance. These developments may include unanticipated changes in accounting principles or extraordinary, unusual, or unplanned events, such as the effects of restructurings, impairments, reorganizations, acquisitions, or dispositions.

Any adjustments approved by the Compensation Committee in measuring financial metric performance are fully disclosed below. Concerning acquisitions in particular, the Compensation Committee has consistently applied a policy to exclude the impact of acquisitions consummated during a performance period on AIP financial metrics, ensuring AIP payouts never benefit from acquired, unbudgeted EBITDA and cash flow impacts.

Performance Measurement and Payout. The following graphics show the fiscal 2024 AIP’s performance metrics, targets, payout matrixes, performance results, and percentage payouts.

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Executive Compensation

Compensation Discussion and Analysis

In fiscal 2024, the Company delivered $198.3 million of measured EBITDA, a record performance and 13.9% increase over fiscal 2023. The EBITDA target for fiscal 2024 1H was a 6.0% increase over fiscal 2023 1H actual results, and the EBITDA target for fiscal 2024 2H was a 12.6% increase over fiscal 2023 2H actual results. Consistent with our objectives and historical approach to acquisitions, the fiscal 2024 measured performance excluded all EBITDA impacts from acquisitions, as well as all associated one-time transactional expenses. For the full fiscal 2024 year, the net EBITDA adjustments reduced the AIP’s measured EBITDA by $1.7 million compared to reported EBITDA.

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Executive Compensation

Compensation Discussion and Analysis

In fiscal 2024, the Company delivered $165.8 million of measured OCF, a record performance and 39.7% increase over fiscal 2023. The OCF target for fiscal 2024 1H was a 67.4% increase over fiscal 2023 1H actual results, and the OCF target for fiscal 2024 2H was a 4.8% decrease over fiscal 2023 2H actual results. The fiscal 2024 measured performance excluded all operating cash impacts from acquisitions, as well as all cash used (net of tax benefit) to fund associated one-time transactional expenses. For the full fiscal 2024 year, the net OCF adjustments increased the AIP’s measured OCF by $1.6 million compared to reported operating cash flow.

In fiscal 2024, the Company’s Contractor Solutions segment delivered $174.4 million of measured EBITDA, a record performance and 13.5% increase over fiscal 2023. These results are used in calculating Mr. Sullivan’s Business Unit EBITDA metric payout percentage. Contractor Solutions’ EBITDA target for fiscal 2024 1H was a 6.2% increase over fiscal 2023 1H actual results, and the EBITDA target for fiscal 2024 2H was an 11.7% increase over fiscal 2023 2H actual results. As with consolidated results, this measured performance excluded all EBITDA impacts from businesses acquired during a performance period, as well as all one-time transactional expenses associated with the acquisitions. For the full fiscal 2024 year, the net business unit EBITDA adjustments increased the AIP’s measured business unit EBITDA by $0.8 million compared to reported business unit EBITDA.

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Executive Compensation

Compensation Discussion and Analysis

These results are used in calculating Mr. Sullivan’s Business Unit OCF metric payout percentage. The Company has chosen not to disclose the Threshold, Target, Maximum and Measured Performance data for Contractor Solutions’ OCF metric, as this metric corresponds to financial data that is not publicly disclosed and is used primarily to assess compensation. The Company believes that disclosing such information would cause competitive harm to the Company without adding meaningfully to the understanding of its business.

The Compensation Committee believes that all performance targets for all financial metrics used in our AIP are set at definitive, challenging, and objective levels that require significant effort and achievement by our NEOs for a target payout to occur. Despite the inherent challenges of establishing performance targets in fiscal 2024 due to continued uncertainty in overall business conditions, particularly in light of the inflationary environment and significant volatility in actual and forecasted freight costs, the Compensation Committee believes the AIP target-setting approach used in fiscal 2024 ensured these intentions were met.

While AIP results for any given year will vary, the Compensation Committee believes that appropriate performance target setting,

when combined with strong Company and individual NEO performance, should result in AIP financial metric payouts that average close to target levels over a five-year period. For additional context, the following table summarizes the Company’s actual financial metric payout percentages under the AIP over the last five years.

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Executive Compensation

Compensation Discussion and Analysis

Individual Performance

In determining individual performance payouts for our NEOs, the Compensation Committee considered pre-established individual performance goals and objectives for each NEO, which addressed the following topics:

•	Achievement of the Company’s and business units’ performance against key financial metrics, as applicable;

•	Execution of identified key growth initiatives and development of strategic growth capabilities, including integration of acquired businesses;

•	Improvement in human capital management metrics, including talent development, employee retention, and diversity and inclusion;
•	Achievement of operational excellence and sustainability initiatives;

•	Successful management and mitigation of enterprise risks; and

•	Improvement in performance against key ESG metrics, including environmental, health and safety.

Additionally, the Compensation Committee considered the leadership acumen demonstrated by each NEO in addressing the unique challenges of fiscal 2024, and how each NEO performed and delivered results in a manner consistent with our ACT. RISE. core values: Accountability, Citizenship, Teamwork, Respect, Integrity, Stewardship, and Excellence.

The payout percentages for the 25%-weighted individual performance metric for each NEO is set forth in the final AIP payments table below. The total AIP award earned by each NEO for fiscal 2024 is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column.

	Target AIP Award	Consolidated EBITDA	Consolidated Operating Cash Flow	Business Unit EBITDA	Business Unit Operating Cash Flow	Individual Performance	FY2024 AIP Award
Joseph B. Armes	$1,040,000	$761,280 (122% Payout)	$238,680 (153% Payout)	—	—	$325,000 (125% Payout)	$1,324,960 (127.4% Payout)
James E. Perry	$356,250	$260,775 (122% Payout)	$81,759 (153% Payout)	—	—	$111,328 (125% Payout)	$453,863 (127.4% Payout)
Donal J. Sullivan	$356,250	$152,119 (122% Payout)	$54,506 (153% Payout)	$91,913 (129% Payout)	$56,644 (159% Payout)	$111,328 (125% Payout)	$466,509 (131.0% Payout)
Luke E. Alverson	$226,600	$165,871 (122% Payout)	$52,005 (153% Payout)	—	—	$62,315 (110% Payout)	$280,191 (123.7% Payout)
Danielle R. Garde	$214,500	$157,014 (122% Payout)	$49,228 (153% Payout)	—	—	$58,988 (110% Payout)	$265,229 (123.7% Payout)

Long-Term Equity Incentives

Our LTIP exists to provide senior leaders a long-term, performance-based incentive that promotes building long-term shareholder value. These incentives most directly support our “Align Long-Term Executive and Shareholder Interests” and “Drive Future Performance” compensation objectives. LTIP awards take the form of Company equity, as the Compensation Committee believes that this is the best available vehicle to encourage performance with a view toward building long-term shareholder value.

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Executive Compensation

Compensation Discussion and Analysis

LTIP Award Structure

Our LTIP consists of two components: performance shares and restricted stock, as shown below.

In fiscal 2024, all NEOs received their long-term incentive awards in these forms. The Compensation Committee believes these equity award forms and the target weighting appropriately balances ensuring executives have meaningful, long-term equity ownership, promoting stock price-based and financial-based achievements, and aligning the interests of the NEOs with the Company’s risk profile and the interests of our shareholders.

LTIP Target Opportunities

Target Opportunities. The Compensation Committee establishes a target opportunity for each NEO under the Company’s LTIP consistent with the process described above under “The Compensation Decision Making Process.” Our NEOs LTIP target opportunities are expressed as a percentage of base salary. The LTIP target opportunities established for fiscal 2024 are set forth in the table below.

Named Executive Officer	2024 LTIP Target ($)	2024 LTIP Target as % of Base Salary	2023 LTIP Target as % of Base Salary
Joseph B. Armes	3,000,000	375%	325%
James E. Perry	831,250	175%	175%
Donal J. Sullivan	831,250	175%	175%
Luke E. Alverson	473,800	115%	115%
Danielle R. Garde	448,500	115%	115%

In reviewing the NEO’s LTIP target opportunities for fiscal 2024, the Compensation Committee desired to increase Mr. Armes performance-based compensation and “at risk” pay, based on proximity to market benchmarks and supported by individual performance. As such, Mr. Armes’ LTIP target percentage was increased, and the entirety of the LTIP target percentage increase was allocated to performance shares, increasing his performance share award allocation to approximately 57% of total LTIP. The Compensation Committee determined that the LTIP targets for other NEOs were within acceptable proximity to market benchmarks and provided performance-based compensation and “at risk” pay consistent with our objectives.

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Executive Compensation

Compensation Discussion and Analysis

Burn Rates and Dilution. The Compensation Committee also evaluates the impact of LTIP target opportunities and actual awards on “burn rates,” which measures the annual dilutive effect on our common stock resulting from shares awarded under our LTIP or otherwise. Generally, the Compensation Committee targets a Company-wide unadjusted “burn rate” of 1.0% or less for all annual grants of equity awards to all participants. Our equity granting practices have stayed well below this target every year since the Company’s inception, and the fiscal 2024 LTIP target opportunities established by the Compensation Committee ensured this practice continued.

Equity Grant Timing and Valuation. The Compensation Committee grants equity awards to NEOs at two points during the year: performance shares are granted in the first quarter of our fiscal year, and restricted stock is granted on or about October 1 (the middle of our fiscal year). The Compensation Committee does not grant equity awards to NEOs or other LTIP participants in anticipation of the release of material nonpublic information. Additionally, the Company does not time the release of material nonpublic information based on the grant date of equity awards.

The material terms and conditions of these equity awards are determined under the provisions of our existing equity compensation plan, which is available on the Company’s website at www.cswindustrials.com under “Investors —Financial Reports and Filings.”

The grant date fair value of the performance share and restricted stock awards granted to the NEOs during fiscal 2023, calculated in accordance with U.S. GAAP pursuant to Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, “Compensation—Stock Compensation,” are shown in the “Summary Compensation Table” under the “Stock Awards” column and the accompanying footnotes. The actual award values of the equity awards at grant differ from the “grant date fair value” disclosed in the Summary Compensation Table due to the required accounting methodology, as discussed in footnote 2. Additional information on the awards granted in fiscal 2024 is shown in the “2024 Grants of Plan-Based Awards” table.

Restricted Stock Awards

Award Design. Restricted stock awards in fiscal 2024 maintained all of the design characteristics of the prior year and were otherwise unchanged. The awards vest ratably over a three-year period, delivering a meaningful long-term incentive that balances risk and potential reward. These awards help executives build ownership in the Company, aligning their interests with shareholders, and serve as an effective retention tool, encouraging our executive officers to remain with the Company and perform at high levels. Restricted stock awards are variable compensation, and the Compensation Committee considers them to be “at risk”—no compensation is realized when awards are made, the awards are subject to forfeiture based on employment status, and their future value to the executive is directly determined by the Company’s stock price.

Valuation and Other Terms. For the fiscal 2024 restricted stock awards, the reported value shown in the “Summary Compensation Table” was computed based on the “grant date fair value”, or the price of our common stock on the date of grant multiplied by the number of shares granted. The number of shares granted were computed by dividing target grant values by the volume weighted average trading price of our common stock in the last 20 trading days of August 2023, a methodology we have used since 2016.

Subject to limited exceptions, restricted stock awards are only earned if the individual continues to be employed by the Company through the vesting date. Unvested restricted stock has voting rights and earns dividends, if any, on the same basis as the Company’s outstanding unrestricted common stock.

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Executive Compensation

Compensation Discussion and Analysis

Performance Share Awards

Award Design and Performance Metric. Performance share awards in fiscal 2024 maintained all of the design characteristics of the prior year and were otherwise unchanged. The awards cliff vest at the end of a three-year performance period, and they have one performance metric—total shareholder return relative to the members of the FTSE Russell 2000 Index. The Compensation Committee believes using TSR as the sole performance metric supports the Company’s strategic objective of emphasizing growth in excess of market levels and unquestionably aligns our executives’ interests with those of our shareholders. The Compensation Committee believes the use of the Russell 2000 Index for TSR benchmarking is highly relevant, as the Company is a member of the index and competes with other index members for investor capital. Additionally, comparison to a broad index, rather than individually selected companies, better suits the highly diversified nature of the Company’s business and, as a fully objective standard, mitigates risk in the program.

Vesting Matrix. The Compensation Committee establishes a vesting matrix for performance shares when they are granted. This vesting matrix calculates the number of performance shares that vest relative to the number of shares originally granted. Like the AIP, this vesting matrix has an established upper limit and a minimum below which no shares will vest. For fiscal 2024, the vesting matrix established was 0% to 200% of the award value, unchanged from fiscal 2023. The vesting percentage is calculated using the Company’s TSR percentile ranking among the Russell 2000 Index members, and then multiplying the number of performance shares granted by the applicable interpolated vesting percentage, as set forth below:

Relative TSR Percentile Ranking

As noted, the established vesting matrix features a limit on the number of shares that will vest if the Company’s TSR is negative for the performance period. If that occurs, the maximum amount of performance shares that can vest is 100%, even if the Company’s TSR performs above the 50th percentile of the Russell 2000 Index.

Valuation and Other Terms. For the fiscal 2024 performance share awards, the reported value shown in the “Summary Compensation Table” was computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 144.6% of target, or $200.88 per share. This “grant date fair value” (i.e., 144.6% of the target amount) is reported in the “Summary Compensation Table” for the NEOs’ performance share awards. This reported amount is higher than the actual granted award value (i.e., 100% of the target amount) due to the accounting methodology for calculating this amount, as discussed in footnote 2 to the table.

The number of performance shares granted were computed by dividing target grant values by the volume weighted average trading price of our common stock in the last 20 trading days of March 2023, a methodology we have used since 2016. Performance shares are subject to forfeiture if the executive’s employment is terminated by the Company for cause or by the executive without good reason before the end of the three-year performance period. Until vesting, holders of performance shares do not have voting rights. They also do not receive dividends but are entitled to receive accrued dividend equivalents that vest, if at all, at the same percentage as the underlying award.

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Executive Compensation

Compensation Discussion and Analysis

Additional Executive Compensation Information

Anti-Hedging and Anti-Pledging

Under the Company’s Insider Trading Policy, which is available on our website at www.cswindustrials.com under “Investors —Corporate Governance,” directors, executives and other employees are prohibited from pledging stock, holding Company securities in a margin account, and engaging in transactions (such as trading in options, short sales, and sales “against the box”) designed to hedge against the value of the Company’s common stock.

Stock Ownership Guidelines

Our executive compensation program provides guidelines for executive ownership of Company common stock, expressed as a multiple of annual base salary. The Compensation Committee believes these guidelines encourage the alignment of executive and shareholder interests and promote the Company’s objective of building long-term shareholder value by requiring executives to build and maintain a meaningful stake in the Company.

The stock ownership guidelines are designed to encourage stock ownership at levels high enough to indicate management’s commitment to the Company and share value appreciation, while satisfying an individual executive’s prudent needs for investment diversification. The stock ownership guidelines are set by the Compensation Committee using competitive benchmarking data, and the guidelines are reviewed each year and updated as necessary. There were no changes to the stock ownership guidelines during fiscal 2024.

The Company’s current stock ownership guidelines for the NEOs and the number of shares needed to satisfy the guidelines are shown below.

Named Executive Officer	Ownership Guideline	Ownership Guideline at 3/31/2024 (# of Shares)(1)	Current Ownership (Shares and Multiple of Salary)(1)

Joseph B. Armes	6 x Annual Base Salary	20,461	67,044	19.4x

James E. Perry	3 x Annual Base Salary	6,075	23,674	11.6x

Donal J. Sullivan	3 x Annual Base Salary	6,075	34,392	16.8x

Luke E. Alverson	3 x Annual Base Salary	5,269	20,014	11.3x

Danielle R. Garde	3 x Annual Base Salary	4,988	2,640	1.6x

(1)	Based on a price per share of $234.60, the closing price of the Company’s stock on March 31, 2024.

Executives are expected to meet the stock ownership guidelines within five years from the date the guidelines are first applicable. Recognizing the time required to achieve the ownership guidelines, our guidelines contain an interim retention requirement. Specifically, executives who do not yet meet the applicable ownership requirement must retain at least 75% of the vested common stock they receive from equity awards granted from the time the ownership guidelines become applicable, net of any shares used or sold to pay applicable tax withholding. For fiscal 2024, all NEOs satisfied their ownership guideline or retention requirement.

The Compensation Committee periodically reviews the stock ownership guidelines and no less than annually monitors the executives’ progress toward meeting their target ownership levels. Shares held directly by an executive count toward satisfying the requirements, as do unvested restricted stock awards, but unvested equity awards with performance-based vesting conditions do not.

Recoupment of Incentive Compensation Policy

The Company maintains a Nasdaq-compliant Dodd-Frank Recoupment of Incentive Compensation Policy (the “Recoupment Policy”), which reinforces our commitment to our business objectives and core values. Under the Recoupment Policy, the Compensation Committee can “claw back” from an executive certain incentive compensation paid in the past three years if the Company is required to restate its financial statements. If a restatement occurs, the Compensation Committee will require any current or relevant former executive to reimburse the Company when the amount of compensation received was greater than the amount the Compensation Committee believes was actually earned based on the restated financial results. The Recoupment Policy does not require any finding of fault or malfeasance on the part of an executive to support the Company’s demand for recoupment.

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Executive Compensation

Compensation Discussion and Analysis

Legacy Pension Plans

In connection with our spin-off from Capital Southwest Corporation in September 2015 (the “Spin-Off”), the Company assumed administrative responsibility and liability for certain legacy pension plans and the associated benefits payable to participating employees. On January 1, 2015, the legacy pension plans were closed to new participants. At the Spin-Off, the Company froze the legacy pension plans, and future benefits to plan participants ceased to accrue as of that date. Mr. Armes is the only NEO who accrued benefits under the legacy plans as part of his prior employment with Capital Southwest Corporation. In September 2019, the Company terminated the legacy pension plans.

The legacy pension plans included a qualified defined benefit, non-contributory retirement plan, as well as a restoration plan that provided benefits to the plan participants in the qualified plan to fulfill the intent of the qualified plan without regard to limitations under the Internal Revenue Code of 1986, as amended (the “Code”). The retirement benefits payable under the legacy pension plans depended on the participant’s years of service and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement. The amount of legacy pension plan benefits attributable to Mr. Armes as of March 31, 2024, and prior to the plan termination is shown in the “Pension Benefits” table below.

Other Benefits

As previously discussed, the Compensation Committee strives to make our executive compensation program primarily performance-based and, as such, does not provide perquisites for our executive officers other than benefits generally provided to all employees. Our executive compensation program from time to time may provide limited other benefits that the Compensation Committee determines to be competitive with the level of benefits offered by the companies with which we compete for executive talent. Any such benefits would serve to meet our stated objective of attracting and retaining executive talent. In addition, some benefits may, in the Compensation Committee’s view, be provided for the Company’s benefit, notwithstanding any personal benefit an executive may derive. No such other benefits were provided in fiscal 2024.

Chief Executive Officer Compensation in Fiscal 2024

The Compensation Committee set our CEO’s compensation in a manner consistent with our compensation philosophy and the general compensation objectives and principles discussed above. In the interest of providing shareholders with a better understanding of Mr. Armes’ compensation for fiscal 2024, we are providing the following discussion and analysis.

Employment Agreement

On October 1, 2015, the Company entered into an employment agreement with Mr. Armes. The employment agreement provides that Mr. Armes will serve as Chief Executive Officer of the Company and that the Board will nominate Mr. Armes for election to the Board during the term of the agreement. The employment agreement had an initial term of two years, but the term automatically extends for additional one-year periods unless Mr. Armes’ employment is terminated as provided in the employment agreement.

Base Salary and Incentive Opportunities

Base Salary

During fiscal 2024, Mr. Armes’ base salary was increased by 14.3% to $800,000. As discussed previously, this increase was made to address proximity to competitive market benchmarks, consistent with our stated executive compensation objectives and principles and supported by Mr. Armes’ performance.

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Executive Compensation

Compensation Discussion and Analysis

AIP Target and Fiscal 2024 Award

During fiscal 2024, Mr. Armes’ target AIP opportunity was maintained at 130% of base salary. After performance results for the fiscal year were confirmed, the Compensation Committee approved a total AIP payout of $1,324,960 or 127.4% of target, broken down as follows:

Metric	Amount ($)	Weight	Payout

Consolidated EBITDA	761,280	60%	122%

Consolidated Operating Cash Flow	238,680	15%	153%

Individual Performance	325,000	25%	125%

LTIP Target and Fiscal 2024 LTIP Awards

Annual LTIP Awards. During fiscal 2023, Mr. Armes’ target LTIP opportunity was increased to 375% of base salary from 325% of base salary, based on an analysis of comparative market data and to increase his performance-based compensation and “at risk” pay. As discussed above, the entirety of this LTIP target percentage increase was allocated to performance shares, bringing his LTIP award mix to 57% performance shares and 43% restricted stock. This made a majority (56.6%) of Mr. Armes’ total target compensation performance-based and increased his percentage of “at risk” pay to 83.5%.

Accordingly, Mr. Armes received an award of 12,422 performance shares in May 2023 ($1,700,000 target award value), and an award of 7,063 shares of restricted stock in October 2023 ($1,300,000 target award value). Mr. Armes did not receive any special equity awards outside of the LTIP in fiscal 2024.

Benefits Upon Termination

Under Mr. Armes’ employment agreement, if his employment is terminated due to death or disability, Mr. Armes will receive (1) his base salary and any unpaid benefits (including death benefits) through the date of termination; (2) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; and (3) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year. Additionally, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and to the extent that the performance conditions have been satisfied. Any options he holds will remain exercisable for one year following the date of termination.

If Mr. Armes’ employment is terminated by the Company without “cause” or by Mr. Armes for “good reason,” Mr. Armes will receive (1) his base salary and any unpaid benefits through the date of termination; (2) a lump sum payment equal to two times the sum of (a) his then-current base salary or any higher base salary that was in effect during the 12 months prior to the date of termination, and (b) the greater of his annual AIP payment for the prior fiscal year or his target AIP incentive for the current year; (3) the AIP cash payment related to the previous year, if the date of termination is after the end of a fiscal year but before the Company pays AIP cash incentives; (4) a prorated AIP cash payment related to the then-current fiscal year, if the date of termination is before the end of a fiscal year; and (5) continued medical and dental insurance for him and his dependents for 24 months following the date of termination. Additionally, and with certain exceptions related to Mr. Armes’ Special Equity Grant, all of Mr. Armes’ unvested equity-based awards will immediately vest in full, except for performance-based awards, which will vest when and only to the extent that the performance conditions have been satisfied.

If Mr. Armes’ employment is terminated by the Company for “cause” or by Mr. Armes without “good reason,” Mr. Armes will receive only his base salary and any unpaid benefits through the date of termination.

Additionally, Mr. Armes participates in the Company’s Executive Change in Control and Severance Benefit Plan (the “CIC and Severance Plan”). To the extent the provisions of the CIC and Severance Plan are more beneficial to Mr. Armes than the terms set forth in his employment agreement, such provisions would apply in the applicable termination scenario.

The employment agreement also provides that Mr. Armes will not engage in activities that are competitive with the Company’s business or solicit any key employees of the Company to leave or accept employment with another company for 24 months following the date of termination.

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Executive Compensation

Compensation Discussion and Analysis

Executive Change in Control and Severance Benefit Plan

The Company maintains the CIC and Severance Plan. This plan is publicly filed, and its features are described more fully under “Potential Payments upon Termination or Change-In-Control—CSW Industrials, Inc. Executive Change in Control and Severance Benefit Plan” below. The Compensation Committee believes that this plan benefits shareholders in providing consistency and transparency in severance benefits if an executive officer’s employment is terminated, and also supports alignment between executive interests and shareholder interests should a transformative transaction arise that is in shareholders’ best interests.

Review and Assessment of Compensation Under Termination Scenarios

The Compensation Committee regularly reviews each NEO’s total compensation under several scenarios including a change-in-control of the Company, termination of employment by the Company, and resignation or retirement by the executive. Tally sheets setting forth all the listed scenarios are prepared by management and reviewed by the Compensation Committee with input from NFP. Based on its most recent review of the tally sheets, the Compensation Committee determined that the potential payments that would be provided to the NEOs were consistent with our executive compensation objectives and principles.

Executive Compensation Program Changes for Fiscal 2025

For the benefit of our shareholders, we summarize below certain changes and other matters that the Compensation Committee has approved regarding our fiscal 2025 executive compensation program. These and any other fiscal 2025 compensation program changes will be discussed in further detail in our proxy statement for the 2025 annual meeting of shareholders.

Annual Incentive Plan Changes

Metric Target Setting Process. For fiscal 2025, the Compensation Committee has approved a return to annual target setting for our AIP performance metrics. Our AIP has used a more-frequent-than annual target setting process for performance metrics since the beginning of the COVID-19 pandemic in fiscal 2021, as it has provided an artful solution to target setting challenges that existed in the face of pandemic-related business disruptions, heightened macroeconomic uncertainty, and changes in our business resulting from significant acquisitions.

The Compensation Committee, with the support of NFP and management, believes returning to an annual target setting approach in fiscal 2025 is appropriate at this time given the Company’s demonstrated ability to perform at a high level through market cycles. The Compensation Committee will continue to adhere to our compensation objectives and principles in fiscal 2025, including ensuring that performance targets for all financial metrics used in our AIP are set at objective, challenging levels that require significant effort and achievement by our NEOs for a target payout to occur.

Payout Matrix Update. For fiscal 2025, the Compensation Committee has approved a ratable narrowing of the AIP’s payout matrix for the EBITDA and Operating Cash Flow financial metrics. Consistent with the philosophy and approach used in fiscal 2024, the Compensation Committee will continue to evaluate our threshold performance levels to ensure an appropriate level of rigor for minimum payout is maintained, and that maximum performance remains a realistic probability to motivate overperformance for shareholders’ benefit.

Long-Term Incentive Program Changes

Performance Share Vesting Matrix. For fiscal 2025, the Compensation Committee has approved modifying the vesting matrix for performance shares to increase the level of performance required for a target (or 100%) payout. Performance shares will now achieve a target payout if the Company achieves a relative TSR ranking at the 51st percentile among the Russell 2000 Index members. While this increase in the target performance standard is modest, the Compensation Committee believed it was more consistent with our compensation philosophy to require greater than median relative performance for a target payout to be achieved.

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Executive Compensation

Summary Compensation Table

Summary Compensation Table

The following table sets forth compensation information for our NEOs—the individuals who served during fiscal 2024 as principal executive officer and principal financial officer of the Company, and the other most highly compensated executive officers of the Company serving at the end of fiscal 2024.

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph B. Armes Chairman, CEO and President	2024	800,000	—	3,733,051	(6)	1,324,960	3,022	102,212	5,963,245
	2023	700,000	—	2,251,035		1,223,950	—	101,502	4,276,487
	2022	600,000	—	15,314,974		1,029,990	—	98,133	17,043,097
James E. Perry Executive VP, CFO	2024	475,000	—	1,005,765	(7)	453,862	—	75,881	2,010,508
	2023	450,000	—	927,762		424,407	—	77,719	1,879,888
	2022	380,000	—	851,357		376,343	—	74,200	1,681,900
Donal J. Sullivan Executive VP, Chief Strategy Officer	2024	475,000	—	1,005,765	(8)	466,510	—	71,709	2,018,984
	2023	450,000	—	1,086,290		451,491	—	76,705	2,064,486
	2022	400,000	11,050	942,822		388,950	—	75,038	1,817,860
Luke E. Alverson Senior VP, General Counsel and Secretary	2024	412,000	—	573,257	(9)	280,191	—	77,010	1,342,458
	2023	375,000	—	436,848		243,891	—	78,308	1,134,047
	2022	325,000	—	384,882		236,039	—	74,167	1,020,088
Danielle R. Garde Senior VP, Chief People Officer	2024	390,000	—	542,860	(10)	265,230	—	75,859	1,273,949
	2023	178,125	—	194,046		243,891	—	12,624	628,686

(1)	The Company’s fiscal year begins April 1 and ends March 31.

(2)

Represents the grant date fair value of long-term equity incentive awards under the Company’s LTIP computed in accordance with FASB ASC 718 “Compensation—Stock Compensation,” including the impact of forfeitures. The incentive awards are granted in the form of restricted stock, which generally vest ratably over a three-year period, and performance shares. The performance criteria for the performance share awards is based on the Company’s TSR over a three-year period compared to the TSR of the Company’s applicable benchmark group for the same period, as described in further detail under “Executive Compensation Program—Long-Term Equity Incentives—Performance Share Awards” above. The reported value of the performance unit awards is computed based on the probable outcome of the performance conditions based on a Monte Carlo simulation and the grant date estimate of compensation cost to be recognized over the performance period, which was 144.6% of target, or $200.88 per share. Payout for the performance share awards can range from 0% to a maximum of 200%. Assumptions used in the valuations are discussed in Note 6 to the Company’s audited consolidated financial statements for the year ended March 31, 2024, in the Annual Report.

(3)	The amounts in this column include an annual cash incentive bonus for fiscal 2024 under the Company’s AIP that was earned in fiscal 2024 but paid in fiscal 2025.

(4)	Reflects the annualized change in pension value under the restoration plan. There are no above-market or preferential earnings on compensation deferred under the restoration plan.

(5)	The components of this column for fiscal 2024 are set forth in the table below, calculated at the aggregate incremental cost to the Company (all in U.S. dollars):

Name	Retirement Plan Contributions ($)(A)	ESOP Contributions ($)(B)	Insurance Premiums ($)(C)	Dividends Paid ($)(D)	Total ($)

Joseph B. Armes	29,700	19,800	16,587	36,125	102,212

James E. Perry	30,075	19,800	21,228	4,778	75,881

Donal J. Sullivan	30,046	19,800	16,622	5,241	71,709

Luke E. Alverson	30,216	19,800	24,735	2,259	77,010

Danielle R. Garde	29,825	19,800	24,735	1,499	75,859

(A)	Includes matching and discretionary Company contributions to the NEOs under the Company’s 401(k) retirement plan, which is generally available to all the Company’s U.S. employees.

(B)

Includes Company contributions to the Company’s ESOP for fiscal 2024, which is generally available to all the Company’s U.S. employees. These amounts were accrued in fiscal 2024 but contributed in fiscal 2025.

(C)	Includes annual premiums for group term life insurance, the Company’s portion of annual premiums for medical, dental and vision benefits and the Company’s portion of disability premiums.

(D)	Includes dividends paid on outstanding, unvested restricted stock awards, which are entitled to voting and dividend rights at grant.

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Executive Compensation

Summary Compensation Table

(6)

Includes annual grants of 7,063 shares of restricted stock ($1,237,720) and 12,422 shares of performance units ($2,495,331) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $175.24, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2023, the date of grant. Performance unit award values were calculated using a fair value of $200.88 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $3,451,577.

(7)

Includes annual grants of 2,258 shares of restricted stock ($395,692) and 3,037 shares of performance units ($610,073) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $175.24, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2023, the date of grant. Performance unit award values were calculated using a fair value of $200.88 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $843,861.

(8)

Includes annual grants of 2,258 shares of restricted stock ($395,692) and 3,037 shares of performance units ($610,073) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $175.24, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2023, the date of grant. Performance unit award values were calculated using a fair value of $200.88 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $843,861.

(9)

Includes annual grants of 1,287 shares of restricted stock ($225,534) and 1,731 shares of performance units ($347,723) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $175.24, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2023, the date of grant. Performance unit award values were calculated using a fair value of $200.88 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $480,976.

(10)

Includes annual grants of 1,219 shares of restricted stock ($213,618) and 1,639 shares of performance units ($329,242) made under the Company’s LTIP. Restricted stock award values were calculated using a price per share of $175.24, the closing market price of the Company’s common stock as reported by Nasdaq on October 1, 2023, the date of grant. Performance unit award values were calculated using a fair value of $200.88 per share as determined by the Monte Carlo simulation. The maximum potential value of the performance units at grant date, assuming the highest level of performance conditions, was $455,413.

2024 Grants of Plan-Based Awards

The following table sets forth certain information with respect to plan-based awards granted to the NEOs for the year ended March 31, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Joseph B. Armes	5/4/2023	(3)	520,000	1,040,000	2,080,000
	5/4/2023					6,211	12,422	24,844			2,495,331	(4)
	10/1/2023								7,063	(5)	1,237,720

James E. Perry	5/4/2023	(3)	178,125	356,250	712,500
	5/4/2023					1,519	3,037	6,074			610,073	(4)
	10/1/2023								2,258	(5)	395,692

Donal J. Sullivan	5/4/2023	(3)	178,125	356,250	712,500
	5/4/2023					1,519	3,037	6,074			610,073	(4)
	10/1/2023								2,258	(5)	395,692

Luke E. Alverson	5/4/2023	(3)	113,300	226,600	453,200
	5/4/2023					866	1,731	3,462			347,723	(4)
	10/1/2023								1,287	(5)	225,534

Danielle R. Garde	5/4/2023	(3)	107,250	214,500	429,000
	5/4/2023					820	1,639	3,278			329,242
	10/1/2023								1,219	(5)	213,618

(1)

The number of shares listed represents long-term equity incentive awards in the form of performance shares under the Company’s LTIP. The performance criteria for these awards is based on the Company’s TSR from April 1, 2023 through March 31, 2026 compared to the TSR performance of the members of the Russell 2000 Index for the same period, as described in further detail under “Executive Compensation Program—Long-Term Equity Incentives—Performance Share Awards” above.

(2)	These amounts represent the fair value, as determined under FASB ASC Topic 718, of the awards based on the grant date fair value estimated by the Company for financial reporting purposes.

(3)

Under the AIP, the primary performance measures are internally defined metrics based on operating income, cash flow from operations, and achievement of individual performance objectives. See “Executive Compensation Program—Annual Incentive Program” above. Actual amounts payable under the AIP, if any, can range from 50% (Threshold) to 200% (Maximum) of the target amounts for the NEOs based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target.

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Executive Compensation

2024 Grants of Plan-Based Awards

(4)

Represents the fair value on the date of grant, as described in footnote (2), of the performance units awarded, which values were calculated using a fair value of $200.88 per share determined by using the Monte Carlo simulation. The actual value may be more or less depending on the Company’s TSR performance during the applicable three-year performance period.

(5)

The amounts shown reflect the numbers of shares of restricted stock granted to each NEO pursuant to the Company’s 2015 Equity and Incentive Compensation Plan. The shares vest ratably over a three-year period on each anniversary of the date of grant.

Outstanding Equity Awards at Year-End 2024

The following table sets forth certain information with respect to outstanding equity awards held by the NEOs as of March 31, 2024.

	Option Awards				Stock Awards
Name	Securities Underlying Unexercised Options (#) Exercisable	Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(1)

Joseph B. Armes	—	—	—	—	15,128	(2)	3,549,029	27,853	(3)	13,068,628

					31,496	(4)	7,388,962	6,154	(5)	2,887,457

					19,685	(6)	4,618,101	7,581	(7)	3,557,005

								12,422	(8)	5,828,402

James E. Perry	—	—	—	—	5,641	(9)	1,323,379	2,650	(5)	1,243,380

								2,948	(7)	1,383,202

								3,037	(8)	1,424,960

Donal J. Sullivan	—	—	—	—	6,192	(10)	1,452,643	3,029	(5)	1,421,207

								3,369	(7)	1,580,735

								3,037	(8)	1,424,960

Luke E. Alverson	—	—	—	—	2,795	(11)	655,707	1,135	(5)	532,542

								1,500	(7)	703,800

								1,731	(8)	812,185

Danielle R. Garde	—	—	—	—	2,130	(12)	499,698	1,639	(8)	769,019

(1)

Calculated using a price per share of $234.60, the closing market price of the Company’s common stock as reported by Nasdaq on March 31, 2024, the last trading day before the end of the Company’s last completed fiscal year.

(2)

Mr. Armes’ shares of restricted stock (all of which are part of the annual LTIP and not part of the fiscal 2022 CEO retention and succession arrangement) vest as follows: 7,544 shares on October 1, 2024; 5,230 shares on October 1, 2025; and 2,354 shares on October 1, 2026.

(3)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement. The performance measure set for these shares was based on the Company’s TSR over the period from April 1, 2021 through each of March 31, 2025, 2026, and 2027, compared to the TSRs of the members of the Russell 2000 Index for the same periods. Payouts range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(4)	These shares represent shares of restricted stock under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement. These shares cliff vest on April 26, 2026.

(5)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s annual LTIP, including accrued dividend equivalent units. The performance measure set for this plan was based on the Company’s TSR over the period from April 1, 2021 through March 31, 2024 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts ranged from 0% to a maximum of 200% of the shares granted. The number of shares reported and the associated value reflects a vesting at 200% of target effective April 1, 2024.

(6)

These shares represent restricted stock units under the Company’s LTIP granted as part of the fiscal 2022 CEO retention and succession arrangement. 40% of the shares will vest (not earlier than April 2025) after a successor CEO is successfully recruited and hired, and 60% of the shares will vest upon the successful first employment anniversary of the successor CEO. The amount shown assumes full satisfaction of the associated performance conditions.

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Executive Compensation

Outstanding Equity Awards at Year-End 2024

(7)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s annual LTIP, including accrued dividend equivalent units. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2022 through March 31, 2025 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(8)

These shares represent long-term equity incentive awards in the form of performance shares under the Company’s annual LTIP, including accrued dividend equivalent units. The performance measure set for this plan is based on the Company’s TSR over the period from April 1, 2023 through March 31, 2026 compared to the TSRs of the members of the Russell 2000 Index for the same period. Payouts can range from 0% to a maximum of 200% of the shares granted. The reported value associated with the shares assumes vesting at 200%.

(9)	Mr. Perry’s shares of restricted stock vest as follows: 2,872 shares on October 1, 2024; 2,017 shares on October 1, 2025; and 752 shares on October 1, 2026.

(10)	Mr. Sullivan’s shares of restricted stock vest as follows: 3,170 shares on October 1, 2024; 2,270 shares on October 1, 2025; and 752 shares on October 1, 2026.

(11)	Mr. Alverson’s shares of restricted stock vest as follows: 1,392 shares on October 1, 2024; 974 shares on October 1, 2025; and 429 shares on October 1, 2026.

(12)	Ms. Garde’s shares of restricted stock vest as follows: 952 shares on October 1, 2024; 952 shares on October 1, 2025; and 406 shares on October 1, 2026.

2024 Option Exercises and Stock Vested

The following table sets forth certain information with respect to stock option exercises and restricted stock vesting during the fiscal year ended March 31, 2024, with respect to the NEOs.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Joseph B. Armes	—	—	30,987	4,627,493

James E. Perry	—	—	16,572	2,431,212

Donal J. Sullivan	—	—	10,747	1,626,193

Luke E. Alverson	—	—	5,727	855,309

Danielle R. Garde	—	—	545	95,506

(1)	The number of shares reported includes shares that were surrendered during the fiscal year ended March 31, 2024, to satisfy taxes upon the vesting of restricted stock awards.

(2)

Reflects the gross number of shares acquired on vesting multiplied by the closing market price of the Company’s common stock on the vesting date. Includes the value of shares surrendered to satisfy taxes upon the vesting of restricted stock awards.

2024 Pension Benefits

The following table sets forth certain information as of March 31, 2024, with respect to pension benefits attributable to our NEOs. Please refer to “Executive Compensation Program—Legacy Pension Plans” above for a narrative description of our pension plans.

Name	Plan Name(1)	Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Joseph B. Armes	Restoration Plan	2.25	97,407	—

James E. Perry	—	—	—	—

Donal J. Sullivan	—	—	—	—

Luke E. Alverson	—	—	—	—

Danielle R. Garde	—	—	—	—

(1)

The pension plans listed represent legacy plans assumed from CSWC in connection with the Spin-Off. The plans listed were frozen on October 1, 2015, and no benefits have accrued to any plan participant following that date. The plans listed were subsequently terminated in September 2019. Mr. Armes’ 2.25 years of credited service under the Restoration Plan is attributable to his employment with CSWC prior to the Spin-Off. The present value of accumulated benefit shown is an actuarial present value derived from the plans’ provisions, which is influenced by credited service and based on the mortality and discount rate assumptions used for financial reporting purposes (but excluding pre-retirement mortality). Assumptions used in the valuations are discussed in Note 14 to the Company’s audited consolidated financial statements for the year ended March 31, 2024 in the Annual Report.

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Executive Compensation

Potential Payments upon Termination or Change-In-Control

Potential Payments upon Termination or Change-In-Control

The information below describes compensation that would have been paid under existing plans and contractual arrangements to the NEOs in the event of a termination of the executive’s employment with the Company or change in control of the Company, assuming these events occurred on March 31, 2024. Amounts shown therefore include amounts earned through such time and are estimates of the amounts that would have been paid out to the executives based upon their respective compensation and service levels as of such date and the closing price of the Company’s common stock on March 31, 2024, of $234.60. The actual amounts to be paid can only be determined at the time of a change in control or the executive’s termination of employment with the Company. Upon any termination of employment, each of the NEOs would also be entitled to the vested amounts, if any, shown in the “2024 Pension Benefits” table above.

CSW Industrials Executive Change in Control and Severance Benefit Plan

All the NEOs participated in the Company’s CIC and Severance Plan as of March 31, 2024. The CIC and Severance Plan provides benefits for termination of employment under three scenarios: by the Company without cause or by the executive for good reason; following a qualifying change in control; and upon death or disability. In any scenario, benefits are only paid after the executive (or the executive’s estate) executes a release in favor of the Company.

The CIC and Severance Plan provides benefits based on two participant levels, referred to as Level One and Level Two. Currently, Mr. Armes is the only Level One participant, and all other NEOs are Level Two participants.

Termination Without Cause by the Company or For Good Reason by the Executive

Upon an executive’s termination by the Company without cause or by the executive for good reason, the executive is entitled to the following severance benefits:

•	A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•	A lump sum payment equal to (a) in the case of a Level One participant, two times, and (b) in the case of a Level Two participant, one times, 12 months of base salary;

•

Continuation of health and welfare benefits for the earlier of the executive’s acceptance of full-time employment with another entity and (a) in the case of a Level One participant, 24 months following termination, and (b) in the case of a Level Two participant 12 months, following termination, in any case at a cost equal to the cost for an active employee for similar coverage; and

•

Immediate vesting in full of all unvested equity awards that have a vesting date within (a) in the case of a Level One participant, two years, and (b) in the case of a Level Two participant, one year, of the date of termination, in accordance with the terms of the applicable award agreements.

As used in the CIC and Severance Plan, “cause” generally means: (a) the commission of an act of personal dishonesty intended to result in substantial personal enrichment to the detriment of the Company; (b) the conviction or plea of nolo contendere to a misdemeanor involving moral turpitude or a felony; (c) the failure to perform work responsibilities; (d) violation of any of the Company’s material policies or procedures; or (e) any material breach of any material agreement with the Company, and in the cases of (c), (d) and (e), where such failure, violation or breach has continued for more than 30 days following written notice to the executive.

As used in the CIC and Severance Plan, “good reason” generally means, without the express written consent of the executive: (a) a material reduction in base compensation; (b) a material diminution in authority, duties or responsibilities; (c) a permanent relocation more than 50 miles from where services were normally performed; (d) a material reduction in the authority, duties or responsibilities of the person to whom the executive reports; or (e) any other action or inaction that constitutes a material breach by the Company of its obligations under the CIC and Severance Plan or any other material agreement to which the Company and the executive are parties.

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Executive Compensation

Potential Payments upon Termination or Change-In-Control

Termination Following a Change in Control

Upon the occurrence of a Change in Control (as defined in the Company’s 2015 Equity and Incentive Compensation Plan) and without a requirement that the executive’s employment be terminated, all then-outstanding unvested equity awards (including restricted stock and performance share awards) will fully vest, in accordance with the terms of the applicable award agreements.

If an executive’s employment is terminated without cause by the Company or for good reason by the executive, in either case within two years following a Change in Control, then the executive is entitled to the following severance benefits:

•	A pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year;

•

A lump sum payment equal to (a) in the case of a Level One participant, three times, and (b) in the case of a Level Two participant, two times, the sum of (i) 12 months of base salary plus (ii) the executive’s target AIP award for the current fiscal year;

•

Continuation of health and welfare benefits for the earlier of 24 months following termination or the executive’s acceptance of full-time employment with another entity, at a cost equal to the cost for an active employee for similar coverage.

In addition to the above, an executive would be entitled to any unpaid base salary through the date of termination, any AIP earned for a completed fiscal year but not yet paid, any unreimbursed business or other expenses through the date of termination, and any employee benefits to which the executive is entitled pursuant to the terms of the plans governing the benefits.

Additionally, the CIC and Severance Plan does not contemplate tax “gross up” payments. Instead, under a “best of net” provision in the CIC and Severance Plan, if any payments or benefits to which an executive is entitled are likely subject to the tax imposed by Section 4999 of the Code, the payment will be reduced such that Section 4999 does not apply or be paid in full, whichever produces the better net after-tax position, as determined by the Board in good faith.

Termination Due to Death or Disability

Upon an executive’s death or disability, the executive (or the executive’s estate) would be entitled to receive: (1) a pro-rata bonus for the year in which termination occurs, calculated using the greater of the actual AIP award earned in the preceding fiscal year or the target AIP award for the current fiscal year; and (2) continued medical and dental insurance coverage for 12 months following termination, at a cost equal to the cost for an active employee for similar coverage. Additionally, all then-outstanding unvested equity awards will fully vest, in accordance with the terms of the applicable award agreements.

66	| 2024 Proxy Statement

Executive Compensation

Potential Payments upon Termination or Change-In-Control

Quantification of Potential Payments

The following table sets forth the estimated value of the potential payments to each of the NEOs, assuming the executive’s employment had terminated on March 31, 2024. For the events of termination involving a change-in-control, we assumed that the change-in-control also occurred on that date. In addition to the payments set forth in the following table, Mr. Armes may receive certain payments upon his termination or a change-in-control pursuant to the legacy pension plans. Previously vested benefits under those plans for Mr. Armes are disclosed in the “2024 Pension Benefits” table above.

		Payout ($)

Triggering Event	Compensation Component	Joseph B. Armes(1)	James E. Perry	Donal J. Sullivan	Luke E. Alverson	Danielle R. Garde
Death	Life insurance benefit (third party payment)	50,000	50,000	50,000	50,000	50,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,223,950	424,406	451,491	243,891	243,891
	Health & welfare benefit	15,005	19,645	15,037	23,152	23,152
	Immediate vesting of equity awards(2)	16,076,434	3,349,150	3,666,094	1,679,971	884,207
	TOTAL	17,365,389	3,843,201	4,182,622	1,997,014	1,201,250
Disability	Pro-rata annual incentive award (greater of target or last year actual)	1,223,950	424,406	451,491	243,891	243,891
	Health & welfare benefit	15,005	19,645	15,037	23,152	23,152
	Immediate vesting of equity awards(2)	16,076,434	3,349,150	3,666,094	1,679,971	884,207
	TOTAL	17,315,389	3,793,201	4,132,622	1,947,014	1,151,250
Termination Without Cause by the Company or For Good Reason by the Executive	Termination payment	3,680,000	475,000	475,000	412,000	390,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,223,950	424,406	451,491	243,891	243,891
	Immediate vesting of certain equity awards(2)(3)	20,694,535	1,295,461	1,454,285	592,834	223,339
	Health & welfare benefit	30,010	19,645	15,037	23,152	23,152
	TOTAL	25,628,495	2,214,512	2,395,813	1,271,877	880,382
Change-in-Control—Employment Continues	Immediate vesting of equity awards(2)	20,694,535	3,349,150	3,666,094	1,679,971	884,207
	TOTAL	20,694,535	3,349,150	3,666,094	1,679,971	884,207
Change-in-Control—Termination Without Cause by the Company	Termination payment	5,520,000	1,662,500	1,662,500	1,277,200	1,209,000
	Pro-rata annual incentive award (greater of target or last year actual)	1,223,950	424,406	451,491	243,891	243,891
	Immediate vesting of equity awards(2)	20,694,535	3,349,150	3,666,094	1,679,971	884,207
	Health & welfare benefit	30,010	39,290	30,074	46,304	46,304
	TOTAL	27,468,495	5,475,346	5,810,159	3,247,366	2,383,402

(1)

Amounts shown for Mr. Armes are determined in accordance with the terms of his employment agreement, discussed under “—Chief Executive Officer Compensation in Fiscal 2024,” as well as the CIC and Severance Plan. Where benefits between the employment agreement and the CIC and Severance Plan overlap, the highest potential amount is shown.

(2)

These amounts are calculated assuming that the market price per share of the Company’s common stock on the date of the event was equal to the closing price of the Company’s common stock on March 28, 2024 ($234.60), the last trading day of fiscal 2024. Additionally, it assumes that, for performance shares that have not vested, the performance conditions are satisfied at target (100%) vesting at the time of termination.

(3)

Pursuant to Mr. Armes’ employment agreement, all unvested equity awards vest immediately in this termination scenario. For the other NEOs under the CIC & Severance Plan, the shares vesting within one year following termination automatically vest.

| 2024 Proxy Statement	67

Executive Compensation

CEO Pay Ratio

CEO Pay Ratio

Determination Date and Measurement Period

We used the fiscal year ended March 31, 2024 as the compensation measurement period to determine the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries other than Mr. Armes (“Median Annual Compensation”). We identified our employee who received the Median Annual Compensation (the “Median Employee”) as of March 31, 2024 (the “Determination Date”).

Median Employee Identification and Compensation Calculation

As of the Determination Date, we had approximately 2,600 employees, including approximately 1,300 located in Vietnam. This employee pool includes all full-time, part-time, seasonal, and temporary employees of the Company and its subsidiaries. This number does not include any independent contractors or “leased” workers. For purposes of identifying the Median Employee this year, we excluded 16 employees from the pool, representing all of our employees in Australia (8) and the UK (8), using the permitted “deminimis” exception.

We calculated the Median Annual Compensation by totaling all applicable elements of compensation for our employees consistent with the methodology used for our NEOs set forth in the “Summary Compensation Table.” This includes taxable wages per payroll records and as reported to authorities, which reflect, among other things, salary, wages, bonuses, and stock compensation, if any. Compensation paid in foreign currencies was converted to U.S. dollars based on the exchange rate in effect at the end of fiscal 2024. We did not make any cost-of-living adjustments in calculating the Median Annual Compensation or in identifying the Median Employee.

A portion of our permanent employee workforce (full-time and part-time) worked for less than the full year because, among other things, they commenced employment after the beginning of the year or took an unpaid leave of absence. In determining our Median Employee, we annualized the total compensation for those individuals (but not for individuals in temporary or seasonal positions).

Based on the above methodology, our Median Employee was identified as an hourly manufacturing team member located in Dong Nai, Vietnam, and their Median Annual Compensation for fiscal 2024 was $17,986. For additional context, the Median Annual Compensation among our North American employees for fiscal 2024 was $85,597.

CEO Compensation

For fiscal 2024, the annual total compensation of Mr. Armes, our Chief Executive Officer, was $5,963,245, calculated using the total of all applicable compensation elements reported in the “Summary Compensation Table” (“CEO Compensation”).

Pay Ratio

For fiscal 2024, the ratio of CEO Compensation to the Median Annual Compensation was 332 to 1. For additional context, the ratio of CEO Compensation to the Median Annual Compensation among our North American employees was 70 to 1.

This CEO Compensation to the Median Annual Compensation ratio is a reasonable good faith estimate calculated in a manner consistent with SEC regulations using the data and assumptions summarized above. The assumptions we used are specific to our Company and our employee population. Because the SEC’s regulations for identifying the Median Employee, calculating annual total compensation, and determining the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, the Company’s pay ratio disclosure may not be comparable to that reported by other companies.

Additionally, our pay ratio is not an element that the Compensation Committee considers in setting CEO compensation, nor is CEO Compensation a material element that management considers in making compensation decisions for non-officer employees.

68	| 2024 Proxy Statement

Executive Compensation
Pay Versus Performance Disclosure

Pay Versus Performance Disclosure
The following table sets forth required disclosures regarding our principal exe
cu
ti
ve officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.
These required disclosures include a figure labeled “Comp
en
sation Actually Paid” (“CAP”), which is calculated pursuant to SEC disclosure requirements. While CAP includes some compensation elements that are actually paid by the Company and received by the NEOs (namely, base salary and AIP payments), CAP includes amounts that the Company did not actually pay to the NEOs in the fiscal years below and that the NEOs did not receive from the Company. As such, CAP is not equivalent to realized pay.
The Compensation Committee did not consider these disclosures in evaluating compensation decisions in any year shown. For a fulsome discussion of how the Compensation Committee does seek to align executive pay with Company performance when making compensation decisions, please refer to “The Compensation Decision Making Process” and “Executive Compensation Program” in the CD&A.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) ($)	Value of Initial Fixed $100 Investment based on (3) :		Net Income ($ Thousands)	EBITDA (4) ($ Thousands)
					TSR ($)	Peer Group TSR ($)

2021	3,639,862	11,391,348	1,091,141	2,199,938	208.17	162.25	40,099	91,329

2022	17,043,097	12,476,830	1,506,616	945,584	181.33	169.29	67,319	133,323

2023	4,276,487	9,398,207	1,426,777	2,102,263	214.23	167.89	96,574	174,067

2024	5,963,245	24,801,517	1,661,475	3,501,738	361.76	183.37	102,539	200,013

(1)	The individuals comprising the PEO and Non-PEO NEOs for each year presented are listed below:

	2024	2023	2022	2021
PEO: NON-PEO NEOS:	Joseph Armes James Perry Donal Sullivan Luke Alverson Danielle Garde	Joseph Armes James Perry Donal Sullivan Luke Alverson Danielle Garde	Joseph Armes James Perry Donal Sullivan Luke Alverson	Joseph Armes James Perry Donal Sullivan Craig Foster Luke Alverson Gregg Branning

(2)
The amounts shown for CAP have been calculated in accordance with Item 402(v) of Regulation
S-K.
To calculate CAP for the PEO and
Non-PEO
NEOs, the following adjustments were made to the Summary Compensation Table (“SCT”) Total in accordance with SEC methodology:

	2024		2023		2022		2021
Year	PEO ($)	Non-PEO NEO Average ($)	PEO ($)	Non-PEO NEO Average ($)	PEO ($)	Non-PEO NEO Average ($)	PEO ($)	Non-PEO NEO Average ($)
SCT Total	5,963,245	1,661,475	4,276,487	1,426,777	17,043,097	1,506,616	3,639,862	1,091,141
Less: Change in Actuarial Value of Pension Plan Value	3,022	—	13,961	—	6,486	—	(4,664)	—
Less: GDFV of Equity Awards Reported in SCT Total Compensation	(3,733,051)	(781,912)	(2,251,035)	(661,237)	(15,314,974)	(726,354)	(1,775,967)	(420,831)
Plus: Year End Fair Value of Equity Awards Granted in Covered Year	6,923,908	1,412,904	2,982,181	866,910	12,266,848	593,743	3,980,706	963,571
Change in Fair Value of Equity Awards that Vested in Covered Year	322,469	85,356	(65,768)	(5,276)	(22,956)	(5,535)	6,190	(2,527)
Change in Fair Value of Outstanding Unvested Equity Awards from Prior Years	15,327,968	995,941	4,470,303	475,088	(1,498,186)	(422,887)	5,545,221	568,584
Calculated CAP	24,801,517	3,501,738	9,398,207	2,102,263	12,476,830	945,584	11,391,348	2,199,938

The above equity award values are calculated in accordance with FASB ASC Topic 718.

(3)
The Peer Group TSR set forth in this table utilizes a custom peer group, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report. The comparison assumes $100 was invested for the period starting April 1, 2020, through March 31 of the listed year in each of the Company and in the custom peer group, respectively.

(4)
We determined EBITDA to be the most important financial performance measure used to link Company performance to the calculated CAPs of our PEO and
Non-PEO
NEOs in fiscal 2024. This performance measure may not have been the most important financial performance measure for fiscal years 2021, 2022 and 2023, and we may determine a different financial performance measure to be the most important financial performance measure in future years. EBITDA is defined for purposes of the AIP as set forth above in the “Compensation Discussion and Analysis” section. See Exhibit B for GAAP reconciliation information.

| 2024 Proxy Statement	69

Executive Compensation
Pay Versus Performance Disclosure

Description of Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Performance

The following chart sets forth the relationship between the CAP calculation of our PEO, the average CAP of our other NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

The following chart sets forth the relationship between the calculated CAP of our PEO, the average CAP of our other NEOs, and the Company’s EBITDA over the four most recently completed fiscal years.

The following chart sets forth the relationship between the calculated CAP of our PEO, the average CAP of our other NEOs, and the Company’s Net Income over the four most recently completed fiscal years.

The following chart compares the Company’s TSR over the last four completed fiscal years to that of the Peer Group over the same period.

The following table presents the financial performance measures that the Company considers to have been the most important in linking the CAP of our PEO and other NEOs for fiscal 2024 to Company performance. The CAP calculation is heavily influenced by the year-over-year change in values of unvested equity awards, and equity awards constitute the majority of our NEO’s compensation. As such, TSR performance has an outsized effect on CAP figures when compared to SCT totals.

TSR
EBITDA
Cash Flow from Operations

70	| 2024 Proxy Statement

Proposal 3:

Approval of the 2024 Equity and Incentive Compensation Plan

We are asking shareholders to approve the 2024 Equity and Incentive Compensation Plan (the “2024 Plan”), which was adopted by our Board upon the recommendation of the Compensation Committee, subject to shareholder approval. The 2024 Plan has been established to replace, on a prospective basis, our 2015 Equity and Incentive Compensation Plan (the “2015 Plan”), which is scheduled to expire in accordance with its terms in October 2025. The full text of the 2024 Plan is attached as Exhibit A to this Proxy Statement.

No awards will be granted under the 2024 Plan unless shareholders approve it at the Annual Meeting. If the 2024 Plan receives shareholder approval, it will become effective on the date of the Annual Meeting, referred to in this proposal as the “2024 Plan Effective Date”. Additionally, if the 2024 Plan receives shareholder approval, no new awards will be granted under the 2015 Plan on or after the 2024 Plan Effective Date. Any awards previously granted under the 2015 Plan will continue to remain outstanding under the 2015 Plan and vest in accordance with their original terms and conditions.

Background

We believe that equity awards are compensation elements critical to attracting and retaining employees, directors and other key service providers of the Company and its subsidiaries and providing such persons with incentives and rewards for performance. Since the adoption of the 2015 Plan, we have remained disciplined in our equity award granting practices. As of July 1, 2024, 298,058 shares of the Company’s common stock remained available for issuance under the 2015 Plan and 220,480 shares were subject to outstanding awards under the 2015 Plan, in each case calculated based on the target number of shares subject to outstanding equity awards. For additional context, there are no option rights or stock appreciation rights outstanding under the 2015 Plan, and as such all shares subject to outstanding awards under the 2015 Plan represent full value awards. Given this, we currently estimate that the 2015 Plan will expire in October 2025 pursuant to its terms before the 2015 Plan’s aggregate remaining share capacity would be exhausted. The 2024 Plan has been adopted by the Board proactively to ensure our LTIP and broader-based employee compensation programs can continue uninterrupted. The 2024 Plan would replace the 2015 Plan, and the remaining share capacity of the 2015 Plan would not be rolled over into the 2024 Plan’s share capacity.

In connection with the Compensation Committee’s periodic evaluation of our LTIP and the Board’s approval of the 2024 Plan, the Board and Compensation Committee have considered our anticipated future equity needs, our historical equity incentive compensation practices, and the advice of the Compensation Committee’s independent compensation consultant. Subject to adjustment upon the occurrence of various corporate events as described in the 2024 Plan, the aggregate number of shares reserved for issuance under the 2024 Plan is 850,000 shares, minus the number of shares subject to any award granted under the 2015 Plan after July 1, 2024, and prior to the date on which we register the offering of shares available under the 2024 Plan (expected in August 2024). Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan.

If the 2024 Plan is approved by our shareholders, no further awards will be granted under the 2015 Plan, and the 2015 Plan’s remaining share reserve will be canceled once we have registered the offering of shares under the 2024 Plan on Form S-8. Any awards previously granted under the 2015 Plan will continue to remain outstanding and vest in accordance with their original terms and conditions.

If the 2024 Plan is approved by shareholders, based on our historic grant practices, we anticipate that the requested share authorization under the proposed 2024 Plan will last in excess of three years. The number of shares used in any fiscal year for equity awards is subject to variance based on many factors, including our Compensation Committee’s decisions on LTIP program design and performance, the market price of our common stock and the possibility of an increase in LTIP-eligible employees due to growth. Our Board believes that the 2024 Plan, including the number of shares available for issuance thereunder, represents a reasonable amount of potential additional equity dilution.

| 2024 Proxy Statement	71

Proposal 3: Approval of the 2024 Equity and Incentive Compensation Plan

Background

If shareholders do not approve the 2024 Plan, the 2015 Plan will remain in effect in its current form, and we will continue to grant equity incentive awards under the 2015 Plan until the earlier of its expiration in October 2025 or the date on which there ceases to be any shares remaining available for issuance under the 2015 Plan.

Shareholder approval of the 2024 Plan will enable us to continue to grant equity awards to key individuals and remain competitive with our industry peers. If this proposal is not approved, we believe we would be at a significant disadvantage relative to our competitors for recruiting, retaining, and motivating those individuals who are critical to our success. We may also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and key individuals with those of our shareholders as effectively as equity incentive awards.

Key Features of the 2024 Plan

The 2024 Plan retains the best parts of the 2015 Plan while incorporating meaningful compensation and governance updates to reflect industry best practices and protect our shareholders’ interests, including the following:

▶	No “evergreen” share increases or automatic “reload” awards. Consistent with our 2015 Plan, shareholder approval would be required to issue any additional shares under the 2024 Plan, allowing our shareholders to have input on our equity compensation programs.

▶	No “liberal” share recycling. Consistent with our 2015 Plan, the 2024 Plan does not allow the reuse of shares tendered or otherwise used to pay the exercise price or purchase price of any awards, shares delivered or withheld to satisfy tax obligations, or shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

▶	No discounted options or SARs. Consistent with our 2015 Plan, the 2024 Plan requires that stock options and SARs must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted.

▶	Explicit “no repricing” provisions. Consistent with our 2015 Plan, subject to certain customary adjustment provisions, the 2024 Plan expressly provides that the terms of stock options or SARs may not be amended or replaced, without shareholder approval, to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

▶	No excise tax gross-ups. Consistent with our 2015 Plan, the 2024 Plan does not provide for the payment of any excise tax gross-ups on awards.

▶	Awards subject to clawback. Awards granted under the 2024 Plan are subject to the Company’s clawback policies under which the Company may recoup or seek reimbursement for erroneously awarded incentive compensation to executive officers and employees.

▶	Minimum one-year vesting requirement. Awards granted under the 2024 Plan are subject to a one-year minimum vesting requirement, subject to a limited exception for up to 5% of the shares available for grant under the 2024 Plan.

▶	Restrictions on dividends and dividend equivalents for performance-based awards. The 2024 Plan prohibits the payment of dividends or dividend equivalents on any option awards or stock appreciation rights. For performance-based equity awards, dividends or dividend equivalent rights, if any, will only be paid at the time, and only to the extent, that vesting requirements are satisfied.

Summary of the 2024 Plan

Purpose. The purpose of the 2024 Plan is to attract and retain officers, non-employee directors, consultants, independent contractors and other key employees of the Company and its subsidiaries and to provide such persons with incentives and rewards for performance.

Administration. The 2024 Plan will be administered by the Compensation Committee or any other committee of the Board that the Board designates to administer the 2024 Plan. Subject to certain restrictions set forth in the 2024 Plan, the Compensation Committee may from time-to-time delegate all or any part of its authority under the 2024 Plan to one or more of its members, one or more Company officers or to one or more agents or advisors. However, the Compensation Committee may not delegate such responsibilities to officers for awards granted to persons who are officers, non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The

72	| 2024 Proxy Statement

Proposal 3: Approval of the 2024 Equity and Incentive Compensation Plan

Summary of the 2024 Plan

Compensation Committee’s interpretation or construction of any 2024 Plan provision will be final and conclusive, including any agreement, certificate, resolution or other evidence that sets forth the terms and conditions of 2024 Plan awards.

Eligibility. Any person who is selected by the Compensation Committee to receive benefits under the 2024 Plan, and who is at that time an officer or other key employee, consultant or independent contractor of the Company or any of its subsidiaries, including non-employee directors (each a “participant” and together the “participants”), is eligible to participate in the 2024 Plan. As of May 31, 2024, there were approximately 2,600 employees and eight non-employee directors of the Company who would be eligible to participate in the 2024 Plan. Independent contractors may also become eligible to participate in the 2024 Plan.

Shares Authorized for Issuance. Subject to adjustments provided in the 2024 Plan, the maximum number of shares of our common stock that may be issued or transferred in connection with 2024 Plan awards is limited to 850,000 shares, plus shares that may become available by virtue of acquiring a company with a pre-approved plan as described further below. Shares issued under the 2024 Plan may be of original issuance, treasury shares or a combination of both. The aggregate number of shares of common stock available under the 2024 Plan will be reduced by one share of common stock for every one share of common stock subject to a 2024 Plan award. A maximum of 100,000 shares of common stock, in the aggregate, can be granted in respect of “incentive stock options” as defined in Section 422 of the Code (“incentive stock options”). Shares issued or transferred in substitution for, in conversion of or in connection with the assumption of awards relating to an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries may become available under the 2024 Plan. The same may apply for shares available under certain plans that we or our subsidiaries may assume from another entity in connection with corporate transactions. In either case, such shares will not reduce the number of shares available for issuance under the 2024 Plan or be added to the share limits under the 2024 Plan if such award is canceled or forfeited, expires or is settled for cash (in whole or in part).

Share Recycling. Shares that become available as a result of forfeiture, cancellation, expiration or cash settlement of awards in accordance with provisions set forth in the 2024 Plan will again be available for issuance under the 2024 Plan. Shares tendered or otherwise used as payment for options, shares withheld to satisfy tax obligations, and shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options will not be added back to the aggregate number of shares available for issuance under the 2024 Plan.

Individual Limitations. The 2024 Plan provides for the following individual limitations, subject to adjustment provided in the 2024 Plan: (1) a maximum of 200,000 shares of common stock, in the aggregate, can be granted to an individual in respect of stock options or stock appreciation rights (“SARs”) during any calendar year; (2) no non-employee director can receive grants that, in the aggregate, exceed $1,000,000 in any calendar year; and (3) the grant price of any incentive stock options granted during a calendar year cannot exceed $100,000 for any participant.

Minimum Vesting Period. No awards will vest until a minimum of one year has passed from the date of grant, except that up to 5% of the shares of common stock available for grant may be made subject to award agreements that do not have such a minimum vesting period.

Types of 2024 Plan Awards. Under the 2024 Plan, we may grant option rights (or stock options, including incentive stock options), SARs, restricted shares, restricted stock units (“RSUs”), cash incentive awards, performance shares, performance units and certain other awards based on or related to our common stock. The 2024 Plan also provides that awards may be granted subject to certain terms and provisions, including the achievement of certain specified management objectives. Additionally, such terms and provisions may include required periods of continuous service by the participant and may provide for the earlier exercise or vesting, including in the case of retirement, death or disability of the participant or in the event of a change in control (as defined in the 2024 Plan).

•

Stock Options. A stock option is a right to purchase shares of common stock at a given price upon exercise of the right. 2024 Plan stock options may consist of incentive stock options, non-qualified stock options or a combination of both. Incentive stock options may only be granted to employees of the Company or its subsidiaries. Incentive stock options and non-qualified stock options must have an exercise price per share that is not less than the market value per share on the date of grant, with additional requirements in the case of incentive stock options for 10% shareholders. Each grant will specify the form of consideration to be paid to satisfy the exercise price. The exercise of a stock option will result in the cancellation of any associated tandem SAR. No 2024 Plan stock option may provide for dividends or dividend equivalents.

| 2024 Proxy Statement	73

Proposal 3: Approval of the 2024 Equity and Incentive Compensation Plan

Summary of the 2024 Plan

•

Stock Appreciation Rights (“SARs”). The Compensation Committee may grant SARs, which are rights to receive an amount expressed as a percentage of the spread between the exercise price of such right and the value of the shares of common stock (not exceeding 100%) at the time of exercise. An SAR can take the form of a “tandem appreciation right” which is granted simultaneously with a stock option grant under the 2024 Plan or a “free-standing appreciation right” which is not connected to any other award. Each award agreement for a grant of SARs will identify any related stock options and contain such other terms and provisions, consistent with the 2024 Plan, as the Compensation Committee may approve. The base price of a free-standing appreciation right will be equal to or greater than the fair market value of a share of common stock on the date of grant, with limited exceptions. Tandem appreciation rights will provide that they may be exercised only at a time when the related stock option is also exercisable and at a time when the spread is positive. No 2024 Plan SARs may provide for dividends or dividend equivalents.

•

Restricted Stock. Restricted stock grants are direct grants of common stock, subject to restrictions. Each grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of common stock on the date of grant. Restricted stock entitles a participant to dividends, voting and other ownership rights, subject to a substantial risk of forfeiture and other restrictions on transfer for a period of time or until certain performance objectives are achieved, in each case as determined by the Compensation Committee. Any grant of restricted stock may require that any dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture be automatically deferred or reinvested in additional shares of restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Any such dividends or other distributions on restricted stock will be deferred until, and paid contingent upon, the vesting of such restricted stock. However, dividends or other distributions on restricted stock with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid contingent upon, the achievement of the applicable performance objectives.

•

Restricted Stock Units (“RSUs”). RSU grants are an agreement by the Company to deliver shares of common stock, cash or a combination, subject to the fulfillment of such conditions during the restriction period as the Compensation Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of common stock on the date of grant. During the restriction period, the participant does not have any ownership interest in the common stock underlying the award and cannot transfer the shares or exercise any voting rights. Rights to dividend equivalents may be made part of any RSU award at the discretion of the Compensation Committee. However, dividend equivalents or other distributions on shares of common stock underlying the RSUs with restrictions that lapse as a result of the achievement of performance objectives will be deferred until, and paid upon, the achievement of the applicable performance objectives.

•

Cash Incentive Awards, Performance Shares and Performance Units. Cash incentive awards, performance shares, and performance units may also be granted under the 2024 Plan. A performance share is a bookkeeping entry that records the equivalent of a share of common stock, and a performance unit is a bookkeeping entry of the right to receive one share of common stock subject to vesting conditions based on the achievement of one or more objectives set forth in an award agreement. Each grant will specify the number or amount of performance shares or performance units or the amount payable with respect to a cash incentive award being awarded. These awards become payable to participants based upon the achievement of specified objectives and such other terms and conditions as the Compensation Committee determines at the time of grant. Each grant will specify the time and manner of payment of a cash incentive award, performance shares or performance units that have been earned. Any grant may specify that the amount payable with respect to such grant may be paid by the Company in cash, shares of common stock, restricted stock or RSUs or in any combination of the same. Any grant of performance shares may provide for the payment of dividend equivalents in cash or in additional shares of common stock, subject to deferral and payment on a contingent basis based on the participant earning the subject performance shares.

•

Other Awards. The Compensation Committee may, subject to limitations under applicable law and under the 2024 Plan, grant to any participant shares of common stock or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock or factors that may influence the value of such shares of common stock. These other awards could include, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of common stock, purchase rights for shares of common stock, awards with value and payment contingent upon performance of the Company or specified affiliated companies or business units or any other factors designated by the Compensation Committee, and awards

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Proposal 3: Approval of the 2024 Equity and Incentive Compensation Plan

Summary of the 2024 Plan

valued by reference to the book value of the shares of common stock, the value of affiliated companies’ securities or the performance of affiliated companies or other business units. The terms and conditions of any such awards will be determined by the Compensation Committee. In addition, the Compensation Committee may grant cash awards, as an element of or supplement to any awards granted under the 2024 Plan. The Compensation Committee may also grant shares of common stock as a bonus or may grant other awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the 2024 Plan or under other plans or compensatory arrangements, subject to terms determined by the Compensation Committee, in a manner than complies with Section 409A of the Code.

Change in Control. Award agreements under the 2024 Plan may provide for accelerated vesting, early exercise or lapsed or modified restrictions, as applicable, in the event of a change in control. The Board has the right to make any determinations as it considers appropriate in the circumstances upon a change in control to ensure the fair treatment of participants including with respect to vesting provisions, subject to the requirements of Section 409A of the Code. In general, a “change in control” will be deemed to have occurred if: (a) any person or group acquires beneficial ownership of 33 1/3% or more of the outstanding shares or of the voting power of the outstanding shares; (b) any person or group acquires beneficial ownership of securities of the Company that cumulatively constitutes more than 50% of the total fair market value or total voting power of the securities of the Company; (c) the incumbent board (as defined in the 2024 Plan), or directors approved by the incumbent board, no longer constitutes a majority of the Board; (d) any consolidation or merger involving the Company occurs that does not result in Company shareholders being majority shareholders of the surviving or continuing corporation; (e) any transfer of substantially all of the assets of the Company, other than to an entity (or entities) in which the Company or its shareholders immediately following such transaction beneficially own a majority interest; or (f) the shareholders approve any plan or proposal for the liquidation or dissolution of the Company.

Transferability of Awards. Except as otherwise provided by the Compensation Committee, no 2024 Plan award or dividend equivalents paid with respect to 2024 Plan awards will be transferable by a participant except by will or the laws of descent and distribution. In no event will any 2024 Plan award be transferred for value. Except as otherwise determined by the Compensation Committee, stock options and SARs will be exercisable during the participant’s lifetime only by them or, in the event of the participant’s legal incapacity to do so, by their guardian or legal representative. The Compensation Committee may specify on the grant date that all or part of the shares of common stock that are subject to 2024 Plan awards will be subject to further restrictions on transfer.

Adjustments; Corporate Transactions. The Compensation Committee will make or provide for adjustments in 2024 Plan award terms, as the Compensation Committee in its sole discretion, exercised in good faith, determines to be equitably required to prevent dilution or enlargement of participants’ rights. Such changes in rights can result from: (a) stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the Company’s capital structure; (b) mergers, consolidations, spin-offs, reorganizations, partial or complete liquidations or other distributions of assets, issuances of rights or warrants to purchase securities; or (c) any other corporate transaction or event having a similar effect. If any such transaction or event, or a change in control, occurs, the Compensation Committee may provide alternative consideration (including cash), if any, in substitution for any or all outstanding 2024 Plan awards as it will in good faith determine to be equitable under the circumstances.

Prohibition on Repricing. Except in connection with certain corporate transactions or changes in the capital structure of the Company, shareholder approval is required to amend the terms of outstanding 2024 Plan awards to (1) reduce the exercise price or base price of outstanding stock options or SARs or (2) cancel outstanding stock options or SARs in exchange for cash, other awards or stock options or SARs with a lower exercise price or base price, as applicable, than the original. The 2024 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs without shareholder approval, and such provision itself may not be amended without approval by shareholders.

Detrimental Activity and Recapture. Award agreements may include additional provisions for cancellation or forfeiture of awards or the forfeiture and repayment of any gain related to an award in the event the participant engages in detrimental activity. Awards granted under the 2024 Plan are subject to the Company’s Dodd-Frank Clawback Policy, as well as any Company policy regarding the recovery of erroneously-granted compensation.

Grants to Non-U.S. Based Participants. The Compensation Committee may provide for special terms for awards to participants who are foreign nationals, as the Compensation Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, and may establish sub-plans to effectuate these accommodations.

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Proposal 3: Approval of the 2024 Equity and Incentive Compensation Plan

Summary of the 2024 Plan

Amendment and Termination of the 2024 Plan. The Board may amend the 2024 Plan from time to time in whole or in part. However, if any amendment would (1) materially increase the benefits accruing to participants under the 2024 Plan, (2) materially increase the number of shares that may be issued under the 2024 Plan, (3) materially modify the requirements for participation in the 2024 Plan or (4) otherwise require shareholder approval to comply with applicable law or the rules of the Nasdaq Stock Market, then such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Further, subject to the 2024 Plan’s prohibition on repricing, the Compensation Committee may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the 2024 Plan, no such amendment may be made that would impair the rights of any participant without such participant’s consent. The Board may terminate the 2024 Plan at any time in its discretion. Termination of the 2024 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.

U.S. Federal Income Tax

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2024 Plan based on US federal income tax laws currently in effect. This summary, which is presented for the information of shareholders considering how to vote on this Proposal 3 and not for 2024 Plan participants, is not intended to be complete and does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to shares of restricted stock that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Restricted Stock Units. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of common stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. Upon payment in respect of the earn-out of performance shares or performance units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received, and the capital gains/loss holding period for such shares will also commence on such date.

Nonqualified Stock Options. In general, (1) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (2) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in alternative minimum tax liability. If shares of common stock are issued to the optionee pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer

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Proposal 3: Approval of the 2024 Equity and Incentive Compensation Plan

U.S. Federal Income Tax

of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally ordinary income will be recognized in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock received on the exercise.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will generally be entitled to a corresponding deduction, subject to deduction limitations.

New Plan Benefits

The benefits that will be awarded or paid under the 2024 Plan are currently not determinable. Any future awards granted to eligible participants under the 2024 Plan will be made at the discretion of the Compensation Committee, the Board or under Board or Compensation Committee-delegated authority. We currently anticipate continuing our LTIP and equity award granting practices for executive officers and non-executive directors as described in this Proxy Statement.

Required Vote and Recommendation

The proposal to approve the 2024 Plan requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” approval of the 2024 Plan unless you instruct otherwise on the proxy or unless you withhold authority to vote. For more information, see “General Voting and Meeting Information—Voting—Counting of Votes.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2024 PLAN.

| 2024 Proxy Statement	77

Equity Compensation Plan Information

The following table provides certain information related to our 2015 Equity and Incentive Compensation Plan as of March 31, 2024 under which our equity securities are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by securities holders	—	—	336,032

Equity compensation plans not approved by securities holders	—	—	—

TOTAL	—	—	336,032

As of July 1, 2024, there were 298,058 shares of common stock that remained available for future issuance under our 2015 Equity and Incentive Compensation Plan, and 220,480 shares were subject to outstanding awards under the 2015 Equity and Incentive Compensation Plan, in each case calculated based on the target number of shares subject to outstanding equity awards. For additional context, there are no option rights or stock appreciation rights outstanding under the 2015 Equity and Incentive Compensation Plan, and as such all shares subject to outstanding awards represent full value awards.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and any person beneficially owning more than 10% of the Company’s common stock to file reports of ownership and any changes in ownership with the SEC. Based solely on the Company’s review of reports furnished to the Company and representations provided to the Company by persons required to file reports under Section 16 of the Exchange Act, the Company’s directors, executive officers and greater than 10% beneficial owners properly and timely complied with their Section 16(a) filing requirements during the fiscal year ended March 31, 2024.

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Proposal 4: Ratification of Grant Thornton LLP’s Appointment to Serve as our Independent Registered Public Accounting Firm for Fiscal 2025

The Audit Committee has approved Grant Thornton LLP (“GT”) to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2025.

We are asking our shareholders to ratify the appointment of GT as our independent registered public accounting firm. The Company’s independent registered public accounting firm is engaged, retained and supervised by the Audit Committee. However, the Board considers a proposal for shareholders to ratify this appointment to be an opportunity for shareholders to provide input to the Audit Committee and the Board on a key corporate governance issue.

Required Vote and Recommendation

The proposal to ratify the appointment of GT to serve as the Company’s independent registered public accounting firm for fiscal 2025 requires the affirmative vote of a majority of the votes cast in person or represented by proxy. The individuals named as proxies on the enclosed proxy card will vote your proxy “FOR” ratifying the appointment of GT unless you instruct otherwise on the proxy or unless you withhold authority to vote. For more information, see “General Voting and Meeting Information — Voting — Counting of Votes.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP’S APPOINTMENT TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2025.

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Report of The Audit Committee

During fiscal 2024, the Audit Committee of the Board of Directors consisted of four independent directors: Anne Motsenbocker (Chair), Terry Johnston, Robert Swartz, and Kent Sweezey. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee met five times in fiscal 2024.

Management has primary responsibility for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on this audit. The Audit Committee’s responsibility is to monitor and oversee this process, including engaging the independent auditors, pre-approving their annual audit plan, and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and held detailed discussions with management, including the executive leadership team and internal audit staff, on the Company’s consolidated financial statements and matters relating to the Company’s internal control over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that these statements fairly present the financial condition and results of operations of the Company for the period described. The Audit Committee has relied upon this representation without any independent verification, except for the work of GT, the Company’s independent registered public accounting firm. The Audit Committee also discussed these statements with GT, both with and without management present, and has relied upon their reported opinion on these financial statements.

The Audit Committee further discussed with GT matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee received from GT the written disclosures and letter required by applicable requirements of the PCAOB regarding GT’s communications with the Audit Committee concerning its independence and has discussed with GT its independence from the Company and its management.

Based on these reviews and discussions, including the Audit Committee’s specific review with management of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 (“Annual Report’) and based upon the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Annual Report filed with the SEC.

Anne Motsenbocker, Chair

Terry Johnston

Robert Swartz

Kent Sweezey

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Other Audit Information

Relationship with Independent Registered Public Accounting Firm

The Audit Committee appointed GT to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2024. In this role, GT audits the Company’s financial statements. Representatives from GT will attend the Annual Meeting and will be available to respond to appropriate questions from shareholders. They will have the opportunity to make a statement if they wish.

Audit and Non-Audit Fees and Services

The following table summarizes the aggregate fees (excluding value-added taxes) for professional services incurred by the Company for the audits of its fiscal 2024 financial statements and other fees billed to the Company by GT in fiscal 2024. In general, the Company retains GT for services that are related to or an extension of the Company’s annual audit.

	2024	2023
Audit Fees(1)	$1,866,672	$1,785,147

Audit Related Fees(2)	99,500	90,000

Total Audit Related Fees	1,966,172	1,875,147

Tax Fees	—	—

All Other Fees	—	—

TOTAL FEES	$1,966,172	$1,875,147

(1)	Represents fees for the audit of our annual financial statements, internal controls and review of our quarterly financial statements.

(2)	Represents professional services provided in connection with the audit of annual financial statements for the Shell & Whitmore Reliability Solutions joint venture.

The Audit Committee pre-approved all the audit and non-audit fees described above for the year ended March 31, 2024, in accordance with its approval policy discussed below.

Audit Committee Approval Policy

The Audit Committee approves all proposed services and related fees to be rendered by the Company’s independent registered public accounting firm before the firm is engaged. Services to be provided by the Company’s independent registered public accounting firm generally include audit services, audit-related services and certain tax services. All fees for the annual audit or audit-related services to be performed by the Company’s independent registered public accounting firm are itemized for the purposes of approval. The Audit Committee approves the scope and timing of the external audit plan for the Company and focuses on any matters that may affect the scope of the audit or the independence of the Company’s independent registered public accounting firm. In that regard, the Audit Committee receives certain representations from the Company’s independent registered public accounting firm regarding their independence and the permissibility under the applicable laws and regulations of any services provided to the Company outside the scope of those otherwise allowed.

The Audit Committee may delegate its approval authority to the Chairman of the Audit Committee to the extent allowed by law. In the case of any delegation, the Chairman must disclose all approval determinations to the full Audit Committee as soon as possible after such determinations have been made.

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Security Ownership of Directors and Certain Executive Officers

The following table sets forth as of May 31, 2024, ownership of Company common stock by (i) each director, (ii) each executive officer of the Company named in the “Summary Compensation Table” individually, and (iii) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified possesses sole voting and investment power with respect to his or her shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class

Joseph B. Armes	60,219	(2)	*

Luke E. Alverson	20,107		*

Darron K. Ash	—		*

Michael R. Gambrell	25,058		*

Danielle R. Garde	2,731		*

Bobby Griffin	2,088		*

Terry L. Johnston	9,132		*

Linda A. Livingstone	12,558		*

Anne B. Motsenbocker	1,390		*

James E. Perry	23,766		*

Donal J. Sullivan	34,485		*

Robert M. Swartz	13,559		*

J. Kent Sweezey	9,326		*

All directors and executive officers as a group (14 individuals)	219,672		1.4%

*	Less than 1%.

(1)

Beneficial ownership has been determined in accordance with SEC rules and, unless otherwise indicated in the footnotes, represents securities for which the beneficial owner has sole voting and investment power. The amount disclosed for each person or group also includes any securities that person or group has the right to acquire within 60 days pursuant to Company stock option and incentive plans, if applicable. The address of each individual is 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240.

(2)	Includes 1,500 shares owned by a family limited partnership of which Mr. Armes and his spouse are 50% owners of the general partner, for which he has shared voting and investment power.

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Security Ownership of Certain Beneficial Owners

The following shareholders are known to beneficially own more than 5% of the Company’s common stock. Except where noted in the footnotes below, the information is based on stock ownership reports on Schedule 13G filed with the SEC. Percentages have been calculated based on the number of shares outstanding as of the record date. We are not aware of any other shareholder holding 5% or more of the Company’s common stock.

In addition to the below, as of May 31, 2024, approximately 500,000 shares of our common stock, or 3.2% of our shares outstanding, were held by The Principal Financial Group as trustee of the Company’s ESOP.

Name and Address of Beneficial Owner	Amount and nature of beneficial ownership(1)		Percent of class
BlackRock, Inc. 55 East 52nd Street, New York, New York 10055	1,141,037	(2)	7.3%

T. Rowe Price Associates, Inc. 100 E. Pratt Street, Baltimore, Maryland 21202	1,139,677	(3)	7.3%

Neuberger Berman Group LLC 1290 Avenue of the Americas, New York, New York 10104	1,106,482	(4)	7.1%

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	872,844	(5)	5.6%

(1)	Beneficial ownership has been determined in accordance with SEC rules.

(2)	Based on a Schedule 13G/A filed with the SEC on January 26, 2024. The filing indicates sole voting power for 1,122,272 shares and sole dispositive power for 1,141,037 shares.

(3)	Based on a Schedule 13G filed with the SEC on February 14, 2024. The filing indicates sole voting power for 477,912 shares and sole dispositive power for 1,139,677 shares.

(4)	Based on a Schedule 13G/A filed with the SEC on February 12, 2024. The filing indicates shared voting power for 1,093,489 shares and shared dispositive power for 1,106,482 shares.

(5)

Based on a Schedule 13G/A filed with the SEC on February 13, 2024. The filing indicates shared voting power for 28,268 shares, sole dispositive power for 830,322 shares and shared dispositive power for 42,522 shares.

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General Voting and Meeting Information

Solicitation

We are providing these proxy materials in connection with the solicitation by the Board of Directors of CSW Industrials, Inc. of proxies to be voted at the 2024 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held virtually on Thursday, August 15, 2024, at 10:00 a.m. Central Time, at: www.virtualshareholdermeeting.com/CSWI2024.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON AUGUST 15, 2024

Pursuant to SEC rules, we are furnishing proxy materials, including this Proxy Statement and the Company’s Annual Report for the year ending March 31, 2024, to certain of our shareholders by providing access to these documents on the Internet instead of mailing printed copies. “Street name” shareholders, as defined below under “Voting—How to Vote,” will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) was mailed to most of our “street name” shareholders, which explains how to access and review the proxy materials and how you may submit your proxy electronically. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who requested paper copies of proxy materials or previously elected to receive proxy materials by email did not receive the Notice of Internet Availability and are receiving the proxy materials in the format requested.

This Proxy Statement and the Company’s Annual Report for the year ended March 31, 2024, are also available electronically at www.proxyvote.com.

To access and review the materials electronically:

1.	Have your Notice of Internet Availability, proxy card or voting instructions available.

2.	Go to www.proxyvote.com and input your 16-digit control number.

3.	Click the “2024 Proxy Statement” in the right column.

We encourage you to review all the important information contained in the proxy materials before voting. If you would like to attend the virtual Annual Meeting, instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CSWI2024.

The proxy materials are being sent to shareholders on or about July 1, 2024.

Voting

Who May Vote and Number of Votes

If you are a shareholder of record at the close of business on June 24, 2024 (the “Record Date”), you may vote on the matters proposed in this Proxy Statement. For each matter raised at the Annual Meeting, you have one vote for each share you owned on the Record Date. At the close of business on the Record Date, 15,537,014 shares of common stock were issued and outstanding (excluding treasury shares) that may be voted at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder at our offices in Dallas, Texas during ordinary business hours for a period of 10 days prior to the Annual Meeting.

If your shares are held through a broker, your vote instructs the broker how you want your shares to be voted. If you vote on each proposal, your shares will be voted in accordance with your instructions. Brokers may vote shares they hold in “street name” on behalf of beneficial owners who have not voted with respect to certain “routine” matters. The proposal to ratify the appointment of Grant Thornton LLP (Proposal 4) is considered a routine matter, so brokers may vote shares on this matter in their discretion if no voting instructions are received. However, the proposals for the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the approval of the Company’s 2024 Equity and Incentive Compensation Plan (Proposal 3) are NOT considered routine matters, so your broker will not have discretion to vote your shares if you do not provide voting instructions. This is referred to as a “broker non-vote.”

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General Voting and Meeting Information

Voting

Quorum for the Meeting

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented in person or by proxy constitutes a quorum. We must have a quorum to conduct business at the Annual Meeting. You will be part of the quorum if you vote your shares in advance of the Annual Meeting. If you abstain from voting on a particular proposal, your shares will still be counted as present at the meeting for purposes of determining a quorum. Broker non-votes are also counted as present for purposes of determining a quorum.

Counting of Votes

The following table shows the proposals to be presented for a vote, the applicable voting requirements, and the Board’s recommendations.

Proposal	Vote Required to Pass	Voting Options	Board’s Recommendation	Effect of Abstentions and Broker Non-Votes
1. Elect nine directors to hold office until the 2025 annual meeting of shareholders	The affirmative vote of a majority of the votes cast in person or by proxy	FOR all nominees; WITHHOLD as to all nominees; FOR all nominees except for those specified, from whom you WITHHOLD your vote	FOR each nominee	No effect

2. Approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	No effect

3. Approve the 2024 Equity and Incentive Compensation Plan	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	No effect

4. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2025	The affirmative vote of a majority of the votes cast in person or by proxy	FOR, AGAINST or ABSTAIN	FOR	Abstentions will not have any effect. There should not be any broker non-votes, but if any, they will have no effect on the outcome.

The Company knows of no other matters to be submitted to the shareholders at the Annual Meeting. If any other matters are properly raised at the Annual Meeting, the individuals named on the enclosed proxy card intend to vote the shares represented thereby on such matters in accordance with their best judgment.

How to Vote

If your shares are registered in the name of a brokerage firm, bank, or other nominee (i.e., in “street name”). You will receive instructions from your nominee, which you must follow in order to have your shares voted. “Street name” shareholders who wish to vote at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares, which will include a 16-digit control number that enables you to vote your shares.

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General Voting and Meeting Information

Voting

If your shares are registered directly in your name. You can vote your shares in one of four ways: by proxy via the Internet; by proxy over the telephone; by proxy using a proxy card; or online during the virtual Annual Meeting. Even if you do not plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. For all voting methods, you will need your 16-digit control number.

•

Vote by Internet. You have the option to vote using the Internet at www.proxyvote.com. The on-screen instructions will direct you how to vote your shares. Internet voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 14, 2024. IF YOU VOTE BY INTERNET, YOU DO NOT NEED TO RETURN A PROXY CARD.

•

Vote by Telephone. You have the option to vote by telephone by calling 1.800.690.6903 toll-free from the United States and Canada and following the series of voice instructions that will direct you how to vote your shares. Telephone voting is available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on August 14, 2024. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN A PROXY CARD.

•

Vote by Mail. You may mark the proxy card, sign and date it, and return it in the envelope provided as soon as possible before the Annual Meeting. Your signed proxy card must be received before the Annual Meeting for your vote to be counted at the Annual Meeting.

•	Vote during the Annual Meeting. You may vote by online ballot during the virtual Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/CSWI2024.

Participants in the Company’s ESOP. Under the terms of the ESOP, The Principal Financial Group, the ESOP trustee, votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares allocated to his or her account. If the trustee does not receive voting instructions from you by 11:59 p.m., Eastern Time, on August 12, 2024, your ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee. If your shares are held in the ESOP, you may not vote in person at the Annual Meeting.

Changing Your Vote

If you are a registered shareholder, you may revoke your proxy at any time before it has been exercised at the Annual Meeting by:

•	timely mailing in a revised proxy dated later than the prior submitted proxy;

•	timely notifying the Corporate Secretary in writing that you are revoking your proxy;

•	timely casting a new vote by telephone or the Internet; or

•	voting by online ballot at the virtual Annual Meeting.

If you are a beneficial shareholder, please contact your bank, broker or nominee for instructions on how to change your vote.

Vote Tabulations

Tabulation of voted proxies will be handled by Broadridge, an independent firm. Broadridge is the inspector of elections for the Annual Meeting.

86	| 2024 Proxy Statement

Other Information About this Solicitation

Cost of Proxy Solicitation

The solicitation of proxies is made by our Board of Directors and will be conducted primarily by mail. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur to send proxy materials to shareholders and solicit their votes. In addition to this mailing, proxies may be solicited, without extra compensation, by our officers and employees, by mail, telephone, facsimile, electronic mail and other methods of communication. The Company bears the full cost of soliciting proxies. The Company has also retained D.F. King for certain advisory services and to aid in the solicitation of proxies, and will ask brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common stock. For these services, the Company will pay D.F. King a fee of $12,750 plus reimbursement for reasonable out-of-pocket expenses.

Shareholders Sharing an Address

To reduce the expenses of delivering duplicate proxy materials, we deliver one annual report and proxy statement to multiple shareholders sharing the same mailing address unless otherwise requested. This is referred to as “householding.” We will promptly send a separate annual report and proxy statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy of these materials in the future if we are currently sending multiple copies to the same address. Requests related to delivery of proxy materials may be made by calling our Investor Relations department at 214.489.7113 or by writing to CSW Industrials, Inc., Attention: Investor Relations, 5420 Lyndon B. Johnson Freeway, Suite 500, Dallas, Texas 75240. Shareholders who hold shares in “street name” may contact their brokerage firm, bank, or other nominee to request information about householding.

Shareholder Proposals and Nominations

SEC rules provide that certain shareholder proposals may be eligible for inclusion in our 2025 proxy statement. These shareholder proposals must comply with the requirements of Rule 14a-8, including a requirement we receive such proposals no later than March 3, 2025. We strongly encourage any shareholder interested in submitting a proposal to contact the Corporate Secretary at the address below in advance of this deadline to discuss the proposal. The N&CG Committee reviews all shareholder proposals and makes recommendations to the Board for responsive action.

Alternatively, under the Company’s Bylaws, if a shareholder does not want to submit a proposal for inclusion in our proxy statement but wants to introduce it at our 2025 annual meeting of shareholders, or intends to nominate a person for election to the Board directly (rather than by recommending such person as a candidate to our N&CG Committee), the shareholder must submit the proposal or nomination in writing at the address below between April 17, 2025, and May 17, 2025. However, if the 2025 annual meeting of shareholders is held more than 30 days before or more than 30 days after the anniversary of the 2024 Annual Meeting, the shareholder must submit any such proposal no later than the 90th calendar day prior to the 2025 annual meeting of shareholders or 10 days following the date on which the date of the 2025 annual meeting of shareholders is publicly announced. Any such submission must be made by a registered shareholder on the shareholder’s own behalf or on behalf of a beneficial owner of our common stock and must include detailed information specified in our Bylaws concerning the proposal or nominee, as the case may be, and detailed information as to the shareholder’s interests in Company securities. We will not entertain any proposals or nominations at the 2025 annual meeting of shareholders that do not meet these requirements.

| 2024 Proxy Statement	87

Other Information About this Solicitation

Shareholder Proposals and Nominations

To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for the 2025 annual meeting of shareholders must provide notice that sets for the information required by Rule 14a-19 under the Exchange Act, and, pursuant to the Company’s Bylaws, such notice must be provided within the same time frame as any Rule 14a-8 proposal. If the shareholder does not comply with the requirements of the SEC, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal or nomination. The Company’s Bylaws are posted on our website at www.cswindustrials.com under “Investors — Corporate Governance.” To make a submission or to request a copy of the Company’s Bylaws at no charge, shareholders should contact our Corporate Secretary at the following address:

CSW Industrials, Inc.

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

Attention: Corporate Secretary

88	| 2024 Proxy Statement

Exhibit A

CSW Industrials, Inc.

2024 Equity and Incentive Compensation Plan

Recitals:

The CSW Industrials, Inc. 2024 Equity and Incentive Compensation Plan was adopted by the Board (as defined herein) on May 29, 2024, and approved by the Stockholders of the Company (as defined herein) on [●], 2024.

1.

Purpose. The purpose of this Plan is to attract and retain officers, Non-Employee Directors, consultants, independent contractors and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for performance.

2.	Definitions. As used in this Plan:

(a)

“10% Stockholder” means any person who owns (within the meaning of Section 422(b)(6) of the Code) more than ten percent of the total combined Voting Power of all classes of stock of the Company or any Subsidiary of the Company, within the meaning of Sections 424(e) and (f) of the Code.

(b)

“Affiliate” means any corporation, partnership, joint venture or other entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company as determined by the Committee or the Board, as applicable, in its discretion.

(c)	“Appreciation Right” means a right granted pursuant to Section 6 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.

(d)

“Award” means an Option Right, Appreciation Right, Restricted Share, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, or other award as contemplated by Section 10 of this Plan.

(e)

“Award Agreement” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted under this Plan. An Award Agreement may be in an electronic medium, may be limited to notation on the books and records of the Company, and unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(f)	“Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.

(g)	“Board” means the board of directors of the Company.

(h)	“Cash Incentive Award” means a cash award granted pursuant to Section 9 of this Plan.

(i)

“Cause” means, unless defined otherwise in an Award Agreement, as applicable, with respect to the Participant (i) the commission of any act or acts of personal dishonesty intended to result in substantial personal enrichment to the Participant to the detriment of the Company or a Subsidiary or Affiliate; (ii) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or a Subsidiary or Affiliate; (iii) conviction of, or entering into a plea of nolo contendere to, a crime constituting a felony or in respect of any fraud or dishonesty; (iv) failure to perform the Participant’s responsibilities, provided that such failure has continued for more than ten days following written notice from the Company or a Subsidiary or Affiliate of such failure; (v) intentional, repeated, or continuing violation of any of the applicable policies or procedures of the Company or any Subsidiary or Affiliate that occurs or continues after notice to the Participant that the Participant has violated such policy or procedure; (vi) any action by the Participant which has a material detrimental effect on the reputation or business of the Company or any of its Subsidiaries or Affiliates; or (vii) any material breach of a written covenant or agreement with the Company or any Subsidiary or Affiliate, including the terms of this Plan or any material breach of fiduciary duty to the Company or any Subsidiary or Affiliate. For purposes of this definition, the Participant shall be considered to have been discharged for Cause if the Company or a Subsidiary or Affiliate determines within thirty days after the Participant’s resignation or discharge that discharge for Cause was warranted.

| 2024 Proxy Statement	A-1

Exhibit A

(j)	“Change in Control” has the meaning set forth in Section 12 of this Plan.

(k)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(l)

“Committee” means the Compensation and Talent Development Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 2 of this Plan consisting solely of no fewer than two Non-Employee Directors.

(m)

“Common Shares” means the common shares, par value $.01 per share, of the Company or any security into which such common shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(n)	“Company” means CSW Industrials, Inc., a Delaware corporation, and its successors.

(o)

“Date of Grant” means the date specified by the Committee on which a grant of Awards will become effective (which date will not be earlier than the date on which the Committee (or its authorized delegate) takes action with respect thereto).

(p)

“Detrimental Activity” has the meaning set forth in the applicable Award Agreement, or, where not defined in an Award Agreement, means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Company or any of its Subsidiaries or Affiliates; (ii) any activity that would be grounds to terminate the Participant’s employment or service with the Company or any of its Subsidiaries or Affiliates for Cause; (iii) the breach of any non-competition, non-solicitation, non-disparagement or other agreement containing restrictive covenants, with the Company or its Subsidiaries or Affiliates; (iv) fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion; (v) any action by the Participant which has a material detrimental effect on the reputation of the Company or any of its Subsidiaries or Affiliates; or (vi) any other conduct or act determined to be materially injurious, detrimental or prejudicial to any interest of the Company or any of its Subsidiaries or Affiliates, as determined by the Committee in its sole discretion.

(q)	“Director” means a member of the Board.

(r)

“Disability” means, unless defined otherwise in an Award Agreement, as applicable, the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months.

(s)	“Effective Date” means the date this Plan is approved by the Stockholders of the Company.

(t)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(u)	“Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of this Plan that is not granted in tandem with an Option Right.

(v)	“Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.

(w)

“Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Awards. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of one or more of the Subsidiaries, divisions, departments, regions, functions or other organizational units within the Company or its Subsidiaries. The Management Objectives may be made relative to the performance of other companies or subsidiaries, divisions, departments, regions, functions or other organizational units within such other companies, and may be made relative to an index or one or more of the performance objectives themselves. Management Objectives may include, but are not limited to profits, cash flow, returns, working capital, profit margins, liquidity measures, sales, margin, cost initiative and stock price metrics, and strategic initiative key deliverable metrics.

(x)

“Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the Nasdaq Stock Market, LLC, or if the Common Shares are not then listed on the Nasdaq Stock Market, LLC, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next

A-2	| 2024 Proxy Statement

Exhibit A

preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method, provided that such method is stated in the Award Agreement and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(y)	“Non-Employee Director” means a person who is a “Non-Employee Director” of the Company within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(z)	“Option Price” means the purchase price payable on exercise of an Option Right.

(aa)	“Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 5 of this Plan.

(bb)	“Optionee” means the optionee named in an Award Agreement evidencing an outstanding Option Right.

(cc)

“Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) an officer or other key employee of the Company or any Subsidiary; (ii) a person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee, including a consultant or independent contractor (provided that such person is qualified to receive a grant of shares registered under Form S-8); or (iii) a Non-Employee Director.

(dd)

“Performance Period” means, in respect of an Award, a period of time established by the Committee within which the Management Objectives relating to such Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Shares, dividend equivalents or other awards contemplated by Section 10 of this Plan are to be achieved.

(ee)	“Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.

(ff)

“Performance Unit” means a bookkeeping entry awarded pursuant to Section 9 of this Plan of the right to receive one Common Share subject to vesting conditions based on the achievement of one or more Management Objectives set forth in an Award Agreement.

(gg)	“Plan” means this 2024 Equity and Incentive Compensation Plan.

(hh)	“Restricted Shares” means Common Shares granted or sold pursuant to Section 7 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(ii)	“Restricted Stock Units” means an award made pursuant to Section 8 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(jj)	“Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 8 of this Plan.

(kk)

“Retirement” means, unless defined otherwise in an Award Agreement, as applicable, the Participant’s termination of service for any reason (other than by the Company for Cause) at any time after the Participant (i) reaches age 60 and (ii) has at least 5 years of continuous service with the Company.

(ll)

“Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.

(mm)	“Stockholder” means an individual or entity that owns one or more Common Shares.

(nn)

“Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are; or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, or unincorporated association), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive

| 2024 Proxy Statement	A-3

Exhibit A

Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(oo)	“Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 of this Plan that is granted in tandem with an Option Right.

(pp)

“Voting Power” means at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company, or members of the board of directors or similar body in the case of another entity.

3.	Administration of this Plan.

(a)

This Plan will be administered by the Committee. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b)

The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c)

To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee: (i) designate employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee will not delegate such responsibilities to any such officer for awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) will report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

4.	Shares Available Under this Plan.

(a)	Maximum Shares Available Under Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred with respect to Awards made under this Plan will not exceed in the aggregate 850,000 Common Shares, plus any Common Shares that become available under this Plan as a result of forfeiture, cancellation, expiration, or cash settlement of Awards, as provided in Section 4(b) below, plus any Common Shares made available to the Company by virtue of acquiring a company with a pre-approved plan as provided in Section 22(b). Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares available for issuance or transfer under Section 4(a)(i) of this Plan will be reduced by one Common Share for every Common Share issued or transferred upon exercise of an Option Right or Appreciation Right granted under this Plan or issued or transferred in connection with an award other than an Option Right or Appreciation Right granted under this Plan.

(b)	Share Counting Rules.

(i)

Subject to adjustment as provided in Section 11 of this Plan, if any Common Shares issued or transferred pursuant to an Award granted under this Plan are forfeited, or an Award granted under this Plan is cancelled or forfeited, expires or is

A-4	| 2024 Proxy Statement

Exhibit A

settled for cash (in whole or in part), then such Common Shares or the Common Shares underlying such Award will, to the extent of such cancellation, forfeiture, expiration, or cash settlement, be available for issuance or transfer under Section 4(a) above.

(ii)

Notwithstanding anything to the contrary contained in this Section 4, the following Common Shares will not be added to the aggregate number of Common Shares available for issuance or transfer under Section 4(a) above: (A) Common Shares tendered or otherwise used in payment of the Option Price of an Option Right; (B) Common Shares withheld or otherwise used by the Company to satisfy a tax withholding obligation; and (C) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights.

(c)

Limit on Incentive Stock Options. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 100,000 Common Shares.

(d)	Individual Participant Limits. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary, and subject to adjustment as provided in Section 11 of this Plan:

(i)	No Participant will be granted Option Rights and/or Appreciation Rights, in the aggregate, for more than 200,000 Common Shares during any calendar year.

(ii)	No Non-Employee Director will be granted, in any period of one calendar, Awards under this Plan valued in excess of $1,000,000.

(iii)	No Participant will be granted Incentive Stock Options valued, in the aggregate, in excess of $100,000, as determined by the Market Value per Share at time of grant, during any calendar year.

(e)

Minimum Vesting Period. All Awards shall not vest until a minimum of one year has passed from the Date of Grant, except that up to 5% of the Common Shares available for grant under this Plan may be made subject to Award Agreements that do not have such a minimum vesting period. During this vesting period, the Participant must continue to provide services to the Company.

5.

Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)	Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 4 of this Plan.

(b)

Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant, provided, however, that, in the case of a 10% Stockholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Market Value per Share of the Common Shares on the grant date.

(c)

Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee (or other consideration authorized pursuant to Section 5(d) of this Plan) having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the Company’s withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d)

To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)	Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)

Each grant may specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable, and any such grant may provide for the

| 2024 Proxy Statement	A-5

Exhibit A

earlier exercise of such Option Rights, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(g)	Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.

(h)

Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(i)	The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 6 of this Plan.

(j)

Award Agreements for Option Rights shall set forth the term of such Option Rights, provided that no Option Right will be exercisable more than 10 years from the Date of Grant (five years from the Date of Grant in the case of an Incentive Stock Option granted to a 10% Stockholder).

(k)	Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(l)

Each grant of Option Rights will be evidenced by an Award Agreement. Each Award Agreement will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Award Agreements for Incentive Stock Options may set forth additional provisions when granted to a 10% Stockholder.

6.	Appreciation Rights.

(a)

The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b)	Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)

Each grant of Appreciation Rights may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the Appreciation Rights or installments thereof will become exercisable, and any such grant of Appreciation Rights may provide for the earlier exercise of such Appreciation Rights, in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)

Each grant of Appreciation Rights will be evidenced by an Award Agreement, which Award Agreement will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

A-6	| 2024 Proxy Statement

Exhibit A

(c)

Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant, regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.

(d)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(e)	Regarding Free-Standing Appreciation Rights only:

(i)	each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii)	successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	no Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

7.

Restricted Shares. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Shares to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referenced.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)

Each such grant or sale will provide that the Restricted Shares covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee at the Date of Grant or until achievement of Management Objectives referred to in subparagraph (e) below.

(d)

Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)	Any grant of Restricted Shares may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Shares.

(f)

Each grant of Restricted Shares may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the termination of restrictions on such Restricted Shares, and any such grant or sale of Restricted Shares may provide for the earlier termination of restrictions on such Restricted Shares, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(g)

Any such grant or sale of Restricted Shares may or may not require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares, which may be subject to the same restrictions as the underlying award; provided, however, that regular dividends or other distributions on Restricted Shares with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(h)

Each grant or sale of Restricted Shares will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares; or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.

| 2024 Proxy Statement	A-7

Exhibit A

8.

Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify.

(b)	Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.

(c)

Each grant or sale of Restricted Stock Units may specify the period or periods of continuous service by the Participant with the Company or any Subsidiary that is necessary before the termination of restrictions on such Restricted Stock Units, and any such grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(d)

During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares; provided, however, that regular dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units with restrictions that lapse as a result of the achievement of Management Objectives will be deferred until and paid contingent upon the achievement of the applicable Management Objectives.

(e)

Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(f)	Each grant or sale of Restricted Stock Units will be evidenced by an Award Agreement and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

9.

Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a)

Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b)

The Performance Period with respect to each Cash Incentive Award, Performance Share or Performance Unit will be such period of time as will be determined by the Committee at the time of grant, and any such grant of Performance Shares, Performance Units or Cash Incentive Award may provide for the earlier lapse or other modification, of the Performance Period, including in the event of the Retirement, death or Disability of a Participant or a Change in Control.

(c)

Any grant of Cash Incentive Awards, Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and may set forth a formula for determining the number of Performance Shares or Performance Units, or amount payable with respect to Cash Incentive Awards, that will be earned if performance is at or above the minimum or threshold level or levels, or is at or above the target level or levels, but falls short of maximum achievement of the specified Management Objectives.

(d)

Each grant will specify the time and manner of payment of Cash Incentive Awards, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Shares or Restricted Stock Units or in any combination thereof.

A-8	| 2024 Proxy Statement

Exhibit A

(e)

Any grant of Cash Incentive Awards, Performance Shares or Performance Units may specify that the amount payable or the number of Common Shares or Restricted Shares or Restricted Stock Units with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant.

(f)

The Committee may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant’s earning of the Performance Shares with respect to which such dividend equivalents are paid.

(g)

Each grant of Cash Incentive Awards, Performance Shares or Performance Units will be evidenced by an Award Agreement and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

10.	Other Awards.

(a)

Subject to applicable law and the applicable limits set forth in Section 4 of this Plan, the Committee may grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, Affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or Affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards, including any Management Objectives, if applicable. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 10 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, Common Shares, other awards, notes or other property, as the Committee determines.

(b)	Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 10.

(c)

The Committee may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d)

Each grant of an award under this Section 10 may specify the period or periods of continuous services by the Participant with the Company or any Subsidiary that is necessary before such award is earned, vested, or no longer subject to applicable restrictions, and any grant of an award under this Section 10 may provide for the earlier earning or vesting of, or elimination of restrictions applicable to, such award, including in the event of the Retirement, death or Disability of the Participant or a Change in Control.

11.

Adjustments. The Committee shall make or provide for such adjustments in the numbers of Common Shares covered by outstanding Awards, as applicable, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, in the kind of shares covered thereby, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, shall determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee shall provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, shall determine to be equitable in the circumstances and shall require in connection therewith the surrender of all Awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of shares

| 2024 Proxy Statement	A-9

Exhibit A

specified in Section 4 of this Plan as the Committee in its sole discretion, exercised in good faith, shall determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 4(c) will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12.

Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Award Agreement made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Effective Date) of any of the following events:

(a)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person(s)) “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of 33 1/3% or more of (i) the then-outstanding Common Shares of the Company or (ii) the combined Voting Power of the then-outstanding voting securities of the Company entitled to vote generally on the election of Directors of the Company;

(b)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) acquires “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company that, together with securities held by such person or group, constitutes more than 50% of the total fair market value or total Voting Power of the securities of the Company;

(c)

individuals who at any time during the term of this Agreement constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least 75% of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination), and whose election or nomination was not in connection with any transaction described in subsections (a), (b), (d), (e) or (f) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company shall be, for purposes of this clause (c), considered as though such person were a member of the Incumbent Board;

(d)

any consolidation or merger to which the Company is a party, if following such consolidation or merger, Stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing at least a majority of (i) the then-outstanding common stock and (ii) the combined voting power of the then-outstanding voting securities, of the surviving or continuing corporation;

(e)

any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions occurring during the twelve-month period ending on the date of the most recent transaction) of substantially all of the assets of the Company, other than to an entity (or entities) of which the Company or the Stockholders of the Company immediately following such transaction beneficially own securities representing at least a majority of (i) the then-outstanding common equity and (ii) the combined Voting Power of the then-outstanding voting securities; or

(f)	the Stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

For purposes of any Award or payment that provides for a deferral of compensation under Section 409A of the Code, to the extent the impact of a Change in Control on such award or payment would subject a Participant to additional taxes under Section 409A, a Change in Control for purposes of such Award or payment will mean both a Change in Control (as defined above) and a “change in control event” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

13.

Detrimental Activity and Recapture Provisions; Clawback. Any Award Agreement may provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any gain related to an Award, or other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee from time to time, if a Participant, either (a) during employment or other service with the Company or a Subsidiary or (b) within a specified period after termination of such employment or service, shall engage in any Detrimental Activity. The Committee may also provide in an Award Agreement or otherwise that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or

A-10	| 2024 Proxy Statement

Exhibit A

other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Awards granted under this Plan shall be subject to the Company’s Dodd-Frank Clawback Policy, as amended from time to time, as well as any other Company policy regarding the recovery of erroneously-granted compensation. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable laws and any clawback or recoupment policy adopted by the Company from time to time, including but not limited to any policies enacted pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14.

Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15.	Transferability.

(a)

Except as otherwise determined by the Committee, no Award will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such Award be transferred for value. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by such Participant, or in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b)

The Committee may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units; or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer.

16.

Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, then unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. Participants will also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

| 2024 Proxy Statement	A-11

Exhibit A

17.	Compliance with Section 409A of the Code.

(a)

To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)

Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to the Company or any of its Subsidiaries.

(c)

If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good-faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code), the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the business day following the date that is six months following the date of such separation from service.

(d)	If an amount is to be paid under this Agreement in two or more installments, each installment shall be treated as a separate payment for purposes of Section 409A of the Code.

(e)

Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18.	Amendments.

(a)

The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the Nasdaq Stock Market, LLC, or if the Common Shares are not traded on the Nasdaq Stock Market, LLC, the principal national securities exchange upon which the Common Shares are traded or quoted, then such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b)

Except in connection with a corporate transaction or event described in Section 11 of this Plan, the terms of outstanding Awards may not be amended to reduce the Option Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding Option Rights or Appreciation Rights in exchange for cash, other Awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

A-12	| 2024 Proxy Statement

Exhibit A

(c)

If permitted by Section 409A of the Code, but subject to the paragraph that follows, including in the case of termination of employment by reason of death, Disability or Retirement, or in the case of unforeseeable emergency or other special circumstances or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 10 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.

(d)

Subject to Section 18(b) hereof, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively. Subject to Section 11 and Section 17, no such amendment will materially impair the rights of any Participant without his or her consent, unless such amendment is necessary to comply with applicable law. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.

19.	Governing Law. This Plan and all grants and Awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20.

Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.	Miscellaneous Provisions.

(a)	The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)

This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)

Except with respect to Section 21(e), to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights, and there will be no further effect on any provision of this Plan.

(d)

No Award may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e)

Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards.

(f)

No Participant will have any rights as a Stockholder with respect to any Common Shares subject to Awards granted to such Participant prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.

(g)

The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

| 2024 Proxy Statement	A-13

Exhibit A

(h)

Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Share under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts.

(i)

If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect.

22.	Stock-Based Awards in Substitution for Option Rights or Awards Granted by Other Company. Notwithstanding anything in this Plan to the contrary:

(a)

Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted stock, restricted stock units or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The Awards so granted may reflect the original terms of the awards being assumed, substituted or converted and need not comply with other specific terms of this Plan, and may account for Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b)

In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by Stockholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for Awards made after such acquisition or merger under this Plan; provided, however, that Awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c)

Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 4 of this Plan. In addition, no Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) above will be added to the aggregate plan limit contained in Section 4 of this Plan.

[Remainder of Page Intentionally Blank]

A-14	| 2024 Proxy Statement

Exhibit B

GAAP to Non-GAAP Reconciliations

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Unaudited)

	Fiscal Year Ended March 31,
(Amounts in thousands)	2024	2023	2022

GAAP Net Income attributable to CSWI	$101,648	$96,435	$66,385

Plus: Income attributable to redeemable noncontrolling interest	891	139	934

GAAP Net Income	102,539	96,574	67,319

Adjusting items:

Interest Expense	12,723	13,197	5,449

Income Tax Expense	37,942	29,337	24,146

Depreciation & Amortization	38,289	34,957	36,408

EBITDA	191,492	174,067	133,323

Adjusting Items:

Reversal of Tax Indemnification Receivable	8,519	—	—

Adjusted EBITDA	$200,011	$174,067	$133,323

RECONCILIATION OF NET INCOME AND EPS TO ADJUSTED NET INCOME AND EPS

(Amounts in thousands, except per share amounts)	Fiscal Year Ended March 31, 2024

GAAP Net Income attributable to CSWI	$101,648

Adjusting items, net of tax:

Reversal of tax indemnification receivable	7,500

Adjusted Net income attributable to CSWI	$109,148

GAAP Net Income attributable to CSWI per diluted common share	$6.52

Reversal of tax indemnification receivable	0.48

Adjusted Net Income attributable to CSWI per diluted common share	$7.01

| 2024 Proxy Statement	B-1

CSW INDUSTRIALS CSW INDUSTRIALS, INC. 5420 LYNDON B. JOHNSON FREEWAY SUITE 500 DALLAS, TX 75240 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on August 14, 2024 for shares held directly and by 11:59 P.M. ET on August 12, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CSWI2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 14, 2024 for shares held directly and by 11:59 P.M. ET on August 12, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V52981-P15408 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CSW INDUSTRIALS, INC. The Board of Directors recommends you vote FOR the following: For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 1. Election of Directors Nominees: 01) Joseph Armes 06) Linda Livingstone 02) Darron Ash 07) Anne Motsenbocker 03) Michael Gambrell 08) Robert Swartz 04) Bobby Griffin 09) Kent Sweezey 05) Terry Johnston The Board of Directors recommends you vote FOR proposals 2, 3 and 4: For Against Abstain 2. Approval, by non-binding vote, of executive compensation. 3. Approval of the 2024 Equity and Incentive Compensation Plan. 4. The ratification of Grant Thornton LLP to serve as independent registered public accounting firm for the fiscal year ending March 31, 2025. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V52982-P15408 CSW INDUSTRIALS, INC. This proxy is solicited on behalf of the Board of Directors Annual Meeting of Shareholders August 15, 2024 The shareholders hereby appoint(s) Joseph Armes and Robert Swartz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CSW INDUSTRIALS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/CSWI2024 at 10:00 a.m., Central Time on August 15, 2024, and any adjournment or postponement thereof. Participants holding shares in the CSW Industrials, Inc. ESOP: By marking, signing and dating this card or submitting your voting instruction by telephone or internet, you are instructing The Principal Financial Group, the ESOP trustee, to vote the shares of CSW Industrials, Inc. common stock allocated to the ESOP account as instructed. All voting instructions from ESOP plan participants must be received no later than 11:59 P.M. Eastern Time on August 12, 2024. If your instructions are not received by such time, the ESOP shares will be voted as directed by the CSW Industrials, Inc. ESOP Committee. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2, FOR PROPOSAL 3, AND FOR PROPOSAL 4. Continued and to be signed on reverse side